As Filed with the Securities and Exchange Commission on January 26, 2001

                                                 Registration No. 333-46460
                                                                  ---------


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                Amendment No. 2
                                ---------------


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                FNB CORPORATION
             (Exact name of registrant as specified in its charter)

         Virginia                                   6022                                  54-1791618
(State or other jurisdiction of            (Primary Standard Industrial          (I.R.S. Employer Identification
 incorporation or organization)            Classification Code Number)                       Number)

                                105 Arbor Drive
                         Christiansburg, Virginia 24068
                                 (540) 382-4951
  (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                            Peter A. Seitz, Esquire
                                FNB Corporation
                                105 Arbor Drive
                            Christiansburg, VA 24068
                                 (540) 382-4951
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With a copy to:


   Fred W. Palmore, III, Esquire                   Richard Fisch, Esquire
   Scott M. J. Anderegg, Esquire                  Malizia Spidi & Fisch, PC
Troutman Sanders Mays & Valentine LLP               1100 New York Avenue
  1111 E. Main Street, 23/rd/ Floor                     Suite 340 West
         P. O. Box 1122                            Washington, D.C. 20005
    Richmond, VA 23218-1122                          (202) 434-4660
         (804) 697-1396                             (202) 434-4661 (Fax)
      (804) 697-1339 (Fax)


     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_] If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [_] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                               [SWVA Letterhead]

                               January __, 2001


                 Proposed Merger - Your Vote is Very Important
                 ---------------------------------------------

Dear Fellow Shareholders:


        We cordially invite you to attend the annual meeting of the shareholders of SWVA Bancshares, Inc. to be held at ________________________________, on
______________, at __________. The meeting is being held for the following purposes:


    .    to elect two directors;

     . to ratify the appointment of Cherry Bekaert & Holland LLP as independent auditors for the fiscal year ending June 30, 2001; and


     . to consider and vote on the proposed merger of SWVA with FNB Corporation, a bank holding company headquartered in Christiansburg, Virginia and the parent company of First National Bank. In the merger, you will have the option to receive either $20.25 in cash, or shares of FNB stock with an aggregate market value of $20.25, or a combination of cash and stock subject to certain limitations. For those SWVA shares that are converted into FNB shares, the number of FNB shares issued will be determined by dividing $20.25 by the average closing price of FNB's stock for the 30 trading days ending 10 days prior to the closing of the merger. FNB will not be required to issue more than
          1.324 shares of FNB stock for each SWVA share, and SWVA will not be required to accept less than 1.083 shares of FNB stock for each SWVA share. Based on the closing price of FNB stock on _____________, 2001 of $____________:


If you choose:  Then you are asking to receive:   This choice is   Value as of
                                                  generally:       __/__/2001:
stock           ________ shares of FNB stock      not taxable    $_____
cash               $20.25 in cash                 taxable        $_____


     Also, SWVA and FNB have agreed that 20% of the total consideration received by SWVA shareholders from FNB will be cash and the remaining 80% will be FNB stock. Therefore, the cash or FNB stock you actually receive may be different from your election based on the choices made by other SWVA shareholders. The total estimated value of the merger to SWVA shareholders is $8,490,500.


     Any cash you receive will generally be taxable, at least to the extent of any gain you realize in the transaction, but you will not recognize gain or loss to the extent you receive FNB shares for your SWVA shares.


     FNB has also entered into a merger agreement with CNB Holdings, Inc. of Pulaski, Virginia which owns Community National Bank. If the merger with SWVA occurs and the merger with CNB Holdings, Inc., also occurs, SWVA shareholders will own approximately 8.3% of the combined company and CNB shareholders will own approximately 6.0% of the combined company. The proposed merger with CNB Holdings, Inc. has been placed on hold and may be adversely affected because of litigation recently filed against CNB. See "Merger with CNB Holdings, Inc." on page ______.


     Your board of directors, which owns or controls approximately 12.8% of the SWVA shares, has unanimously approved the merger and believes it is in the best interest of SWVA and you, our shareholders, and will vote their shares in favor of the merger. Accordingly, the Board unanimously recommends that you vote "FOR" the merger.

     This proxy statement/prospectus provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully, including the Risk Factors section, beginning on page ____.

     We hope you will attend the annual meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do not return your card or vote in person, the effect will be a vote against the merger. You can revoke your proxy by writing to us at any time before the meeting or by attending the meeting and voting in person.
                                         Sincerely,
                                         B. L. Rakes, Chairman

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities to be issued by FNB in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either FNB or SWVA, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     This proxy statement/prospectus is dated ___________, 2001, and is first being mailed to shareholders on or about __________, 2001.

     This proxy statement/prospectus incorporates by reference important business and financial information about FNB and SWVA that is not included with this proxy statement/prospectus. Such documents are available without charge upon request from: FNB Corporation, 105 Arbor Drive, Christiansburg, VA 24068-0600, (540) 382-4951, Attention: Secretary, as to FNB documents; SWVA Bancshares, Inc., 302 Second Street, S.W., Roanoke, VA 24011-1597, (540) 343-0135, Attention: Secretary, as to SWVA documents. In order to ensure timely delivery of the documents, any request should be made by _________________, 2001. The requested documents will be sent by first class mail within one business day of the receipt of the request.

                                [SWVA Letterhead]

                    Notice Of Annual Meeting Of Shareholders
                    To Be Held On __________ __, 2001

     On __________ __, 2001, SWVA Bancshares, Inc. will hold the annual meeting of shareholders at ____________________________________________________________.
The meeting will begin at [10:30 a.m. local time.]

     Only shareholders of record at the close of business on __________, 2001, may vote at the meeting or any adjournments or postponements that may take place. The meeting is for the purpose of considering and acting upon:

     .  the election of two directors;

     . the ratification of the appointment of Cherry Bekaert & Holland LLP as independent auditors for the fiscal year ending June 30, 2001;

     . the approval and adoption of the Agreement and Plan of Merger between SWVA Bancshares, Inc. and FNB Corporation, a copy of which is enclosed as Appendix A. Shareholders are entitled to assert dissenter's rights under Article 15 of the Virginia Stock Corporation Act, a copy of which is enclosed as Appendix C; and

     . any other business properly brought before the meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the meeting. Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which the meeting may be adjourned.

     YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS MERGER PROPOSAL.

     1. The merger will not occur unless holders of at least two-thirds of the outstanding shares of SWVA common stock approve it. If approved, we anticipate the merger will occur in the ____ quarter of 2001.

     The approximate date of mailing this proxy statement/prospectus and card is [January __], 2001.

     For information regarding the proposed merger, please review the proxy statement/prospectus delivered with this notice which discusses in detail the proposed merger.

                              By order of the Board of Directors,


                              _______________________________________
                              Barbara C. Weddle, Secretary
Roanoke, Virginia
_________,  2001


REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE PROMPTLY BY DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

                               Table Of Contents

                                                                                           Page
Summary.................................................................................

Risk Factors............................................................................

Forward Looking Statements..............................................................

Comparative Market Price Information....................................................

Selected Historical Consolidated Financial Data.........................................

Selected Historic Consolidated Financial Data for FNB...................................

Selected Historic Consolidated Financial Data for SWVA..................................

Selected Unaudited Pro Forma Combined Financial Data....................................

Comparative Per Share Data..............................................................

The Merger..............................................................................
     Background of the Merger...........................................................
     Reasons of SWVA for the Merger.....................................................
     Accounting Treatment...............................................................
     Federal Income Tax Consequences of the Merger......................................
     Rights of Dissenting Shareholders..................................................

Opinion of SWVA's Financial Advisor.....................................................
     General............................................................................
     Transaction Summary................................................................
     Comparable Transaction Analysis....................................................
     Discount Cash Flow Analysis........................................................
     Impact Analysis....................................................................

Interests of Certain Persons in the Merger..............................................
     Indemnification....................................................................
     Management Following the Merger....................................................
     Extension of Employment Agreements.................................................
     Employee Benefit Plans.............................................................

Terms of the Agreement and Plan of Merger...............................................
     Conditions to the Merger...........................................................
     Regulatory Approvals...............................................................
     Waiver, Amendment and Termination..................................................
     Conduct of Business Pending the Merger.............................................
     Expenses...........................................................................
     Termination Fees...................................................................

     Resales of FNB Common Stock........................................................
     Election and Allocation of Consideration...........................................
     Exchange of SWVA Stock.............................................................

Merger with CNB Holdings, Inc...........................................................

Acquisition of First Union Branches.....................................................

The SWVA Shareholder Meeting............................................................
     General............................................................................
     Record Date; Voting Power..........................................................
     Vote Required......................................................................
     Recommendation of the Board of Directors of SWVA...................................
     Solicitation and Revocation of Proxies.............................................
     Other Matters......................................................................

Additional Information Regarding the Annual Meeting.....................................
     Voting Securities and Holders Thereof..............................................
     Section 16(a) Beneficial Ownership Reporting Compliance............................
     Election of Directors..............................................................
     Report of the Audit Committee......................................................
     Executive Compensation.............................................................
     Ratification of Auditors...........................................................

The Companies...........................................................................
     SWVA...............................................................................
     FNB................................................................................

Description of FNB Capital Stock........................................................
     Common Stock.......................................................................
     State Anti-Takeover................................................................
     Listing of FNB Common Stock........................................................

Differences in the Rights of FNB Shareholders and SWVA Shareholders.....................
     General............................................................................
     Authorized Capital.................................................................
     Amendment of Articles of Incorporation and Bylaws..................................
     Mergers, Consolidations and Sales of Assets........................................
     Size and Classification of Board of Directors......................................
     Vacancies and Removal of Directors.................................................
     Director Liability and Indemnification.............................................
     Special Meetings of Shareholders...................................................
     Shareholder Nominations and Proposals..............................................

Regulation..............................................................................
     General............................................................................
     FDIC Regulations...................................................................
     Regulatory Capital Requirements....................................................
     Deposit Insurance..................................................................
     Federal Reserve System.............................................................
     Office of Thrift Supervision.......................................................
Unaudited Pro Forma Combined Condensed Financial Statements.............................
Comparative Per Share Data..............................................................
Experts.................................................................................

Validity of FNB Common Stock............................................................

Shareholder Proposals...................................................................

Available Information...................................................................

Incorporation of Certain Information by Reference.......................................

Appendices
----------

A. Agreement and Plan of Merger and the Plan of Merger between SWVA and FNB, dated as of August 7, 2000

B.   Opinion of RP Financial

C.   Article 15 of the Virginia Code

                                    Summary

     This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. To better understand the merger of FNB Corporation and SWVA Bancshares, Inc., and for a more complete description of the merger and related transactions, we urge you to read this entire document carefully, including the appendices.

The Merger (page ___)

     The Boards of FNB and SWVA have unanimously agreed to a merger of their two bank holding companies. SWVA will be merged into FNB and FNB will survive. The officers and employees of Southwest Virginia Savings Bank, FSB will not change as a result of the merger. After the merger is completed, Southwest Virginia Savings Bank, FSB will continue to serve you as before but will be a wholly-owned subsidiary of FNB.

     The merger will not occur unless the holders of at least two-thirds of the outstanding shares of SWVA stock vote in favor of the merger.

Reasons for the Merger

     The Board of SWVA believes that the merger with FNB is in the best interest of SWVA and its shareholders for a number of reasons. It is the Board's assessment that the combined company resulting from the merger would better be able to compete in and serve the needs of the customers and communities in which it will operate. In determining the merger was in the best interest of SWVA shareholders, the Board also considered the financial condition and prospects of FNB, the terms of the merger agreement, the dividends that have been paid on and the increased liquidity afforded by FNB stock, and the fairness opinion which it received from RP Financial.

SWVA Shareholders Will Receive $20.25 in Cash or FNB Common Stock for Each SWVA Share

     In the merger, you will have the option to elect to receive only cash, only FNB common stock, a combination of cash and stock, or to indicate no preference in return for each of your SWVA shares, subject to the limitations described below. If you indicate no preference, FNB will make the election for you and you may receive all cash, all FNB common stock or a combination of cash and FNB stock.

     You will receive $20.25 for each share of your SWVA stock converted into cash. If your SWVA shares are converted into FNB shares, the number of FNB shares you receive will be determined by dividing $20.25 by the average closing price of FNB stock for the thirty trading days ending ten days prior to the closing of the merger and multiplying the result by the number of your SWVA shares being converted into FNB shares. However, SWVA and FNB have agreed that FNB will not be required to issue more than 1.324 shares of its stock for each share of SWVA stock if the average closing price of FNB stock is less than $15.30 per share, and SWVA will not be required to accept less than 1.083 shares of FNB stock for each share of SWVA stock if the average closing price of FNB stock is more than $18.70.


     The following table describes these parameters by illustrating what a holder of 100 shares of SWVA stock receiving either all cash, all FNB stock or 20% cash and 80% FNB stock would receive based on the following average closing prices:

If the Average Closing                      All FNB          Market                         80% FNB      Market
----------------------                      -------          ------                         -------      ------
Price of FNB Stock is     All Cash*          Stock           Value**         20% Cash*       Stock       Value**
---------------------     ---------          -----           -------         ---------       -----       -------
        $15.00             $2,025         132 shares        = $1,986          $405  +    106 shares =    $1,994
        $15.30             $2,025         132 shares        = $2,025          $405  +    106 shares =    $2,025
        $17.00             $2,025         119 shares        = $2,025          $405  +     95 shares =    $2,025
        $18.70             $2,025         108 shares        = $2,025          $405  +     87 shares =    $2,025
        $19.00             $2,025         108 shares        = $2,058          $405  +     87 shares =    $2,051


*All cash is taxable to the recipient.        **Including cash paid in lieu of
fractional shares.

     In all cases, elections to receive cash or stock are subject to the requirement that the amount of cash to be distributed to SWVA shareholders shall be equal to $1,785,742 (plus any cash paid for fractional shares). Therefore, the cash or stock you actually receive may vary from the cash or stock you elected to receive. Also, FNB has the right to change the total cash paid to more closely follow the actual elections of SWVA shareholders as long as the change in the cash consideration does not affect the desired tax treatment of the merger as a "reorganization" for federal income tax purposes. Unless changed by FNB, the maximum number of SWVA shares that can be exchanged for cash is 83,856.

     For a discussion of the effect of the limitations on the maximum and minimum number of FNB shares that will be issued, changes in the average closing price of FNB stock and the timing of the calculation of the number of FNB shares that will be issued on what SWVA shareholders will receive, see "Risk Factors" on page ___.

     You should not send in your stock certificates until you receive further instructions.


Any cash you receive will generally be taxable, at least to the extent of any gain you realize on your SWVA shares, but you will not recognize gain or loss to the extent you receive FNB shares for your SWVA shares.

     Neither FNB nor SWVA will recognize gain or loss as a result of the merger. Additionally, you will not recognize gain or loss by exchanging your SWVA shares for shares of FNB common stock. In general, however, SWVA shareholders will recognize taxable gain (but normally not in excess of your realized gain) for any cash they receive in the merger in exchange for shares of SWVA stock or in lieu of fractional shares. SWVA has received a tax opinion from Troutman Sanders Mays & Valentine LLP with respect to the tax treatment of the merger.


Market Price Information

     The following table sets forth the last sale price of FNB common stock, SWVA common stock and the equivalent price per share on August 7, 2000, the last trade date before we announced the merger and on __________ __, 2001, the last practicable date prior to the mailing of this proxy statement/prospectus.

                                                     Equivalent
                                                     ----------
                           FNB           SWVA        Per Share
                           ---           ----        ---------
                       Common Stock  Common Stock  Prices of SWVA
                       ------------  ------------  --------------
August 7, 2000               $16.00        $8.125          $20.25
__________ __, 2001

     The market price of both FNB and SWVA common stock will fluctuate prior to the merger. You should obtain current market quotations for FNB and SWVA common stock.

Allocation of Cash and Stock Consideration (page __)


     The amount of cash and stock which you receive may differ from your actual election because the total amount of cash SWVA shareholders may receive in the merger is fixed and because the desired tax treatment of the merger limits the amount of cash SWVA shareholders may receive. If SWVA shareholders elect to receive more FNB common stock than permitted and you elected to receive FNB stock, you may receive part of your consideration in cash. If SWVA shareholders elect to receive cash for more than 83,856 SWVA shares, and you elected cash for your SWVA shares, you may receive part of your consideration in the form of FNB common stock.

     FNB may increase or reduce the amount of cash delivered and increase or reduce the number of shares issued pursuant to the merger to more closely follow the actual election of SWVA shareholders as long as the changes do not jeopardize the treatment of the merger as a "reorganization" for federal income tax purposes.

You Will Receive Cash Instead of Fractional Shares (page ____)

     Shareholders will receive cash in lieu of any fractional share of FNB common stock to be received in the merger, based upon the average closing price of FNB common stock over a 30 day trading period ending ten days prior to the merger.

What Portion of the Combined Company FNB Shareholders and SWVA Shareholders Will Own After the Merger

     After completion of the merger of FNB and SWVA, current FNB shareholders will own 91.1% of the combined company and current SWVA shareholders will own 8.9%.

     FNB has also entered into an agreement with CNB Holdings, Inc. of Pulaski, Virginia which owns Community National Bank. If the merger with SWVA occurs and the merger with CNB Holdings, Inc., also occurs, SWVA shareholders will own approximately 8.3% of the combined company, and CNB shareholders will own approximately 6.0% of the combined company.




Dividends (page ___)

     FNB has regularly paid cash dividends. The merger agreement does not restrict FNB's or SWVA's ability to declare or pay regular periodic cash dividends consistent with past practice through the closing of the merger.


     The current quarterly dividend for FNB is $.18 per share. SWVA currently pays a semi-annual dividend of $.20 per share. Following the merger, FNB intends to maintain its quarterly dividend at its current level. The FNB Board of Directors, however, will use its discretion to decide whether and when to declare dividends and in what amount.


Opinions of Financial Advisor (page ____)

     SWVA's financial advisor, RP Financial, has given an opinion to the SWVA Board of Directors as of _________________, that, based on its analysis, the consideration to be paid to the SWVA shareholders is fair to the SWVA shareholders from a financial point of view. RP Financial will be paid $60,000 plus out-of-pocket expenses for its opinion and related financial advisory services. The opinion is attached as Appendix B to this proxy statement/prospectus.

Dissenter's Rights (page ____)

     Each holder of SWVA common stock who dissents from the merger is entitled to the rights and remedies of dissenting shareholders as provided in Article 15 of the Code of Virginia, subject to compliance with the procedures set forth in the article. A copy of Article 15 of the Code of Virginia is attached as Appendix C to this proxy statement/prospectus. A vote against the merger will not in itself constitute written notice of a shareholder's intent to demand payment under Article 15 and failure to vote will also not constitute timely written notice.

The Companies (page _____)

          FNB Corporation                           SWVA Bancshares, Inc.
          105 Arbor Drive                           302 2nd Street, S.W.
          Christiansburg, Virginia 24068            Roanoke, Virginia 24011
          (540) 382-6041                            (540) 983-1405

FNB

     FNB is a Virginia bank holding company formed in 1996. FNB's wholly-owned subsidiary, First National Bank, offers a full array of banking services through twelve retail offices located in Montgomery, Pulaski and Wythe counties and the towns of Blacksburg and Christiansburg, and the city of Radford, Virginia. First National Bank, which was organized in 1905, serves the commercial, business, agricultural, and personal banking needs of its market area, commonly referred to as the New River Valley.

SWVA

     SWVA Bancshares, Inc. headquartered in Roanoke, Virginia, is a unitary thrift holding company that commenced operations in June 1994, while its wholly owned subsidiary, Southwest Virginia Savings Bank, FSB, began operations in 1927. Southwest Virginia Savings Bank, FSB has five retail offices through which it operates by attracting deposits from the general public and using deposit funds to make commercial, consumer, and residential construction and permanent mortgage real estate loans. In addition, it has one loan production office.

The Meeting (page ____)

     SWVA will hold its annual meeting of shareholders at [10:30 a.m.], on ___________, 2001 at ____________________________________________, Roanoke,
Virginia.

     Shareholders of SWVA will be asked to approve the merger agreement at the annual meeting. Shareholders will also be asked to elect two directors and ratify the appointment of independent auditors.

     Approval of the merger will require the affirmative vote of at least two-thirds of the outstanding shares of SWVA common stock.

     You will have one vote for each share of SWVA common stock held on __________ ___, 2001.

     The directors and executive officers of SWVA and their affiliates own approximately 15% of the shares of SWVA common stock entitled to vote, which is approximately 22% of the vote required for approval of the merger agreement.

Recommendations of the Board of Directors of SWVA (page ____)

     The SWVA Board of Directors, by unanimous vote, has approved the merger agreement, believes the merger is fair and in the best interests of SWVA and the SWVA shareholders, and recommends that SWVA shareholders vote "FOR" the approval of the merger agreement.

Management Following the Merger (page _____)

     The directors, officers and employees of Southwest Virginia Savings Bank, FSB will not change as a result of the merger except that J. Daniel Hardy, Jr., President and Chief Executive Officer of FNB, shall be appointed to the Board of Directors of Southwest Virginia Savings Bank, FSB. B. L. Rakes and F. Courtney Hoge, directors of SWVA, will be appointed to the Board of Directors of FNB. At the next annual meeting of shareholders of FNB, management of FNB has agreed to recommend to its shareholders that Mr. Rakes and Mr. Hoge be elected to the Board of Directors of FNB.

Background of Merger

     In April 2000, SWVA engaged RP Financial to evaluate the strategic alternatives available to SWVA with a particular focus on alternatives to increase shareholder value. The evaluation indicated that a strategic merger could possibly generate a higher return for shareholders.

     At the direction of the SWVA Board, RP Financial contacted five potential merger partners. Four potential merger partners executed confidentiality agreements and reviewed financial and corporate information concerning SWVA's operations. Two potential merger partners submitted written indications of further interest.

     During the summer of 2000, SWVA requested revised indications of interest as to price and structure of any proposed transaction from the two remaining interested parties. After reviewing the two revised indications of interest, the SWVA Board decided to pursue additional discussions with FNB. RP Financial and SWVA's legal counsel had several negotiating sessions with FNB's management, legal counsel, and financial advisor to negotiate the structure, price and terms of a proposed merger. In August 2000, the parties entered into the Agreement and Plan of Merger.

Terms of the Merger Agreement (page ____)

     The merger agreement is attached as Appendix A to this proxy statement/prospectus. You are encouraged to read the merger agreement in its entirety.

Conditions to the Merger (page ____)


     Completion of the merger is subject to a number of conditions , including:


     . approval by the holders of at least two-thirds of the outstanding shares of common stock of SWVA;

     . receipt by FNB and SWVA of an opinion of counsel that the merger will be treated as a reorganization under the Internal Revenue Code and that no gain or loss will be recognized by shareholders of SWVA to the extent they receive FNB common stock;

     . approval by the Federal Reserve Board and any other regulatory authority whose approval is required for consummation of the merger and such approvals shall not have imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the merger;

     . each company's performance in all material respects of its obligations under the merger agreement;

     . each company's representations and warranties contained in the merger agreement being, and continuing to be, true and correct in all material respects; and

     .  no injunction that prohibits the merger.

Termination of the Merger (page _____)

     The merger agreement allows for termination of the agreement for a number of reasons, including:

     .  by mutual consent of FNB and SWVA;

     . by either company if the closing does not occur on or before June 1, 2001;

     . by either company if the required SWVA shareholder approval is not obtained;

     . by either company if other conditions to the merger have not been met or waived;

     .  by either company based on an uncured material breach of the other;

     . by SWVA if the average closing price of FNB's stock over the 30 trading day period ending 10 days prior to the closing of the merger is less than $14.00, unless FNB agrees to increase the exchange ratio to what it would be if the average closing price were equal to $14.00, so that the SWVA shareholders would receive 1.324 shares of FNB stock for each share of SWVA stock;

     . by FNB if the average closing price of FNB's stock over the 30 trading day period ending 10 days prior to the closing of the merger is greater than $20.00, unless SWVA agrees to decrease the exchange ratio to what it would be if the average closing price were equal to $20.00, so that the SWVA shareholders would receive 1.083 shares of FNB stock for each share of SWVA stock, provided, however, that if FNB has entered into a merger agreement under which it would be the acquired entity, then FNB could not terminate its acquisition of SWVA based on a greater than $20.00 average closing price and the exchange ratio would be set at 1.083; or

     .  by FNB due to the occurrence of a Termination Event, as described below.

Termination Fees (page ___)

     If either company terminates the merger agreement because of the other company's material breach or failure to comply with its obligations under the merger agreement, such company will be reimbursed by the other for its costs and expenses.

     SWVA has agreed to pay FNB a termination fee of $250,000 within five business days after written notice of FNB's termination of the merger agreement because of any of the following "Termination Events":

     . SWVA, without having received FNB's prior written consent, enters into an agreement to be acquired by someone other than FNB or such other person acquires directly from SWVA securities representing 10% or more of the outstanding common stock of SWVA; or

     . another person acquires beneficial ownership or a right to acquire beneficial ownership of 20% or more of the outstanding common stock of SWVA; or

     . another person makes a bona fide proposal to SWVA by public announcement or written communication that becomes the subject of public disclosure to acquire SWVA by merger, share exchange or other similar transactions and following such announcement the merger agreement with FNB fails to receive the required approval of the SWVA shareholders.

Regulatory Approvals (page ____)

     FNB and SWVA have received the approval of the Board of Governors of the Federal Reserve System to complete the merger if shareholders approve the transaction.

Interest of Insiders in the Merger (page ______)

     On the effective date of the merger, the existing employment agreements for
D. W. Shilling, the president and chief executive officer of Southwest Virginia Savings Bank, FSB, and Barbara Weddle, Senior Vice President of the Bank, will be amended to extend such employment agreements for 36 months and 12 months, respectively, from the effective date of the merger. Mr. Shilling and Ms. Weddle currently receive annual compensation of $105,000 and $83,200, respectively. On the effective date of the merger, FNB will also enter into an agreement with B. L. Rakes in which FNB will agree to pay Mr. Rakes $17,000 in consideration for his agreement not to compete with FNB and its affiliates for a period of one year. Mr. Rakes and F. Courtney Hoge will each receive as directors of FNB an annual director's fee of $12,000, a grant of up to 300 shares of FNB stock and options to acquire up to 3,500 shares of FNB stock. In addition, under the merger agreement, all awards made to officers and directors under SWVA's stock option plans will be converted into and become options to acquire FNB common stock.

Accounting Treatment (page _____)

     The merger will be accounted for under the purchase method of accounting.

Listing of FNB Common Stock (page ____)

     FNB common stock trades on the NASDAQ National Market System under the symbol "FNBP."


Differences in the Rights of SWVA and FNB Shareholders (page _____)

     There are a few significant differences in the rights of SWVA shareholders and FNB shareholders under their respective articles of incorporation and bylaws, however, there are no significant differences concerning the rights of shareholders to amend the articles and bylaws, to approve a merger, to remove a director or to call a special meeting.

Resales of FNB Common Stock (page ____)

     Generally, shares of FNB common stock received in the merger will be freely transferable. However, resales of shares held by SWVA "affiliates" under applicable federal securities laws (generally directors, certain executive officers and shareholders owning ten percent or more) will be restricted.

Additional Acquisition (page ___)

     On July 10, 2000, FNB entered into an Agreement and Plan of Merger with
CNB Holdings, Inc., the parent of Community National Bank in Pulaski, Virginia. The merger is subject to the approval of the shareholders of CNB Holdings, Inc. and appropriate regulatory agencies, and other standard conditions for transactions of this nature including a requirement that no material adverse change in the financial condition or business of CNB Holdings shall have occurred since December 31, 1999. On November 22, 2000, a suit was filed against Community National Bank seeking damages in the amount of $3,411,875.06. Community National Bank has denied liability and has indicated that it has substantial defenses, opportunities to limit recoverable damages, if any, and a potential claim for indemnity. However, in view of the amount of damages claimed and the inherent uncertainty of litigation, the proposed merger with CNB Holdings, Inc. has been delayed and could be adversely affected. If the merger with SWVA occurs and the proposed merger with CNB Holdings, Inc. also occurs, SWVA shareholders will own approximately 8.3% of the combined company.

                                 Risk Factors

     Shareholders of SWVA should consider carefully all the information contained in this proxy statement/prospectus, including the following:

Effects of Fluctuations in Trading Price of FNB Common Stock

     The merger agreement provides that SWVA shareholders will receive for each of their SWVA shares either cash in the amount of $20.25, or FNB common stock equal to $20.25 , or a combination of cash and stock. What a SWVA shareholder will receive is subject to the limitation that FNB will not be required to issue more than 1.324 shares of its stock for each SWVA share if the average closing price of FNB stock prior to the merger is less than $15.30 per share, and SWVA will not be required to accept less than 1.083 shares of FNB stock if the average closing price of FNB stock is more than $18.70. The average closing price of FNB stock will be determined over a thirty day trading period ending ten days before the closing of the merger. It is possible that the market value of the FNB stock that you receive may be higher than $20.25 per SWVA share if the average closing price of FNB stock during such period is more than $18.70, and it is also possible that the market value of the FNB stock you receive in the merger may be lower than $20.25 per share if the average closing price of FNB stock is less than $15.30 during such period. It is also possible that the market value of the FNB common stock which you receive will be higher or lower than $20.25 per share of SWVA stock depending on the direction of the price movement of FNB stock after the expiration of the period during the average closing price of FNB stock is calculated. Also, there can be no assurance that following the merger the price of FNB stock will not decline from the average closing price used in calculating the number of FNB shares you will receive in the merger.

Cash and/or Stock Paid in the Merger May be Different >From What Shareholders Elect

     Your election to receive cash or stock may not be honored for the following reasons. The aggregate amount of cash FNB will pay in exchange for SWVA stock in the merger is fixed. If you, along with other SWVA shareholders, make elections for too many shares of SWVA stock to be converted into cash, you may receive part of your consideration in the form of FNB stock. On the other hand, if you, along with other SWVA shareholders, make elections for too many shares of FNB stock, you may receive part of your consideration in the form of cash.

     Although FNB may reallocate the amount of cash and shares of FNB common stock to more closely follow the actual elections of shareholders, the reallocation amounts may be insufficient to follow shareholders' actual elections exactly. FNB may not reallocate the amount of cash or increase the number of shares issued if such reallocation would prevent the desired tax treatment of the merger as a "reorganization" for federal income tax purposes.


                          Forward Looking Statements
                          --------------------------

     This proxy statement/prospectus contains or incorporates by reference certain forward looking statements with respect to the financial condition, results of operations and business of FNB and, assuming the consummation of the FNB/SWVA merger and the proposed merger with CNB Holdings, Inc., a combined FNB/SWVA/CNB, including statements relating to the impact of the merger on revenues, including the potential for enhanced revenues. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) costs or difficulties related to the integration of the businesses of SWVA and CNB Holdings, Inc. with FNB, are greater than expected; (2) revenues following the mergers are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) changes in the interest rate environment reduce interest margins; (5) general economic conditions, either nationally or in Virginia in which the combined company will be doing business, are less favorable than expected; (6) legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged; or (7) the CNB merger is not consummated or is consummated on different terms.

                     Comparative Market Price Information

FNB

     The FNB shares are listed for trading on the NASDAQ National Market System under the symbol "FNBP". The following table sets forth, for the fiscal quarters indicated, the dividends paid and the high and low sales prices of FNB shares as reported under the NASDAQ Composite Transactions Reports in The Wall Street Journal.

                                                                      FNB
                                                 --------------------------------------------
                                                      High            Low        Dividend
                                                      ----            ---        --------
2000
  First Quarter................................      $21.500         15.000         0.17
  Second Quarter...............................       18.375         14.500         0.17
  Third Quarter................................       17.500         14.000         0.18
  Fourth Quarter...............................       17.000         15.750         0.18

1999
  First Quarter................................       22.270         19.350         0.15
  Second Quarter...............................       21.820         18.180         0.15
  Third Quarter................................       23.000         20.460         0.16
  Fourth Quarter...............................       22.500         17.000         0.17
1998
  First Quarter................................       22.950         20.000         0.14
  Second Quarter...............................       24.550         21.820         0.14
  Third Quarter................................       26.140         20.660         0.14
  Fourth Quarter...............................       22.730         21.030         0.16
1997
  First Quarter................................       18.390         16.530          ---
  Second Quarter...............................       17.350         16.320         0.08
  Third Quarter................................       19.010         16.530         0.13
  Fourth Quarter...............................       19.630         17.770         0.14

     Both the trading values and per share dividends above have been adjusted to retroactively reflect the effect of a 10% stock dividend in both 1999 and 1998 and a 2 for 1 stock split effected in the form of a 100% stock dividend in 1997.

SWVA

     The SWVA shares are traded over-the-counter with prices reported on the OTC Bulletin Board under the symbol SWVB. The following table sets forth, for the fiscal quarters indicated, the dividends paid and the high and low sales prices of SWVA shares as furnished by Wheat First Union, Roanoke, Virginia and Scott and Stringfellow, Roanoke, Virginia.

                                                                        SWVA
                                               ---------------------------------------------------
                                                      High             Low            Dividend
                                                      ----             ---            --------
2000
  First Quarter................................     $12.000           9.130              0.20
  Second Quarter...............................      10.500           9.130               ---
  Third Quarter................................      18.500           8.120              0.20
1999
  First Quarter................................      16.030          13.500              0.20
  Second Quarter...............................      15.500          13.000               ---
  Third Quarter................................      14.500          12.750              0.20
  Fourth Quarter...............................      12.750          11.250               ---
1998
  First Quarter................................      21.030          19.750              0.15
  Second Quarter...............................      21.000          20.250               ---
  Third Quarter................................      20.380          15.500              0.20
  Fourth Quarter...............................      17.250          10.000               ---
1997
  First Quarter................................      17.250          14.500              0.15
  Second Quarter...............................      17.000          15.000               ---
  Third Quarter................................      21.000          16.000              1.15
  Fourth Quarter...............................      21.000          19.000               ---

                Selected Historical Consolidated Financial Data

     FNB and SWVA are providing the following financial information to aid you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with the historical consolidated financial statements of FNB and SWVA and the related notes contained in Annual Reports on Forms 10-K and 10-KSB and Quarterly Reports on Forms 10-Q and 10-QSB that FNB and SWVA have previously filed with the Securities and Exchange Commission. See "Available Information."

     The Selected Historical Consolidated Financial Data for FNB as of and for the nine months ended September 30, 2000 and 1999 have not been audited, but in the opinion of management contain all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial condition and results of operations for such periods.

     The results of operations for the nine month period ended September 30, 2000, are not necessarily indicative of the results to be expected for the remainder of the year or any other period.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR FNB

                                For the Nine Months
                                Ended September 30,               For the Year Ended December 31,
                               ---------------------    -----------------------------------------------------
                                  2000       1999         1999       1998       1997       1996       1995
                               ----------  ---------    ---------  ---------  ---------  ---------  ---------
                                    (Unaudited)             (Dollars in thousands, except per share data)
EARNINGS SUMMARY:
Interest income                $   31,042     27,610       37,563     34,931     32,402     29,935     27,884
Interest expense                   14,839     13,011       17,610     17,249     16,764     15,016     14,081
Noninterest income                  2,600      2,787        3,729      3,436      2,707      2,460      2,315
Noninterest expense                11,084     10,313       13,964     12,395     11,306     10,089      9,695
Net income                          5,051      4,732        6,327      5,931      5,165      5,204      4,674

SHARE DATA:
Weighted average common
 shares outstanding:
   Basic                        3,999,724  3,980,202    3,982,147  3,959,084  3,917,654  3,878,209  3,827,075
   Fully diluted                3,999,779  3,980,202    3,982,147  3,959,084  3,917,654  3,878,209  3,827,075
Net income per common
 share:
   Basic                       $     1.26       1.19         1.59       1.50       1.32       1.34       1.23
   Fully Diluted                     1.26       1.19         1.59       1.50       1.32       1.34       1.23
Cash dividends per common
 share                               0.52       0.46          .63        .57        .35        .50        .45

BALANCE SHEET SUMMARY:
Loans, net                     $  397,773    358,951      377,099    323,959    286,767    269,145    248,305
Total assets                      522,802    501,870      516,906    461,916    428,174    395,324    360,533
Total deposits                    424,248    397,834      398,871    386,257    352,545    335,402    315,777
Total stockholders' equity         51,022     45,850       47,579     44,401     40,213     35,828     32,191

PERFORMANCE RATIOS:
Return on average assets (1)         1.31       1.31         1.30       1.34       1.26       1.41       1.38
Return on average
 stockholders' equity (1)           13.72      13.83        13.75      14.00      13.59      15.20      15.64
Dividend payout ratio               41.20      39.01        39.89      38.44      26.08      36.99      37.27
Average equity to average
 assets                              9.53       9.48         9.44       9.60       9.31       9.26       8.82


(1) Data provided for the nine months ended September 30, 2000 and 1999 shown on an annualized basis.

     NOTES: (A) All share and per share data have been adjusted retroactively to reflect a 2 for 1 stock split effected in the form of a 100% stock dividend in 1997 and 10% stock dividends in 1998, and 1999.

     (B) Certain historical amounts have been reclassified to conform to the presentation applicable to the most current periods.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR SWVA

                                         Three Months
                                            Ended
                                         September 30,                      For the Year Ended June 30,
                                      ------------------        --------------------------------------------------
                                        2000      1999            2000       1999      1998      1997       1996
                                      --------  --------        --------   --------  --------  --------   --------
                                                                  (Dollars in thousands, except per share data)
EARNINGS SUMMARY:
Interest income                       $  1,602  $  1,451           6,028      5,791     5,808     5,310      4,906
Interest expense                           934       789           3,313      3,338     3,226     2,673      2,622
Noninterest income                         112       131             467        575       428       398        455
Noninterest expense                        739       608           2,586      2,493     2,198     2,392      2,242
Net income                                  20       124             396        345       461       414        306

SHARE DATA:
Weighted average common
shares outstanding
        Basic                          405,354   400,793         400,793    444,381   477,057   486,366    509,744
        Fully Diluted                  405,354   400,793         400,793    444,381   486,812   486,366    509,837
Net income per common
 share:
        Basic                         $    .05       .31             .99        .78       .97       .85        .60
        Fully Diluted                      .05       .31             .99        .78       .95       .85        .60
Cash dividends
  per common share                         .20       .20             .40        .40      1.30       .30        .30

BALANCE SHEET SUMMARY:
Loans, net                            $ 55,129    47,342          53,610     45,576    48,211    50,982     46,757
Total assets                            83,826    82,574          83,961     81,714    84,387    70,753     66,987
Total deposits                          66,634    65,880          64,748     62,094    68,288    57,933     57,643
Total stockholders'
  equity                                 6,854     6,699           6,742      6,791     8,327     8,602      8,675

PERFORMANCE RATIOS:
Return on average
 assets(1)                                0.97      0.60            .048       .042      0.59      0.60       0.46
Return on average
 stockholders' equity(1)                  1.16      7.23            5.96       4.41      5.41      4.87       3.50
Dividend payout                         400.00     64.52           49.00      51.00    134.00     35.00      50.00
Average equity to average
 assets                                   8.36      8.32            8.03       9.43     10.98     12.26      13.08


(1) Data provided for the three months ended September 30, 2000 and 1999 shown on an annualized basis.


             Selected Unaudited Pro Forma Combined Financial Data

     The following selected unaudited pro forma combined financial data gives effect to the merger as though the merger had occurred on September 30, 2000 in the case of balance sheet related data and on January 1, 1999, in the case of income statement related data. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The selected unaudited pro forma combined financial data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial condition of the combined company that would have occurred had the mergers occurred at the beginning of the periods presented, nor is the selected unaudited pro forma combined financial data necessarily indicative of future operating results or financial position of the combined company.

     The unaudited pro forma data in the tables assumes that the merger is accounted for using the purchase method of accounting (see "Accounting Treatment"). The data does not take into consideration any operating efficiencies that may be realized as a result of the merger.

     The selected unaudited pro forma combined financial data is based on, is qualified in its entirety by, and should be read in conjunction with the consolidated historical financial statements of FNB and SWVA incorporated by reference in this proxy statement/prospectus, as well as the Unaudited Pro Forma Combined Condensed Financial Statements and notes thereto beginning on page ___. See "Available Information," and "Incorporation of Certain Information by Reference."

     FNB uses a calendar year-end for financial reporting purposes, while SWVA uses a June 30 fiscal year-end. In order to enhance the comparability of this unaudited pro forma combined financial data, the historical SWVA financial information upon which this pro forma data is based was converted to a calendar year basis.

SELECTED PRO FORMA COMBINED                                                 As of
BALANCE SHEET DATA                                                    September 30, 2000
                                                                      ------------------
(in thousands)
     Total assets                                                          $  607,978
     Loans, net of allowance for loan losses                                  453,031
     Total deposits                                                           490,300
     Stockholders' equity                                                      57,528



SELECTED PRO FORMA COMBINED                             Year Ended         Nine Months Ended
STATEMENT OF INCOME DATA                               December 31,          September 30,
(in thousands except share data)                          1999                   2000
                                                       ------------        -----------------
     Interest income                                    $   43,304             $   35,687
     Interest expense                                       21,483                 17,645
     Noninterest income                                      4,221                  2,920
     Noninterest expense                                    16,577                 13,079
     Net income                                              6,162                  5,153

     Weighted average common shares
      outstanding for:
          Basic earnings per share                       4,344,813              4,362,390
          Fully diluted earnings per share               4,357,811              4,375,443

                                                        Year Ended         Nine Months Ended
PRO FORMA COMBINED PER                                 December 31,          September 30,
COMMON SHARE DATA (1)                                     1999                   2000
                                                       ------------        -----------------
     Basic earnings per common share                      $  1.42               $  1.18
     Fully diluted earnings per common share              $  1.41               $  1.18
     Cash dividends declared                              $  0.63               $  0.52
     Book value at September 30, 2000                                           $ 13.23

SELECTED PRO FORMA COMBINED FINANCIAL
RATIOS (1)
     Return on average assets (September 30,
      2000 annualized)                                       1.08%                 1.14%
     Return on average stockholders' equity
      (September 30, 2000 annualized)                       11.77%                12.32%
     Average stockholders' equity to average
      total assets at September 30, 2000                                           9.29%


NOTE: The above pro forma financial information reflects only the estimated effects of the proposed merger of FNB with SWVA. An additional merger and a purchase of two branches are also planned which are not reflected in these pro forma amounts. The impact of all three of these transactions is detailed in the Unaudited Pro Forma Combined Condensed financial statements and notes thereto beginning on page _______. That section details the estimated effects of those transactions under three separate assumptions regarding the potential market price of FNB common stock upon which the ultimate exchange ratios for the two mergers would be based. The Selected Pro forma financial information above reflects the midpoint assumption of a $17 stock price.

(1) Per Common Share Data and Selected Financial Ratios are presented for the year and nine months ended December 31, 1999 and September 30, 2000, respectively, for information related to the Pro Forma combined income statement. Such information is presented only as of September 30, 2000, to the extent related to the Pro Forma combined balance sheet.


                          Comparative Per Share Data

     The following table sets forth certain historical, pro forma and pro forma equivalent per share financial information for the common stock of FNB and SWVA. The pro forma and pro forma equivalent per share information gives effect to the merger as if the merger had been effective on the dates presented, in the case of the book value data, and as if the merger had become effective January 1, 1999, in the case of the net income and dividends declared data presented. The pro forma data in the table assumes that the merger is accounted for using the purchase method of accounting. See "Accounting Treatment." The information presented herein is based on, and is qualified in its entirety by, the historical financial statements, including the notes thereto, of FNB and SWVA incorporated by reference herein, and should be read in conjunction therewith. See "Available Information," and "Incorporation of Certain Information by Reference." The pro forma and equivalent pro forma per share data in the following table is presented for comparative purposes only and are not necessarily indicative of what the combined financial position or results of operations would have been had the merger been consummated during the periods or as of the date for which the pro forma table is presented.

     The ultimate exchange ratio for the merger will be based upon the average per share market price of FNB common stock over a 30 day trading period shortly before the closing of the merger. The table below reflects a $17 per share assumed market price of FNB common stock. The $17 per share assumption represents the mid-point of the range of the assumptions presented.

    The data in the following table reflects only the proposed merger of FNB with SWVA. An additional merger and a purchase of two branches are also planned which are not reflected in these amounts. See "Unaudited Pro Form Combined Condensed Financial Statements" starting on page _____.

                          COMPARATIVE PER SHARE DATA

                     ASSUMES FNB STOCK PRICE OF $17/SHARE

                                                                                                       PER
                                                     FNB             SWVA           PRO FORMA       EQUIVALENT
                                                  HISTORICAL     HISTORICAL (1)      COMBINED      SWVA SHARE (2)
                                                  ----------     --------------      --------      --------------
NET INCOME FOR THE YEAR ENDED
DECEMBER 31, 1999
    Basic                                           $  1.59          $  0.92        $  1.42 (3)        $  1.69
    Fully diluted                                      1.59             0.92           1.41 (3)           1.68

NET INCOME FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 2000
    Basic                                              1.26             0.46           1.18 (3)           1.41
    Fully diluted                                      1.26             0.46           1.18 (3)           1.41

CASH DIVIDENDS DECLARED PER SHARE
    Year ended December 31, 1999:                      0.63             0.40           0.63 (4)           0.75
    Nine months ended September 30, 2000:              0.52             0.40           0.52 (4)           0.62

BOOK VALUE PER SHARE
    As of December 31, 1999                           11.93            16.34             --                 --
    As of September 30, 2000                          12.80            16.91          13.23 (5)          15.76


(1) FNB uses a calendar year-end for financial reporting purposes, while SWVA uses a June 30 fiscal year-end. In order to enhance the comparability of this per share data, the historical SWVA financial information was converted to a calendar year basis.

(2) Per equivalent SWVA share amounts are calculated by multiplying the pro forma combined amounts by the Exchange Ratio of 1.191, which assumes a market price of FNB stock of $17 per share.


(3) The pro forma net income per share amounts are calculated by totaling the historical net income of FNB and SWVA (as adjusted per Note 1 above), adjusting the result to give effect to the merger as though it had occurred on January 1, 1999, and dividing it by pro forma average basic and fully diluted shares. To arrive at pro forma shares, FNB's historical average shares outstanding were added to the incremental shares that would be issued, assuming a 1.191 Exchange Ratio, in exchange for 80% of the historical SWVA shares outstanding. The pro forma net income per share amounts do not take into consideration any operating efficiencies that may be realized as a result of the merger.


(4)  Pro forma cash dividends represents the FNB historical amounts.

(5) Pro forma book value per share amounts are calculated by dividing pro forma combined stockholders' equity by pro forma common shares outstanding at the end of the period. Pro forma stockholders' equity gives effect to the merger as though it had occurred on September 30, 2000. To arrive at pro forma shares outstanding, FNB's historical shares outstanding at September 30, 2000 were added to the incremental shares that would be issued assuming the merger occurred at September 30, 2000, using a 1.191 Exchange Ratio, in exchange for 80% of the historical SWVA shares outstanding at that date. Pro forma shares outstanding used for book value calculations in the above table do not include unearned shares held by Employee Stock Ownership Plans sponsored by FNB and SWVA.

                                  The Merger

     The following information describes information pertaining to the merger. This description is qualified in its entirety by reference to the appendices hereto, including the Agreement and Plan of Merger, which is attached as Appendix A and is incorporated herein by reference. All shareholders are urged to read the appendices in their entirety.

Background of the Merger

     In connection with its normal strategic planning process, SWVA continuously reviewed its strategic business alternatives, devoting particular attention to the continuing consolidation and increasing competition in the banking and financial services industries in the Southeast U.S. regional market. In early 2000, the SWVA Board sought to reevaluate the strategic alternatives available, in view of the rapidly changing nature of banking and competitive forces. SWVA engaged RP Financial in April 2000 to conduct a third party evaluation of the strategic alternatives available to SWVA, including strategies currently being pursued by SWVA under its business plan, with a particular focus on shareholder value.

     On April 20, 2000, RP Financial presented to SWVA's Board the results of its analysis, including an overview of the market for bank and thrift mergers, an assessment of SWVA's then current strategic business plan, identification of alternative strategies and an assessment of the range of potential value were SWVA to pursue a strategic merger. Such evaluation indicated that a strategic merger could possibly generate a higher return for shareholders than operating independently, based on an analysis of comparable transactions. The SWVA Board also reviewed RP Financial's analysis pertaining to SWVA as an acquisition target by eleven regional financial institutions who were considered to be viable potential strategic merger partners, including FNB. In view of the potentially greater value to shareholders from a potential strategic merger, the SWVA Board authorized RP Financial to contact five regional financial institutions which appeared to have both the interest in a strategic merger with SWVA and the highest ability to pay a price which would be considered fair from a financial point of view.

     During mid-May 2000, at the direction of the SWVA Board, RP Financial commenced the process of contacting the potential merger partners to determine the nature of their interest, if any, in a strategic merger with SWVA. One of the potential merger partners elected not to execute a confidentiality agreement. After executing confidentiality agreements, the four remaining potential merger partners each received a binder of financial and other information concerning SWVA and was asked to provide a non-binding expression of interest. Two of the potential merger partners, including FNB, submitted expressions of interest.

     On June 8, 2000, RP Financial met with the SWVA Board to review the expressions of interest. Based on that meeting, the SWVA Board elected to request revised expressions of interest, on both a price and transaction structure basis. RP Financial met with the SWVA Board on June 20, 2000, to review the revised expressions of interest. Among the factors considered in evaluating each offer were the form and amount of consideration, the potential for price appreciation of the common stocks of the potential merger partners, the amount of dividends, the pro forma return on equity and return on assets of the potential merger partners after merging with SWVA, and the anticipated aftermarket liquidity of the shares. After consulting with representatives of RP Financial and counsel, the SWVA Board elected to pursue additional negotiations with FNB in order to determine if a definitive agreement could be reached.

     During July 2000, senior management and the financial advisors of each of SWVA and FNB continued to discuss the financial and other terms of the proposed merger, including the form and amount of consideration to be offered, the treatment of SWVA stock options, the termination provisions, and issues relating to the management and operations of SWVA following the merger. During this period, SWVA, FNB, and their respective legal counsel and financial advisors conducted reciprocal due diligence analyses. During this period, the form and amount of consideration was determined on the basis of arms-length-negotiations between SWVA representatives, the FNB representatives and the financial advisors.

     On August 7, 2000, at a meeting of the SWVA Board, the SWVA Board reviewed the reasons for, and the potential benefits of the merger; SWVA's legal counsel reviewed the terms of the Agreement and Plan of Merger, related agreements and the transactions contemplated thereby; and RP Financial made a presentation regarding the financial terms of the Agreement and Plan of Merger and the fairness, from a financial point of view, of the cash consideration and the exchange ratio for the stock consideration to holders of SWVA common stock. After a thorough discussion and consideration of the factors discussed below under "Reasons of SWVA for the Merger", the SWVA Board unanimously approved the Agreement and Plan of Merger and the transactions contemplated thereby, and authorized the execution of the Agreement and Plan of Merger. The Agreement and Plan of Merger was entered into later in the day on August 7, 2000.

Reasons of SWVA for the Merger

     In determining to approve the merger agreement and the transactions contemplated therein and to recommend its approval to the SWVA shareholders, the SWVA Board reviewed and considered a number of factors, including, without limitation, the following:

     . the financial condition, results of operations, cash flow, business and prospects of SWVA and FNB;

     . the operating environment for SWVA, including, but not limited to, the continued consolidation and increasing competition in the banking and financial services industries and the prospect for further changes in the industry;

     . SWVA's ability to achieve greater operational scale and increase its financial resources to enable substantial investments in technology and increase SWVA's return on equity, which are necessary to remain competitive in the long-term;

     . the SWVA Board's belief that the merger is attractive in that the merger allows SWVA shareholders to become shareholders of a larger, more diversified institution;




     .    that FNB has consistently paid dividends to its shareholders;

     . the SWVA Board's assessment that the combined company resulting from the merger would better serve the convenience and needs of its customers and the communities it serves as a result of being affiliated with a larger bank holding company (as compared to SWVA remaining independent), thereby affording access to greater financial, managerial and technological resources and an ability to offer an expanded range of products and services;

     . the financial presentation and opinion of RP Financial rendered to the SWVA Board as to the fairness, from a financial point of view, of the exchange ratio to holders of SWVA Common Stock (see " -- Opinion of SWVA's Financial Adviser").

     In reaching its determination to approve and recommend the merger, the SWVA Board did not assign any relative or specific weights to the various factors considered by it, and individual directors may have given differing weights to different factors. The foregoing discussion of the information and factors considered by the SWVA Board is not intended to be exhaustive but is believed to include all material factors considered by the SWVA Board.

     Based on the foregoing, the SWVA Board believes that the merger is in the best interests of SWVA and its shareholders and unanimously recommends that SWVA shareholders vote "FOR" approval of the merger agreement.

Accounting Treatment

     The merger will be accounted for by FNB under the purchase method of accounting for financial reporting purposes in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their fair values at the date of the acquisition. Any excess of purchase price over the net fair values of assets acquired and liabilities assumed will be recorded as goodwill. However, based on the assumptions incorporated in the pro forma financial information included herein, which reflect purchase accounting adjustments that assume an effective date of the merger of September 30, 2000, it is not expected that a significant amount of goodwill will result from the transaction. The income statement of the combined company will not include the operations of SWVA prior to the effective date of the merger.

Federal Income Tax Consequences of the Merger


     The following is a discussion of the material federal income tax consequences of the merger under the Internal Revenue Code of 1986, as amended (the "Code") and is a summary of the Troutman Sanders Mays & Valentine LLP's tax opinion delivered to the Boards of FNB and SWVA and filed as an exhibit to the Registration Statement on Form S-4 filed with the SEC in connection with this merger.


     SWVA Shareholders Who Receive Solely FNB Common Stock. SWVA shareholders who exchange their stock solely for shares of FNB common stock in the merger will not recognize any gain or loss on that exchange, except to the extent cash in lieu of fractional shares is received, which should be treated as proceeds from the sale of fractional shares. The aggregate adjusted tax basis of the shares of FNB common stock received will equal the shareholder's aggregate adjusted tax basis in the shares of SWVA common stock surrendered. The holding period of the shares of FNB common stock received pursuant to the merger will include the holding period of the shares of SWVA common stock surrendered therefor.

     SWVA Shareholders Who Receive Solely Cash. SWVA shareholders who exchange their stock solely for cash consideration in the merger will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash consideration received and their adjusted tax basis in the shares of SWVA common stock surrendered therefor. The capital gain or loss recognized would be long-term capital gain or loss if the shareholder's holding period for the shares of SWVA common stock so surrendered exceeds one year, and, with respect to certain non-corporate shareholders, will be eligible for a maximum U.S. federal income tax rate of 20%.

     SWVA Shareholders Who Receive Cash and FNB Common Stock. A holder of SWVA common stock who exchanges that stock for both cash consideration (other than any cash received in lieu of a fractional share of FNB common stock) and FNB common stock in the merger will generally realize gain or loss in an amount equal to the difference between the sum of the cash and the fair market value of the FNB common stock received and the shareholder's adjusted tax basis in the SWVA common stock surrendered. The shareholder's gain, if any, will be recognized, however, only to the extent of the amount of cash consideration received by the shareholder. Any loss will not be recognized. Complicated rules apply for purposes of determining the character of any gain recognized. However, any gain recognized by a shareholder that receives both cash and FNB common stock will, under most circumstances, be treated as capital gain.

     Shareholders who receive cash in the merger and who would have owned one percent or more of the FNB common stock if they had exchanged all of the SWVA common stock for FNB common stock (after taking into account the merger) or who exercise control over FNB corporate affairs should consult their tax advisors regarding the character of any gain recognized in the merger.

     A shareholder who receives cash in lieu of fractional shares of FNB common stock will be treated as if he or she had received such fractional share and sold it for such cash.

     The aggregate adjusted tax basis of the FNB common stock received will equal the shareholder's adjusted tax basis in the SWVA common stock surrendered, decreased by the amount of cash received by the shareholder and increased by the amount of gain, if any, recognized by the shareholder. The holding period of the FNB common stock received in the merger will include the holding period of the SWVA common stock surrendered therefor.

     This discussion applies only to SWVA shareholders who hold their SWVA common stock as capital assets within the meaning of Code Section 1221 and does not deal with all aspects of federal taxation that may be relevant to particular SWVA shareholders. The tax consequences of the merger may vary depending upon the particular circumstances of each SWVA shareholder and other factors. You are urged to consult with your tax advisor to determine the particular tax consequences of the merger to you.

     This summary is based on current law. The advice in this summary is based on, among other things, the customary assumptions and representations relating to the facts and circumstances of, and the intentions of the parties to, the merger. Neither FNB nor SWVA has requested a ruling from the Internal Revenue Service in connection with the merger. To meet a condition to consummation of the merger, FNB and SWVA have received from Troutman Sanders Mays & Valentine LLP an opinion as to the federal income tax consequences of the merger. Such opinion is not binding on the Internal Revenue Service.

Rights of Dissenting Shareholders

     A shareholder of SWVA who objects to the merger and who complies with provisions of Article 15 of Title 13.1 of the Virginia Code may demand the right to receive a cash payment, if the merger is consummated, for the fair value of his or her stock immediately before the effective date of the merger, exclusive of any appreciation or depreciation in anticipation of the merger unless such exclusion would be inequitable. In order to receive payment, a dissenting shareholder must deliver to SWVA prior to the meeting a written notice of intent to demand payment for his or her shares if the merger is consummated and must not vote his or her shares in favor of the merger. The intent to demand payment should be addressed to Barbara C. Weddle, SWVA Bancshares, Inc., 302 Second Street, S.W., Roanoke, Virginia 24011-1597. A vote against the merger will not itself constitute such written notice and a failure to vote will not constitute a timely written notice of intent to demand payment.

     A SWVA shareholder of record may assert dissenter's rights as to fewer than all the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies SWVA in writing of the name and address of each person on whose behalf he or she asserts dissenter's rights. The rights of such a partial dissenter are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders. A beneficial shareholder may assert dissenter's rights as to shares held on his or her behalf by a shareholder of record only if (1) he or she submits to SWVA, the record shareholder's written consent to the dissent not later than the time when the beneficial shareholder asserts dissenter's rights, and (2) he or she dissents with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

     Within 10 days after the effective date of the merger, SWVA is required to deliver a notice in writing to each dissenting shareholder who has filed an intent to demand payment and who has not voted such shares in favor of the merger. The dissenter's notice shall (1) state where the demand for payment shall be sent and where and when stock certificates shall be deposited; (2) supply a form for demanding payment; (3) set a date by which SWVA must receive the payment demand; and (4) be accompanied by a copy of Article 15. A dissenting shareholder who is sent a dissenter's notice must submit the payment demand and deposit his or her stock certificates in accordance with the terms of, and within the time frames set forth in, the dissenter's notice. As a part of the payment demand, the dissenting shareholder must certify whether he or she acquired beneficial ownership of the shares before or after the date of the first public announcement of the terms of the proposed merger, which was August 7, 2000. SWVA will specify the announcement date in the dissenter's notice.

     Except with respect to shares acquired after the announcement date, SWVA shall pay a dissenting shareholder the amount SWVA estimates to be the fair value of his or her shares, plus accrued interest. Such payment shall be made within 30 days of receipt of the dissenting shareholder's payment demand. As to shares acquired after the announcement date, SWVA is only obligated to estimate the fair market value of the shares, plus accrued interest, and to offer to pay this amount to the dissenting shareholder conditioned upon the dissenting shareholder's agreement to accept it in full satisfaction of his or her claim.

     If a dissenting shareholder believes that the amount paid or offered by SWVA is less than the fair value of his or her shares, or that the interest due is incorrectly calculated, that dissenting shareholder may notify SWVA of his or her own estimate of the fair value of his shares and amount of interest due and demand payment of such estimate (less any amount already received by the dissenting shareholder). The dissenting shareholder must notify SWVA of the estimate and demand within 30 days after the date SWVA makes or offers to make payment to the dissenting shareholder.

     Within 60 days after receiving the estimate and demand, SWVA must either commence a proceeding in the appropriate circuit court to determine the fair value of the dissenting shareholder's shares and accrued interest, or SWVA must pay each dissenting shareholder, whose demand remains unsettled, the amount demanded. If a proceeding is commenced, the court must determine all costs of the proceeding and must assess those costs against SWVA, except that the court may assess costs against all or some of the dissenting shareholders to the extent the court finds that the dissenting shareholders did not act in good faith in demanding payment of the dissenting shareholder's estimates.

     The foregoing discussion is a summary of the material provisions of Article
15. Shareholders are strongly encouraged to review carefully the full text of
Article 15, which is included as Appendix C to this proxy statement/prospectus. The provisions of Article 15 are technical and complex, and a shareholder failing to comply strictly with them may forfeit his dissenting shareholder's rights. Any shareholder who intends to dissent from the merger should review the text of those provisions carefully and also should consult with his attorney. No further notice of the events giving rise to dissenter's rights or any steps associated therewith will be furnished to SWVA shareholders, except as indicated above or otherwise required by law.

     Any dissenting shareholder who perfects his or her right to be paid the fair value of his or her shares will recognize gain or loss, if any, for federal income tax purposes upon the receipt of cash for his shares. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with applicable provisions of the Internal Revenue Code.


                      Opinion of SWVA's Financial Advisor

General

     SWVA's Board retained RP Financial in April 2000 to provide certain financial advisory and investment banking services to SWVA in conjunction with the merger, including the rendering of an opinion with respect to the fairness of the merger consideration from a financial point of view to holders of SWVA common stock. In requesting RP Financial's advice and opinion, SWVA's Board did not give any special instructions to, or impose any limitations upon the scope of the investigation which RP Financial might wish to conduct to enable it to give its opinion. RP Financial was selected by SWVA to act as its financial advisor because of RP Financial's expertise in the valuation of businesses and their securities for a variety of purposes including its expertise in connection with mergers and acquisitions of savings and loans, savings banks, and savings and loan holding companies.

     On August 7, 2000, at the meeting in which SWVA's Board approved and adopted the Agreement and Plan of Merger and the transactions contemplated thereby, RP Financial rendered its opinion to SWVA's Board that, as of such date, the merger consideration was fair to holders of SWVA common stock from a financial point of view. That opinion was updated as of the date of this proxy statement/prospectus. In connection with its opinion dated the date of this proxy statement/prospectus, RP Financial also confirmed the appropriateness of its reliance on the analysis used to render its August 7, 2000 opinion by performing procedures to confirm the appropriateness of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

     The full text of the opinion of RP Financial, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B to this proxy statement/prospectus and is incorporated herein by reference. Holders of SWVA common stock are urged to read the opinion in its entirety.

     The opinion of RP Financial is directed to SWVA's Board in its consideration of the merger consideration as described in the Agreement and Plan of Merger, and does not constitute a recommendation to any shareholder of SWVA as to any action that such shareholder should take in connection with the Agreement and Plan of Merger, or otherwise. It is further understood that the opinion of RP Financial is based on market conditions and other circumstances existing on the date hereof.

     The opinion states that RP Financial reviewed the following material: (1) the Agreement and Plan of Merger, dated August 7, 2000, including exhibits; (2) financial and other information for SWVA, all with regard to balance and off-balance sheet composition, profitability, interest rates, volumes, maturities, trends, credit risk, interest rate risk, liquidity risk and operations: (a) audited and unaudited financial statements for the fiscal years ended June 30, 1995 through 2000, (b) stockholder, regulatory and internal financial and other reports through June 30, 2000, (c) the conversion prospectus, dated August 12, 1994, (d) the proxy statements for the last three years, and (e) SWVA's management and Board comments regarding past and current business, operations, financial condition, and future prospects; and (3) financial and other information for FNB including: (a) unaudited and audited financial statements for the fiscal years ended December 31, 1996 through 1999, (b) stockholder, regulatory, internal financial and/or other reports through June 30, 2000, (c) proxy statements for the last three years, (d) publicly-available information pertaining to the pending acquisition of CNB Holdings, Inc., holding company for Community National Bank, Pulaski, Virginia and (e) FNB's management comments regarding past and current business, operations, financial condition, and future prospects.

     In addition, RP Financial stated that it reviewed financial, operational, market area and stock price and trading characteristics for SWVA and FNB relative to publicly-traded savings institutions and commercial banks with comparable resources, financial condition, earnings, operations and markets. RP Financial also considered the economic and demographic characteristics in the local market area, and the potential impact of the regulatory, legislative and economic environments on operations for SWVA and FNB and the public perception of the thrift industry. In rendering its opinion, RP Financial stated that it relied, without independent verification, on the accuracy and completeness of the information concerning SWVA and FNB furnished by the respective institutions to RP Financial for review, as well as publicly-available information regarding other financial institutions and economic and demographic data. RP Financial stated that SWVA and FNB did not restrict RP Financial as to the material it was permitted to review. The opinion further states that RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of SWVA or FNB. RP Financial further indicated that the financial forecasts and budgets reviewed by RP Financial were prepared by the managements of SWVA and FNB that neither SWVA nor FNB publicly discloses internal management forecasts or budgets of the type provided to RP Financial in connection with the review of the merger; and such financial forecasts were not prepared with a view towards public disclosure. The financial forecasts and budgets were based upon numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, as well as trends in asset quality. Accordingly, RP Financial cautioned that actual results could vary significantly from those set forth in such financial forecasts.

     In connection with rendering its opinion dated August 7, 2000 and updated as of the date of this proxy statement/prospectus, RP Financial performed a variety of analyses, which are summarized below. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. RP Financial stated that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by RP Financial without considering all such analyses and factors could create an incomplete view of the process underlying RP Financial's opinion. In its analyses, RP Financial made numerous assumptions with respect to industry performance, business and economic conditions, applicable laws and regulations, and other matters, many of which are beyond the control of SWVA. Any estimates contained in RP Financial's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. No company or transaction utilized in RP Financial's analyses was identical to SWVA, FNB or the merger. None of the analyses performed by RP Financial was assigned a greater significance by RP Financial than any other.

     The following is a summary of the material financial analyses performed by RP Financial in connection with providing its opinion of August 7, 2000.

     (a) Transaction Summary.  RP Financial summarized the terms of the  merger,
         -------------------
including the conversion of each share of SWVA common stock into the right to receive merger consideration in the form of cash consideration or FNB common stock pursuant to the exchange ratio. RP Financial also summarized the methodology for calculating the exchange ratio, the treatment of the outstanding options to acquire SWVA common stock, the termination provisions incorporated in the Agreement and Plan of Merger, and the pricing ratios indicated by the merger consideration relative to the book value, earnings, assets, deposits and market value of SWVA.

     (b) Comparable Transactions Analysis.  In this analysis, RP Financial
         --------------------------------
conducted an evaluation of the financial terms, financial and operating condition and market area of recent business combinations among comparable thrift institutions both pending and completed. In conjunction with its analysis, RP Financial considered the multiples of book value, earnings and assets implied by the terms in such completed and pending transactions involving selling companies whose financial characteristics were comparable to those of SWVA including (1) companies in Virginia, announced since 1998 and with assets less than $500 million, representing 3 transactions (the "Virginia Transactions"); (2) companies in the Southeast region of the U.S. with total assets less than $325 million, operating profitably, and where the transactions were announced during calendar year 1999 and 2000, representing 18 transactions (the

"Southeast Transactions"); and (3) companies in the United States with assets less than $500 million, operating profitably, and where the transactions were announced during calendar year 2000, representing 21 transactions (the "U.S. Transactions").

     The median price-to-earnings multiples indicated by the Virginia Transactions, the Southeast Transactions and the U.S. Transactions were 15.9 times, 23.4 times and 25.7 times, respectively, based on trailing twelve month earnings. The price-to-earnings multiple indicated by the merger consideration relative to SWVA's June 30, 2000, trailing twelve-month fully diluted earnings is approximately 20.5 times. The median price-to-book value ratios indicated by the Virginia Transactions, the Southeast Transactions and the U.S. Transactions were 158%, 131% and 131%, respectively, versus a price-to-book value ratio of approximately 127% indicated by the merger consideration based on June 30, 2000, financial data. The median price-to-assets ratios indicated by the Virginia Transactions, the Southeast Transactions and the U.S. Transactions were 14.7%, 22.9% and 16.2%, respectively, versus a price-to-assets ratio of approximately 10.2% indicated by the merger consideration based on June 30, 2000, financial data.

     RP Financial also considered qualitative factors including differences between SWVA and the three comparable groups of companies in financial condition and operating results. The pricing ratios based on earnings and book value indicated by the merger consideration were generally comparable to the median pricing ratios indicated by the Virginia, Southeast and United States Companies which, in conjunction with the qualitative factors, RP Financial cited in support of its fairness conclusions. The pricing ratio based on assets indicated by the merger consideration was lower than the median ratios indicated by the Virginia, Southeast and United States Companies, which RP Financial discounted in its fairness conclusions based on the general lack of emphasis by public investors in price-to-assets based valuation approaches.

     (c) Discounted Cash Flow Analysis.  RP Financial prepared several
         -----------------------------
discounted cash flow ("DCF") analyses, all of which incorporated a five year financial projection and cash flow analysis to shareholders. The DCF analyses incorporated several specific factors reflecting the operating environment of SWVA on a stand-alone basis, including growth prospects in the local market, the level of competition from other financial institutions, and future earnings estimates for SWVA under a stand-alone business plan without the benefits of the merger. The projections of future cash flows to shareholders included the continued payment of cash dividends during interim years and the receipt of consideration at the end of five years, assuming a terminal value for SWVA common stock equal to an assumed merger value. The merger value reflected an estimate of the price that could be received for SWVA common stock assuming SWVA's Board sought to pursue a merger transaction at the end of five years, including an orderly marketing of SWVA to potential merger partners and receipt of a control premium by the holders of SWVA common stock. In the "base case" operating scenario, the projections of future cash flows assumed continued payment of cash dividends, asset growth of 3.7% annually, a return on average assets of approximately 0.55% of average assets, and realization of a terminal value at the end of five years of operations equal to a combination of 140% of book value per share and a multiple of 24x earnings per share. The cash flow represented by the dividends and terminal value was discounted to present value using a discount rate of 15%. The "base case" DCF analysis indicated a present value to shareholders of $17.70 per share. In addition to the "base case" operating scenario, RP Financial prepared DCF analyses assuming different year 5 merger values, including an "increased dividends" scenario, a "growth scenario" and an "increased fee income scenario". The DCF analyses indicated present values to shareholders ranging between $18.12 and $20.05 per share. RP Financial concluded that, since the per share value implied by the merger consideration exceeded the present value of future cash flows accruing to holders of SWVA common stock under all scenarios, the DCF analyses supported its fairness conclusions.

     (d) Impact Analysis.  RP Financial evaluated the projected financial impact
         ---------------
of the merger on the balance sheet, income statement and per share financial measures of SWVA. RP Financial's analysis considered the financial condition and operations of SWVA and FNB at March 31, 2000, and the pro forma impact of the merger. Based on the merger consideration, RP Financial estimated that holders of SWVA common stock would realize accretion in market value of approximately 134 percent, which represents the difference between the per share price indicated by the merger consideration and the most recent trading price for SWVA common stock prior to execution of the Agreement and Plan of Merger. RP Financial estimated that holders of SWVA common stock would incur dilution of approximately 4% in book value per share, would realize accretion of 58% in projected current year earnings per share, and would realize accretion of 103% in dividends per share. Moreover, the holders of SWVA common stock would enjoy a stronger return on assets (ROA) and return on equity (ROE) on a pro forma basis relative to stand-alone operations. RP Financial considered both the impact of the merger on the overall financial measures of SWVA as well as the impact of the merger on the per share financial measures of SWVA in support of the fairness conclusion.

     In addition to these financial analyses, RP Financial considered several other considerations in its fairness conclusions. Such other financial considerations included the greater market capitalization of the merged company relative to SWVA on a stand-alone basis; the greater liquidity in the shares relative to the shares of SWVA common stock without the merger and the likelihood of greater potential stock price appreciation in the FNB shares relative to the shares of SWVA common stock without the merger. RP Financial also considered the potential purchase prices and other financial terms indicated by other parties that expressed an interest in pursuing a merger with SWVA.

     On the basis of these analyses and other considerations, RP Financial concluded that the merger consideration, as described in the Agreement and Plan of Merger, is fair to the shareholders of SWVA from a financial point of view. As described above, RP Financial's opinion and presentation to SWVA's Board was one of many factors taken into consideration by SWVA's Board in making its determination to approve the Agreement and Plan of Merger. Although the foregoing summary describes the material components of the analyses presented by RP Financial to SWVA's Board, it does not purport to be a complete description of all the analyses performed by RP Financial and is qualified by reference to the written opinion of RP Financial set forth as Appendix B hereto, which the SWVA shareholders are urged to read in its entirety.

     Pursuant to a letter dated March 29, 2000, RP Financial estimates that it will receive from SWVA total fees of $60,000 plus reimbursement of certain out-of-pocket expenses, for its services in connection with the merger. In addition, SWVA has agreed to indemnify RP Financial against certain liabilities, including liabilities under the federal securities laws.

                  Interests of Certain Persons in the Merger

     Certain members of SWVA's management have interests in the merger in addition to their interests as shareholders of SWVA. These interests are described below. In each case, the SWVA Board of Directors was aware of these potential interests, and considered them, among other matters, in approving the Agreement and Plan of Merger and the transactions contemplated thereby.

Indemnification

     FNB has generally agreed to indemnify the officers and directors of SWVA after the merger to the same extent and on the same conditions, as they are entitled to from SWVA before the merger. FNB also has agreed to provide directors' and officers' liability insurance for the present officers and directors of SWVA comparable to the coverage currently provided by SWVA before the merger for a period of six years.

Management Following the Merger

     SWVA will be merged into FNB. As a consequence, the directors and officers of SWVA will no longer serve after the effective date of the merger. The officers and employees of Southwest Virginia Savings Bank, FSB will not change as a result of the merger. J. Daniel Hardy, Jr. will be appointed to the Board of Directors of Southwest Virginia Savings Bank, FSB.

     Also on the effective date of the merger, the number of directors of FNB shall be increased by two members by adding one member in Class I whose terms expire at the 2003 annual meeting of shareholders of FNB and one member in Class III whose terms expire at the 2002 annual meeting of shareholders of FNB. B. L. Rakes shall be appointed to fill the vacancy created in Class I and F. Courtney Hoge will be appointed to fill the vacancy in Class III. At the next annual meeting of shareholders of FNB, management of FNB will recommend to shareholders that Messrs. Rakes and Hoge be re-elected in the respective classes to which they have been appointed.

     In addition, under the merger agreement, all awards under SWVA's stock option plans to officers and directors of SWVA will be converted into and become options to acquire FNB common stock. As of the effective date of the merger, all prior awards under the Southwest Virginia Savings Bank, FSB Management Stock Bonus Plan will become vested without regard to any prior schedules established.

Extension of Employment Agreements

     On the effective date of the merger, FNB will enter into an addendum to each of the existing employment agreements for D. W. Shilling, President and Chief Executive Officer of Southwest Virginia Savings Bank, FSB and Barbara Weddle, Senior Vice President of the Bank, extending their employment agreements for periods of 36 months and 12 months, respectively, from the effective date of the merger.

Employee Benefit Plans

     Upon consummation of the merger, FNB may, subject to the following requirements, either make available participation in its employee benefit plans and programs to SWVA's employees or continue the plans and programs of SWVA that it currently provides. If SWVA's employees become eligible to participate in FNB's employee benefit plans and programs, they will do so on substantially the same basis as FNB's employees. Subject to restrictions and limitations that applicable law may impose, FNB will treat the service of a SWVA employee with SWVA as service with FNB for purposes of all employee benefit plans and programs (other than for benefit accrual, except where an SWVA plan is continued). FNB will also honor SWVA's obligations for all accrued and unused vacation, sick leave and personal leave and all deferred compensation contracts and agreements that SWVA has previously disclosed to FNB. FNB has agreed that the benefits of employees participating in SWVA's Employee Stock Ownership Plan on the effective date of the merger will then become fully vested under that plan, that it will continue SWVA's Employee Stock Ownership Plan for up to two years and will then merge it into, and at that time extend participation to employees of Southwest Virginia Savings Bank, FSB in its Employee Stock Ownership Plan. FNB has also agreed that the benefits of employees participating in SWVA's Defined Benefit Plan on the effective date of the merger will then become fully vested under that plan, that SWVA's Defined Benefit Plan will be terminated no later than the end of the plan year in which the merger occurs, and that any surplus assets in the Defined Benefit Plan will be used to increase benefits on termination of that plan. Finally, FNB has agreed to extend participation in its 401(k) plan to employees of Southwest Virginia Savings Bank, FSB when SWVA's Defined Benefit Plan is terminated.

                   Terms of the Agreement and Plan of Merger

Conditions to the Merger

     The obligations of SWVA and FNB to consummate the merger are subject to the satisfaction or waiver of the following conditions:

     . approval of the Agreement and Plan of Merger by the holders of at least two-thirds of the outstanding shares of SWVA;

     . receipt of all necessary regulatory approvals not conditioned or restricted in a manner that, in the judgment of the Boards of Directors of FNB or SWVA, materially adversely affects the economic or business benefits of the merger so as to render inadvisable or unduly burdensome consummation of the merger;

     . the absence of actual or threatened proceedings before a court or other governmental body relating to the merger;

     . the receipt of an opinion of counsel as to the federal income tax consequences of the merger;

     . the Registration Statement of which this proxy statement/prospectus is a part shall have been declared effective by the Securities and Exchange Commission;

     . performance by the other company of its obligations under the Agreement and Plan of Merger;

     . the accuracy, in all material respects, of the representations and warranties of the other company contained in the Agreement and Plan of Merger; and

     .  the receipt of opinions and certificates from the other company.

Regulatory Approvals

     Federal Reserve Board. The merger is subject to prior notice to the Board of Governors of the Federal Reserve System under Section 4 of the Bank Holding Company Act. The BHC Act requires the Federal Reserve Board, when considering a transaction such as the merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the institutions and the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the acquiring institution in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institution. FNB filed its application and notice regarding the merger with the Federal Reserve Board on September 28, 2000 and received approval for the merger on November 10, 2000.

     The BHC Act also prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

     Under Section 4 of the BHC Act and related regulations, the Federal Reserve Board must consider whether the performance of FNB's and SWVA's nonbanking activities on a combined basis can reasonably be expected to produce benefits to the public (such as greater convenience, increased competition and gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices). This consideration includes an evaluation of the financial and managerial resources of FNB and SWVA and the effect of the proposed transaction on those resources.

     Status of Regulatory Approvals and Other Information. FNB and SWVA have received permissions from the appropriate banking authorities to proceed with the merger if approved by shareholders.

Waiver, Amendment and Termination

     At any time on or before the effective date of the merger, any term or condition of the merger may be waived by the party which is entitled to the benefits thereof and without shareholder approval. The Agreement and Plan of Merger may be amended at any time before the merger by agreement of the parties whether before or after the shareholder meetings. However, any material change in a material term of the Agreement and Plan of Merger would require a resolicitation of the SWVA shareholders. Such a material change would include, but not be limited to, a change in the exchange ratio.

     The Agreement and Plan of Merger may be terminated by FNB or SWVA, whether before or after the approval of the merger by the SWVA shareholders:

     .  by mutual consent of FNB and SWVA;

     . by either company if the closing does not occur on or before June 1, 2001;

     .  by either company if the required SWVA shareholder vote is not obtained;

     . by either company if other conditions to the merger have not been met or waived;

     .  by either company based on an uncured material breach of the other;

     . by SWVA if the average closing price of FNB's stock over the 30 trading day period ending 10 days prior to the closing of the merger is less than $14.00, unless FNB agrees to increase the exchange ratio to what it would be if the average closing price were equal to $14.00, so that the SWVA shareholders would receive 1.324 shares of FNB stock for each share of SWVA stock;

     . by FNB if the average closing price of FNB's stock over the 30 trading day period ending 10 days prior to the closing of the merger is greater than $20.00, unless SWVA agrees to decrease the exchange ratio to what it would be if the average closing price were equal to $20.00, so that the SWVA shareholders would receive 1.083 shares of FNB stock for each share of SWVA stock, provided, however, that if FNB has entered into a merger agreement under which it would be the acquired entity, then FNB could not terminate its acquisition of SWVA based on a greater than $20.00 average closing price and the exchange ratio would be set at 1.083; or

     . by FNB due to the happening of a Termination Event (as described in "Termination Fees" below).


Conduct of Business Pending the Merger

     SWVA and FNB have agreed in the merger agreement, unless the prior written consent of the other party is obtained and except as otherwise contemplated by the merger agreement, not to, directly or through any subsidiaries:

     . make any change in its authorized capital stock, or issue or sell any additional shares;

     . make any changes in the composition, level of compensation or title of its officers, directors or other key management personnel, except in the ordinary course of business;

     . enter into any bonus, incentive compensation, stock option, deferred compensation or other benefit plan or employment or consulting agreement, except in the ordinary course of business;

     .  knowingly waive any right to substantial value;

     .  amend its bylaws or articles of incorporation;

     .  change its lending, investment or other material policies; or

     . incur any obligation or liability except in the ordinary course of its business.

Expenses

     The merger agreement provides that each party shall be responsible for all expenses incurred by it in connection with the negotiation and consummation of the transactions contemplated by the merger agreement.

Termination Fees

     SWVA has agreed to pay FNB a termination fee of $250,000 within five business days after written notice from FNB of FNB's termination of the merger agreement because of any of the following "Termination Events:"

     . SWVA, without having received FNB's prior written consent, enters into an agreement with any person to be acquired through a merger, or purchase or similar transaction by someone other than FNB or such other person acquires directly from SWVA securities representing 10% or more of the common stock of SWVA; or

     . another person acquires beneficial ownership or a right to acquire beneficial ownership of 20% or more of the outstanding common stock of SWVA after August 7, 2000; or

     . another person makes a bona fide proposal to SWVA by public announcement or written communication that becomes the subject of public disclosure to acquire SWVA by merger, share exchange, purchase of all or substantially all of its assets or other similar transactions and following such a bona fide proposal the merger agreement fails to receive the required approval of the SWVA shareholders.

     However, SWVA shall not be required to pay FNB the termination fee if the Boards of Directors of FNB and SWVA mutually consent to terminate or if either party terminates the merger agreement because a condition of the merger cannot be met or if the transaction does not close by June 1, 2001; so long as the failure to meet a condition of the merger or to close by June 1, 2001, was not due to one of the events listed above.

     In addition, if either FNB or SWVA terminates the merger agreement because of a material breach or failure to comply with obligations under the merger agreement, such company will be required to reimburse the other for its costs and expenses.

Resales of FNB Common Stock

     The shares of FNB common stock issued in connection with the merger will be freely transferable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, some executive officers, and beneficial owners of 10% or more of any class of capital stock) of SWVA for purposes of Rule 145 under the Securities Act as of the date of the meeting. Such affiliates may not sell their shares of FNB common stock acquired in connection with the merger except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act.

Election and Allocation of Consideration

     Election. Holders of shares of SWVA common stock issued and outstanding immediately prior to the election deadline will be entitled to choose one of the consideration options listed below on their form of election:

     .  to receive cash consideration for each share;

     .  to receive FNB common stock for each share;

     .  to exchange some of their shares for cash and some for FNB common stock;
        or

     .  to indicate no preference as to type of consideration.

     In the case of shareholders who do not indicate a preference for cash or FNB common stock or who do not make an election, FNB will determine whether to distribute cash or FNB common stock or a combination of cash and FNB common stock.

     A form of election and complete instructions for properly making an election to receive cash, FNB common stock or a combination of cash and FNB common stock will be mailed to shareholders not more than 45 days nor less than 30 days before the anticipated day of the closing of the merger.

     Allocation. Under the merger agreement, a fixed amount of cash consideration will be paid to shareholders of SWVA common stock in the merger. The cash amount will equal $1,785,742, or approximately 20% of the total consideration received by SWVA shareholders in the transaction. The number of shares of SWVA common stock to be converted into the right to receive cash consideration under the merger agreement will be 83,856.

     If the aggregate number of shares of SWVA common stock for which cash is elected exceeds 83,856, then:

     . those shares with respect to which stock elections or no elections were made will be exchanged for shares of FNB common stock except that cash, without interest, will be paid in place of fractional shares of FNB common stock; and
converted into the right to receive cash consideration under the merger agreement will be 83,856.

     If the aggregate number of shares of SWVA common stock for which cash is elected exceeds 83,856, then:

     . those shares with respect to which stock elections or no elections were made will be exchanged for shares of FNB common stock except that cash, without interest, will be paid in place of fractional shares of FNB common stock; and

     . with respect to those shares for which cash elections were made, cash consideration will be prorated, by multiplying the number of shares each SWVA shareholder has elected to exchange for cash by a fraction, the numerator of which is the number of cash shares and the denominator of which is the aggregate number of shares of SWVA common stock for which a cash election has been made; and

     . all shares not converted into cash above will be converted into shares of FNB common stock, except that cash, without interest, will be paid in place of any fractional shares of FNB common stock.

     If the aggregate number of shares of SWVA common stock for which stock consideration is elected exceeds 80% of the total consideration for the transaction, then:

     . all shares with respect to which a cash election or no election was made will be exchanged for cash;

     . with respect to those shares for which stock elections were made, cash will be prorated, by multiplying the number of shares each SWVA shareholder has elected to exchange for stock by a fraction, the numerator of which is 83,856, less the number of shares exchanged for cash above and the denominator of which is the aggregate number of shares of SWVA common stock for which a stock election has been made; and

     . all shares for which stock was elected that are not exchanged for cash above will be converted into the right to receive shares of FNB common stock, except that cash, without interest, will be paid in place of fractional shares of FNB common stock.

     If the aggregate number of shares of SWVA common stock for which cash was elected does not exceed 83,856, and the number of shares of SWVA common stock for which stock consideration was elected does not exceed the 80% of the total consideration for the transaction, then:

     . all shares for which a cash election was made will be exchanged for cash;

     . all shares for which a stock election was made will be exchanged for shares of FNB common stock;

     . all shares for which no election was made will receive cash or shares of FNB common stock, as determined by FNB; and

     . cash, without interest, will be paid in place of fractional shares of FNB common stock.

     As a result of the limitations described above, the amount of cash and shares of FNB common stock received by shareholders may differ from their actual elections. If the stock election is over-subscribed by the SWVA shareholders, a shareholder who elected FNB common stock may receive part of his or her consideration in the form of cash. If the cash election is over-subscribed by the SWVA shareholders, a shareholder who elected cash may receive part of his or her consideration in the form of shares of FNB common stock.

Exchange of SWVA Stock

     Exchange Agent.   Registrar & Transfer Company will act as exchange agent
in connection with the merger.

     Exchange Procedures. At least 30 and no more than 45 days before the anticipated day of the closing of the merger, the exchange agent will mail a form of election to each shareholder of record of SWVA common stock. The exchange agent will use its best efforts to make a form of election available to all persons who become shareholders of SWVA during the period between the voting record date (___________, 2001) and the closing of the merger. To be effective, a form of election must be:

     .  properly completed and signed by the shareholder of record; and

     . delivered to the exchange agent by no later than 5:00 p.m. on the fifth business day immediately preceding the closing of the merger.

     Holders may revoke their elections by filing a written revocation with the exchange agent before the deadline for submitting elections. All elections will be automatically revoked if the exchange agent receives written notice from FNB and SWVA that the merger has been abandoned. FNB, and, at FNB's option, the exchange agent, will have the discretion to determine whether forms of election have been properly completed, signed and submitted or revoked, and to disregard immaterial defects in the forms of election.

     Promptly after the closing of the merger, the exchange agent will mail the following materials to each shareholder of record of SWVA shares as of the closing of the merger:

     . a letter of transmittal for use in submitting such shares to the exchange agent for exchange; and

     . instructions explaining what the shareholder must do to effect the surrender of SWVA certificates in exchange for consideration to be issued in the merger.

     Shareholders should complete and sign the letter of transmittal and return it to the exchange agent together with his or her certificates in accordance with the instructions.

     Lost, Stolen or Destroyed Certificates. If certificates for any SWVA common stock have been lost, stolen or destroyed, the shareholder must submit an affidavit to that effect to the exchange agent. FNB may also require the shareholder to deliver a bond to the exchange agent in an amount reasonably required to indemnify the exchange agent against claims with respect to lost certificates.

     Transfer of Ownership. The exchange agent will issue a certificate for shares of FNB common stock in a name other than that in which the SWVA certificate surrendered in exchange therefor was registered only if the certificate surrendered is properly endorsed and otherwise in proper form for transfer. The person requesting the exchange must also have paid any required transfer or other taxes or established to the satisfaction of FNB or SWVA that no tax is payable.

     Payments Following Surrender. Until they have surrendered their certificate, holders of certificates entitled to receive FNB common stock will not receive:

     . dividends and other distributions with respect to FNB common stock that they are entitled to receive from the merger and that are declared or made with a record date after the closing of the merger; or

     . cash, without interest, payment in place of fractional shares of FNB common stock.

     At the time of surrender, shareholders will receive any cash due to them, including cash in lieu of fractional shares, dividends or other distributions paid with respect to whole FNB shares, if such distributions had a record date after the closing of the merger. Such shareholders will also be paid on the appropriate payment date the amount of dividends or other distributions with a record date after the closing of the merger, but prior to surrender, and a payment date subsequent to surrender.

     Shareholders should not forward their certificates to the exchange agent, FNB or SWVA until they have received a letter of transmittal. Shareholders should not return certificates with the enclosed proxy. A form of election and complete instructions for properly making an election to receive cash, FNB common stock or a combination of cash and stock will be mailed to shareholders under separate cover not more than 45 days nor less than 30 days before the anticipated date of the closing of the merger.

                        Merger with CNB Holdings, Inc.

     On July 10, 2000, FNB entered into a merger agreement with CNB Holdings, Inc., the company that owns Community National Bank, Pulaski, Virginia pursuant to which CNB Holdings, Inc. will be merged with and into FNB.

     The CNB merger is subject to the approval of the shareholders of CNB and appropriate regulatory agencies and other standard conditions for transactions of this nature including a requirement that no material adverse change in the financial condition or business of CNB shall have occurred since December 31, 1999. On November 22, 2000, a suit was filed against Community National Bank by a West Virginia bank and is pending in the United States District Court for the Western District of Virginia, Roanoke Division. The suit seeks to recover damages in the total amount of $3,411,875.06 arising from an apparent check-kiting scheme engaged in by a customer of both banks. The amount claimed includes the amount represented by checks deposited by the plaintiff and returned unpaid by Community National Bank, and $1,000,000.00 in alleged consequential damages.

     Community National Bank has filed a responsive pleading denying any liability to the plaintiff. Community National Bank also has filed a third party complaint seeking judgment against the correspondent bank which handled the notice of return, in the event the plaintiff is able to establish that Community National Bank is liable to it for certain of the returned checks. The case is in the preliminary stages, and no discovery has yet been taken by either party.

     Community National Bank intends to contest this suit vigorously, and believes that it has substantial defenses to liability, an opportunity to develop evidence which may limit the amount of recoverable damages awarded, if any, and a potential claim for indemnity from its correspondent bank for damages relating to certain of the returned checks.

     In view of the amount of damages claimed and the inherent uncertainty of litigation, submission of the pending merger to the stockholders of CNB Holdings has been delayed and could be adversely affected.

     Under the terms of the merger agreement with CNB, if the merger occurs, shareholders of CNB will receive consideration valued at $10.60 for each share of CNB common stock, in the form of cash, FNB common stock or a combination of cash and stock at each CNB shareholder's election. The cash portion of the consideration, however, will be limited to 50% of the total consideration paid. For those shares of CNB common stock which are converted into FNB common stock, the number of FNB shares issued will be determined by dividing $10.60 by the average closing price of FNB shares for the 30 trading days ending 10 days prior to the closing of the CNB merger, but in no case will FNB issue more than 0.642 shares or less than 0.544 shares for each share of CNB common stock. The CNB merger will be structured as a tax-free reorganization to the extent of the CNB common stock exchanged for FNB common stock.

     If the mergers with both SWVA and CNB occur, FNB shareholders will own approximately 85.7% of the combined company and current SWVA shareholders will own approximately 8.3% of the combined company.

     Both First National Bank and Community National Bank will continue operating under their respective managements with their current names as wholly-owned subsidiaries of FNB. Each bank will be managed by its own board of directors and each bank's customers will see no change in day to day operations.

     The CNB merger is expected to be accounted for by the purchase-accounting method.

     Additional information concerning the CNB merger and financial information relating to CNB are contained in FNB's Current Report on Form 8-K dated July 11, 2000, and the Form 8-K dated December 21, 2000 filed on December 29, 2000 by CNB which are incorporated by reference herein. See "Available Information" and "Incorporation of Certain Information by Reference."

                      Acquisition of First Union Branches

     On September 18, 2000, FNB entered into an agreement to purchase the First Union Bank branches located in Pearisburg and Wytheville, Virginia. As of June 30, 2000, the branches held a combined total of approximately $85 million in deposits. The purchase is subject to approval by bank regulators and is expected to close in the first quarter of 2001.

                         The SWVA Shareholder Meeting

General

     We are furnishing this proxy statement/prospectus in connection with the solicitation of proxies by the Board of Directors of SWVA for use at the meeting of SWVA shareholders including any adjournments or postponements thereof, to be held at [10:30 a.m.] on ________, 2001, at __________________________________,
Roanoke, Virginia.

     One of the purposes of the meeting is to consider and vote upon the Agreement and Plan of Merger, dated August 7, 2000, by and between SWVA and FNB, which is attached to this proxy statement/prospectus as Appendix A. For a description of the Agreement and Plan of Merger, see "Terms of the Agreement and Plan of Merger" on page __.

     At the meeting, shareholders will also consider and vote on the election of two directors, and the ratification of the appointment of independent auditors for the fiscal year ending June 30, 2001. For information regarding these matters, see "Additional Information Regarding the Annual Meeting" on page ___.

Record Date; Voting Power

     Only holders of record of shares of SWVA common stock at the close of business on September 30, 2000, are entitled to notice of and to vote at the meeting. As of such date, there were 423,612 issued and outstanding shares of SWVA common stock held by approximately 208 holders of record. Holders of record of SWVA common stock on _______, 2001, are entitled to one vote per share on any matter that may properly come before the meeting. Brokers who hold shares of SWVA common stock as nominees will not have discretionary authority to vote such shares with respect to the proposed merger in the absence of instructions from the beneficial owners thereof. Any such shares of SWVA common stock for which a broker has submitted an executed proxy but for which the beneficial owner thereof has not given instructions on voting to such broker are referred to as "broker non-votes."

Vote Required

     The presence in person or by proxy of the holders of a majority of the shares of SWVA common stock outstanding on the SWVA record date will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted for purposes of establishing the presence of a quorum at the meeting. The approval of the proposal to approve the Agreement and Plan of Merger requires the affirmative vote of holders of at least two-thirds of the shares of SWVA common stock outstanding on _______, 2001. Broker non-votes and abstentions will be counted and will have the effect of a vote against the proposal to approve the Agreement and Plan of Merger. Your broker may not vote your shares on the merger without instructions from you. Without your voting instructions a broker non-vote will occur and will have the same effect as a vote against the merger.

     As to the election of directors, the proxy being provided by the Board enables a shareholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or both of the nominees being proposed. Directors are elected by a plurality of votes cast.

     As to the ratification of auditors, by checking the appropriate box, a shareholder may: vote (1) "FOR" the item, (2) vote "AGAINST" the item, or (3) vote to "ABSTAIN" on such item. This matter and, unless otherwise required by law, all other matters will be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes or (b) proxies marked "ABSTAIN" as to that matter.

     On September 30, 2000, the executive officers and directors of SWVA, including their affiliates, had voting power with respect to an aggregate of 63,302 shares of SWVA common stock or approximately 15% of the shares of SWVA common stock then outstanding. SWVA currently expects that such directors and officers will vote all of such shares in favor of the proposal to approve the Agreement and Plan of Merger. On December 1, 2000, the directors and executive officers of FNB did not beneficially own any shares of SWVA common stock.

Recommendation of the Board of Directors of SWVA

     The SWVA Board has unanimously approved and adopted the Agreement and Plan of Merger. The SWVA Board believes that the merger is fair to and in the best interests of SWVA and the SWVA shareholders and recommends that the SWVA shareholders vote "FOR" approval of the Agreement and Plan of Merger and the transactions contemplated thereby. See "The Merger - Reasons of SWVA for the Merger" on page ___.

Solicitation and Revocation of Proxies

     A form of proxy is enclosed with this document. All shares of SWVA common stock represented by properly executed proxies (whether or not through the return of the enclosed proxy card) will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted "FOR" approval of the Agreement and Plan of Merger, and "FOR" both nominees for election as director and the ratification of the appointment of independent auditors, and in the discretion of the proxy holder as to any other matter, which may properly come before the meeting.

     You are requested to vote by completing, dating and signing the accompanying proxy card and returning it promptly to SWVA in the enclosed, postage-paid envelope. You should not send stock certificates with your proxy card.

     Any SWVA shareholder that has previously delivered a properly executed proxy may revoke such proxy at any time before its exercise. A proxy may be revoked either by (1) filing with the Secretary of SWVA prior to the meeting, at SWVA's principal executive offices, either a written revocation of such proxy or a duly executed proxy bearing a later date or (2) attending the meeting and voting in person. Presence at the meeting will not revoke a shareholder's proxy unless such shareholder votes in person.

     The cost of soliciting proxies will be borne by SWVA. Proxies may be solicited by personal interview, mail or telephone. In addition, SWVA may reimburse brokerage firms and other persons representing beneficial owners of shares of SWVA common stock for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by some of SWVA's executive officers, directors and regular employees, without additional compensation, personally or by telephone or facsimile transmission.

Other Matters

     SWVA is unaware of any matter to be presented at the SWVA meeting other than the election of two directors, the ratification of the appointment of independent auditors, and the proposal to approve the Agreement and Plan of Merger. The proxy being provided by the Board enables shareholders to grant, withhold, or abstain on giving, the persons named in the enclosed form of proxy authority to vote all properly executed proxies in accordance with their judgment on any other matter properly presented at the meeting.

              Additional Information Regarding the Annual Meeting

Voting Securities and Holders Thereof

     The following table sets forth information, as of _______, 2001, the voting record date for the meeting, regarding share ownership of (1) persons or groups who own more than 5% of the outstanding shares of SWVA common stock and (2) all directors and executive officers of SWVA as a group. Other than as noted below, SWVA knows of no person or group that owns more than 5% of the outstanding shares of SWVA common stock as of ________, 2001.

                                                                                  Percent of Shares
                                                         Amount and Nature of     of Common Stock
Name and Address of Beneficial Owner                     Beneficial Ownership       Outstanding
------------------------------------                     --------------------       -----------

Southwest Virginia Savings Bank, FSB                                 42,839              10.1%
Employee Stock Ownership Plan
302 Second Street, S.W.
Roanoke, Virginia  24011-1597

B. L. Rakes                                                       42,118 (1)              9.4%
302 Second Street, S.W.
Roanoke, Virginia  24011-1597

All Directors and Executive Officers                          120,771 (2)(3)(4)          25.1%
  as a Group (9 persons)

__________________________________

     (35830) Includes 25,710 shares of common stock that the individual has a right to acquire pursuant to exercisable options, and 815 shares of restricted common stock that will vest within 60 days of the record date.
(2) Includes shares of common stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power, unless otherwise indicated. Includes 57,469 shares of common stock that executive officers and directors have a right to acquire pursuant to the exercise of options within 60 days from the Record Date. Includes 10,680 shares of common stock allocated under the Employee Stock Ownership Plan ("ESOP") to executive officers or directors, over which such individuals exercise shared voting and investment power.
(3) Excludes 18,258 unallocated shares of common stock held under the ESOP for which certain directors serve as members of the administrative committee ("ESOP Committee") or as trustees for the ESOP ("ESOP Trustees"). Such individuals disclaim beneficial ownership with respect to such shares held in a fiduciary capacity. The ESOP purchased such shares for the exclusive benefit of ESOP participants with funds borrowed from SWVA. These shares are held in a suspense account and are allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid. Messrs.
     B. L. Rakes, F.C. Hoge, and Michael M. Kessler serve on the ESOP Committee and Michael M. Kessler, James H. Brock, and Glen C. Combs serve as the ESOP Trustees. The ESOP Committee or the Board instructs the ESOP Trustees regarding investment of ESOP plan assets. The ESOP Trustees must vote all shares allocated to participant accounts under the ESOP as directed by ESOP participants. Unallocated shares and shares for which no timely voting direction is received will be voted by the ESOP Trustees as directed by the ESOP Committee.
(4) Excludes 11,767 shares of common stock held by the Southwest Virginia Savings Bank, FSB Management Stock Bonus Plan ("Management Stock Bonus Plan") as of the close of business on the Record Date. Directors Hoge, Brock, Combs, and Kessler collectively serve as trustees to the Management Stock Bonus Plan trust, and such individuals disclaim beneficial ownership with respect to such shares held in a fiduciary capacity.

Section 16(a) Beneficial Ownership Reporting Compliance

     The directors and officers of SWVA and beneficial owners of greater than 10% of the common stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the Securities and Exchange Commission to disclose changes in beneficial ownership of SWVA common stock. Based on SWVA's review of such ownership reports, to the best of the SWVA's knowledge, no officer, director, or 10% beneficial owner of SWVA failed to file such ownership reports on a timely basis for the fiscal year ended June 30, 2000.

Election of Directors

     SWVA's Articles of Incorporation require that the Board of Directors, which currently consists of seven members, be divided into three classes, each of which contains approximately one-third of the members of the Board. The directors are elected by the shareholders of the SWVA for staggered three-year terms, or until their successors are elected and qualified. One class, consisting of D.W. Shilling and B.L. Rakes, has a term of office expiring at the meeting.

     D. W. Shilling and B. L. Rakes have been nominated by the Board of Directors to serve as directors, both for a three-year term to expire in 2003. It is intended that the proxies solicited by the Board will be voted, unless otherwise specified, for the election of the named nominees. If either nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why either nominee might be unavailable to serve.

     The following table sets forth the nominees and the directors continuing in office, their names, ages, the years they first became a director of SWVA or Southwest Virginia Savings Bank, FSB, (the "Savings Bank"), the expiration date of their current terms, and the number and percentage of shares of the SWVA common stock beneficially owned by each. Each director of SWVA is also a member of the Savings Bank's Board.

                                            Year First        Current      Shares of Common
                                            Elected or        Term to     Stock Beneficially    Percent of
          Name               Age(1)       Appointed (2)       Expire           Owned (3)           Class
          ----               ------       -------------       ------           ---------           -----
Board Nominees for a Term to Expire in 2003

B. L. Rakes                       67                 1977          2000          42,118 (4)            9.4%

D.W. Shilling                     54                 1999          2000              5,128             1.2%

Directors Continuing in Office

F. Courtney Hoge                  59                 1979          2001           8,612 (5)(6)         2.0%

Barbara C. Weddle                 63                 1987          2001          15,776 (8)            3.7%

James H. Brock                    58                 1985          2002        9,144 (5)(6)(7)         2.1%

Glen C. Combs                     53                 1987          2002       15,112 (5)(6)(7)         3.5%

Michael M. Kessler                48                 1987          2002        9,966 (5)(6)(7)         2.3%

_____________________________
(1)  At June 30, 2000.
(2) Refers to the year the individual first became a director of SWVA or the Savings Bank. All directors of the Savings Bank during June 1994 became directors of SWVA when it was incorporated in June 1994.
(3)  Beneficial ownership as of the record date for the meeting.
(4) Includes 25,712 shares of common stock that the individual has a right to acquire pursuant to exercisable options, and 815 shares of restricted common stock that will vest within 60 days of the record date.
(5) Includes 4,298 shares of common stock that the individual has a right to acquire pursuant to exercisable options, and 163 shares of restricted common stock that will vest within 60 days of the record date.
(6) Excludes 11,767 shares of common stock held by the Management Stock Bonus Plan's trust, to which the individual serves as trustee. Such individual disclaims beneficial ownership with respect to such shares held in a fiduciary capacity.
(7) Excludes 18,258 unallocated shares of common stock held under the ESOP for which certain directors serve as members of the ESOP Committee or as ESOP Trustees. Such individual disclaims beneficial ownership with respect to such shares held in a fiduciary capacity. The ESOP purchased shares for the exclusive benefit of ESOP participants with funds borrowed from SWVA. These shares are held in a suspense account and are allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid. Messrs. B. L. Rakes, Michael M. Kessler and F. Courtney Hoge serve on the ESOP Committee and Michael M. Kessler, James H. Brock, and Glen C. Combs serve as the ESOP Trustees. The ESOP Committee or the Board instructs the ESOP Trustees regarding investment of ESOP plan assets. The ESOP Trustees must vote all shares allocated to participant accounts under the ESOP as directed by ESOP participants. Unallocated shares and shares for which no timely voting direction is received will be voted by the ESOP Trustees as directed by the ESOP Committee.
(8) Includes 8,863 shares of common stock that the individual has a right to acquire pursuant to exercisable options and 424 shares of restricted common stock that will vest within 60 days of the record date.

     The following table sets forth information regarding the executive officers of SWVA and the Savings Bank, including their names, ages, the years they first became an officer of SWVA or the Savings Bank, and their current positions with SWVA or the Savings Bank.

                                                     Year First
                                                    Appointed as
  Name of Individual            Age (1)              Officer(2)          Position (3)
  ------------------            -------              ----------          ------------

Wayne F. Munden                    56                     1985         Senior Vice President/
                                                                         Director of Lending

Mary G. Staples                    46                     1990         Treasurer/Controller

____________________
(1)  As of June 30, 2000.
(2)  Refers to the year the individual first became an officer of the Savings
     Bank.
(3) Mr. Munden serves as an executive officer of the Savings Bank. In addition to serving as Treasurer/Controller of SWVA, Ms. Staples serves as Vice President of Operations and as Treasurer/Controller of the Savings Bank.

     Biographical Information. Set forth below is certain information with respect to the executive officers and directors of SWVA and executive officers of the Savings Bank. All directors have held their present positions for five years unless otherwise stated.

     James H. Brock is currently President of Rusco Window Company, Roanoke, Virginia, a manufacturer and distributor of home improvement products which has employed Mr. Brock since 1970. He is a member and past President of the Rotary Club of Roanoke, past President of the Better Business Bureau, and a former member of the board of directors of the Credit Marketing and Management Association.

     Glen C. Combs is Vice President of Acosta Sales, a food brokerage company. Mr. Combs is a former member of the Rotary Club of Roanoke and the Roanoke Food Brokers Association and a past Board member of Inter-City Athletic Association.

     F. Courtney Hoge has been an insurance sales representative for New York Life Insurance Company, Roanoke, Virginia since 1965. He is President and a member of the board of the Life Line Foundation of the Rescue Mission, and serves on the Personnel Committee of the Presbyterian Community Center. He is past President of the E. Price Ripley Memorial Foundation, past President of the Roanoke Association of Life Underwriters, past President of the Roanoke Valley Estate Planning Council, and past President of the Rotary Club of Roanoke - Downtown.

     Michael M. Kessler has been the President and sole shareholder of Kessler Associates, Ltd., a photo processing company, since 1983. He is also a member and past President of the Rotary Club of Roanoke, past President of the Virginia Professional Photographers Association, a past member of the Board of Governors of the Southeastern Professional Photographers Association, past chairman of the Specialist Group of the Professional Photographers of America and a past Board Member of the Better Business Bureau.

     B. L. Rakes became Chairman of the Boards of SWVA and the Savings Bank in March, 1999. At that time he resigned as President and Chief Financial Officer of SWVA and resigned as President, Chief Executive Officer and Chief Financial Officer of the Savings Bank. He resigned as Chief Executive Officer of SWVA and retired from the Savings Bank at the end of June, 1999. Mr. Rakes had been President, Chief Executive Officer and Chief Financial Officer of the Savings Bank since 1977 and of SWVA since 1994 and has been employed by the Savings Bank since 1959. He served as Vice President and Treasurer from 1973 to 1977, and as Secretary from 1974 to 1977. He is a member and past President of the Rotary Club of Roanoke. Mr. Rakes serves as a consultant to the Savings Bank.

     D. W. Shilling joined the Savings Bank in April 1998, filling the position of Executive Vice President and Chief Operations Officer. Between January, 1995 and April 1998, Mr. Shilling was a Senior Vice President and Area Manager for the Roanoke, Virginia area of a Virginia-based commercial bank. Prior to that time, Mr. Shilling was a Senior Vice President and Area Manager for the same bank in the southwestern part of Virginia. Mr. Shilling became President and Chief Executive Officer of the Savings Bank and President of SWVA in March, 1999. In June 1999, Mr. Shilling became Chief Executive Officer of SWVA. On March 1, 1999, Mr. Shilling became a director of SWVA and the Savings Bank.

     Barbara C. Weddle has been Senior Vice President of the Savings Bank since 1985, in which capacity she oversees the savings, accounting and personnel departments. She has served as Secretary of the Savings Bank since 1977. She has been employed by the Savings Bank since 1965, in various capacities and served as a Vice President from 1977 until 1985.

     Wayne F. Munden has been a Senior Vice President since 1985, in which capacity he is Director of Lending. He has been employed by the Savings Bank since 1968, and served as Vice President from 1977 to 1985. He is a member of the Rotary Club of Roanoke.

     Mary G. Staples has been Vice President of Operations for the Savings Bank since 1997. She has served as Controller/Treasurer since 1990. She has been employed by the Savings Bank since 1972, in various capacities.

     Meetings and Committees of the Board of Directors. SWVA's Board of Directors conducts its business through meetings of the Board. The Board did not have committees during the fiscal year ended June 30, 2000, but the committees of the Savings Bank's Board of Directors acted as committees for both SWVA and the Savings Bank. During the fiscal year ended June 30, 2000, the Board of Directors of SWVA held seven regular meetings and four special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served during the fiscal year ended June 30, 2000.

     During the 2000 fiscal year, Directors Brock, Combs, Kessler, Hoge and Weddle acted as the Nominating Committee, which is a non-standing committee, for selecting the Board's nominees for election of directors in accordance with SWVA's bylaws. In its deliberations, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business, and civic affairs. While the Board of Directors may consider nominees recommended by shareholders, it has not actively solicited recommendations from SWVA's shareholders for nominees, nor is it required to do so. The Nominating Committee met twice during the 2000 fiscal year.

     The Executive Committee, a standing committee, consists of Directors Rakes (Chairman), Combs, Shilling and Hoge. The Executive Committee offers guidance to management, and, when necessary, it performs functions of the full Board during the intervals between meetings of the Board of Directors. The Executive Committee did not meet during the fiscal year ended June 30, 2000.

     The Compensation Committee consists of Directors Hoge (Chairman), Shilling, Combs and Brock. The Compensation Committee is directed to act on compensation matters, and any action taken by the Compensation Committee must be approved by the Board of Directors. The Board of Directors met once in fiscal 2000 to review and approve salary adjustments for SWVA's senior management.

     The Retirement Committee consists of Directors Hoge (Chairman), Kessler, and Weddle. The Retirement Committee meets on call to review and study the Savings Bank's retirement plans. The Retirement Committee did not meet during fiscal 2000.


     The Audit Committee, a standing committee, is comprised of Directors Hoge (Chairman), Brock, Combs, Kessler and Rakes, each of whom, other than Mr. Rakes, is "independent" as such term is defined by the rules of the Nasdaq Stock Market. The Audit Committee annually selects the independent auditors and meets with the accountants to discuss and review the annual audit. The Audit Committee is further responsible for internal controls for financial reporting. The Audit Committee met once during the 2000 fiscal year.


Report of the Audit Committee

     For the fiscal year ended June 30, 2000, the Audit Committee (1) reviewed and discussed the Company's audited financial statements with management, (2) discussed with the Company's independent auditor, Cherry Bekaert & Holland L.L.P. ("Cherry Bekaert"), all matters required to be discussed under Statement on Auditing Standards No. 61., and (3) received from Cherry Bekaert disclosures regarding Cherry Bekaert's independence as required by Independence Standards Board Standard No. 1 and discussed with Cherry Bekaert their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000.

     Audit Committee:

     F. Courtney Hoge (Chairman)
     James H. Brock
     Glen C. Combs
     Michael M. Kessler
     B. L. Rakes

     Directors' Compensation. SWVA pays an annual fee of $3,600 to each member of its Board of Directors. SWVA paid a total of $25,200 in directors' fees during the fiscal year ended June 30, 2000.

     The Savings Bank also pays Board of Director fees. Each director is paid $450 per meeting attended. Directors Shilling and Weddle did not receive fees for attendance of meetings of the Board of Directors of the Savings Bank or any of its committees during the 2000 fiscal year. Each non-employee director attending a meeting of the Executive Committee, Retirement Committee, Compensation Committee or Loan Committee of the Savings Bank receives a fee of $100 per meeting attended. The Savings Bank paid a total of $37,950 in board and committee fees to members of the Board of Directors during the fiscal year ended June 30, 2000.

     Stock Awards. On October 25, 1995, the shareholders of SWVA approved the SWVA Bancshares, Inc. 1994 Stock Option Plan ("1994 Stock Option Plan") and the Southwest Virginia Savings Bank, FSB Management Stock Bonus Plan ("Management Stock Bonus Plan"). Directors Hoge, Brock, Combs, and Kessler each received (as of the date of shareholder approval) options to purchase 2,852 shares of common stock under the 1994 Stock Option Plan and 1,141 shares of restricted stock under the Management Stock Bonus Plan. The options granted to these directors are exercisable at a rate of 20% annually. Restricted stock granted to the above named directors vest at a rate of 14.28% annually. In March 1998, each Director of SWVA was awarded immediately exercisable stock options to purchase 1,446 shares of common stock.

Executive Compensation

     Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer of SWVA during the year ended June 30, 2000. No other executive officers of SWVA had a salary and bonus during the fiscal year ended June 30, 2000, that exceeded $100,000 for services rendered in all capacities to SWVA.

                                                                             Long-Term
                                 Annual                                     Compensation
                               Compensation                                    Awards
                                                                                             Securities
                                                                             Restricted      Underlying
Name and               Fiscal                            Other Annual           Stock         Options/        All Other
Principal Position     Year       Salary      Bonus     Compensation(1)       Awards($)       SARs(#)       Compensation
------------------     ------     ------      -----     ---------------       ---------      ----------     ------------
D.W. Shilling            2000      $105,000  $    --       $  3,700          $      --               --     $  5,824(2)
Chief Executive          1999      $ 95,000  $    --       $  1,300          $      --               --     $ 10,000(3)
Officer                  1998      $ 64,000  $    --       $     --          $      --               --     $     --

________________________
(1) Consists of board of director fees from SWVA and Southwest Virginia Service Corp. Does not include the value of certain other benefits, such as automobile allowances, which do not exceed 10% of the total salary and bonus of the individual.
(2) Includes 613 shares of common stock allocated, in the 2000 fiscal year, under the ESOP with a market value of as of June 30, 2000, of $9.50 per share, for a total value of $5,824.
(3) Consists of funds provided with the specific requirement that they be used by the officer to obtain an equity interest in SWVA by purchasing shares of SWVA common stock.

(4)  Mr. Shilling joined SWVA in April 1998.

     Employment Agreement. The Savings Bank maintains an employment agreement with D. W. Shilling, President and Chief Executive Officer of the Savings Bank. The employment agreement is for a term of three years at his then current salary level. The employment agreement is terminable by the Savings Bank for "just cause" as defined in the employment agreement. If the Savings Bank terminates Mr. Shilling without just cause, he will be entitled to a continuation of his salary from the date of termination through the remaining term of the employment agreement, but in no event for a period of less than 12 months. The employment agreement contains a provision stating that in the event of his involuntary termination of employment in connection with, or within two years after, any change in control of the Savings Bank, Mr. Shilling will be paid in a lump sum an amount equal to 2.999 times his average annual compensation for the prior five years. Following a change in control, a termination of employment as of June 30, 2000, would have resulted in a lump sum payment of approximately $315,000 to Mr. Shilling. The employment agreement may be renewed annually by the Board of Directors upon a determination of satisfactory performance.


     Certain Relationships and Related Transactions. Except as noted below, no directors, executive officers, or immediate family members of such individuals were engaged in transactions with the Savings Bank or any subsidiary involving more than $60,000 during the fiscal year ended June 30, 2000. Furthermore, the Savings Bank had no "interlocking" relationships existing on or after June 30, 2000, in which (1) any executive officer is a member of the Board of Directors/Trustees of another entity, one of whose executive officers is a member of the Savings Bank's Board of Directors, or where (2) any executive officer is a member of the compensation committee of another entity, one of whose executive officers is a member of the Savings Bank's Board of Directors.

     Set forth below is certain information as of June 30, 2000, relating to mortgage and other loans given to executive officers and directors and their immediate family who had aggregate outstanding loan balances with the Savings Bank of $60,000 or greater.

     The Savings Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors, and employees. Such loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with the Savings Bank's other customers, and do not involve more than the normal risk of collectability, nor present other unfavorable features. However, as part of the Savings Bank's compensation program, the Savings Bank makes adjustable-rate first mortgage loans to full-time employees, officers, directors and related parties at 1% above the Savings Bank's cost of funds while adjustable-rate second mortgages and cash out refinances are made at 1.5% above the Savings Bank's cost of funds. Such rates are only effective while such persons are employees, officers, and/or directors (including loans to related parties of such individuals) of the Savings Bank and continue to occupy the real estate securing the loans as their primary residence.

                                                                                          Highest Unpaid
                                                                                              Balance
                                                                                            Outstanding
                                                                                            During Last         Unpaid
                                                Original    Interest     Prevailing Rate     Two Fiscal        Balance As
Name of Officer                      Date         Loan        Rate        at Time Loan      Years Ended       Of June 30,
  or Director     Type of Loan    Originated     Amount      Charged        was Made        June 30, 2000            2000
-------------------------------------------------------------------------------------------------------------------------
Wayne F. Munden   Home Mortgage     05/30/97    $ 200,000      5.75%(1)        5.50%          $193,557         $189,142

---------------------
(1) The interest rate of 5.75% on the home mortgage loan is an adjustable rate mortgage plan. The loan was modified at the time the loan was made to 1% above the cost of Savings Bank's funds rounded to the next one-quarter percent. The rate on this loan adjusts annually. The loan was originated with a 5.5% interest rate.

Ratification of Appointment of Auditors

     Cherry Bekaert & Holland L.L.P. served as SWVA's auditors for the fiscal year ended June 30, 2000. The Board of Directors has approved the selection of Cherry Bekaert & Holland L.L.P. as its auditors for the fiscal year ended June 30, 2001, subject to ratification by SWVA's shareholders. A representative of Cherry Bekaert & Holland L.L.P. is expected to be present at the meeting to respond to shareholders' questions and will have the opportunity to make a statement if he or she so desires.

     The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Cherry Bekaert & Holland L.L.P. as SWVA's auditors for the fiscal year ended June 30, 2001.

                                 The Companies

SWVA


     SWVA is a Virginia-chartered corporation organized in June of 1994, at the direction of Southwest Virginia Savings Bank, FSB to acquire all of the capital stock that the Bank issued in its conversion from the mutual to stock form of ownership. On October 7, 1994, the Savings Bank completed the conversion and became a wholly owned subsidiary of SWVA. In connection with the conversion, SWVA issued 570,590 shares of its common stock, par value $.10 per share. SWVA is a unitary savings and loan holding company which, under existing laws, generally is not restricted in the types of business activities in which it may engage provided that the Savings Bank retains a specified amount of its assets in housing-related investments.


     The Savings Bank is primarily engaged in attracting deposits from the general public and using those funds to originate real estate loans on one- to four-family residences and, to a lesser extent, construction, multi-family and non-residential real estate loans, commercial loans and consumer loans. In addition, the Savings Bank invests in investments securities and mortgage-backed securities. The Savings Bank offers its customers both ARMs and fixed-rate mortgage loans. ARMs are originated for retention in the Savings Bank's portfolio. Generally, the Savings Bank sells fixed rate mortgage loans upon origination in the secondary market. Depending on the level of prevailing interest rates, the Savings Bank may retain fixed rate mortgage loans in its portfolio. Management of the Savings Bank determines whether to retain fixed rate mortgage loans in its portfolio over the average life of the loan. All commercial and consumer loans are retained in the Savings Bank's portfolio and management anticipates that the future focus on these types of loans will generate new business that will enable the Savings Bank to reduce its dependence on mortgage activity.


     The principal sources of funds for the Savings Bank's lending activities are deposits and the amortization, repayment and maturity of loans, investments and mortgaged-backed securities. The Savings Bank's primary sources of income are interest and fees on loans, interest on investments and mortgage-backed securities and customer service fees. The Savings Bank's primary expense is interest paid on deposits.


     The Savings Bank's primary market area consists of Roanoke County, the City of Roanoke, the City of Salem, and the County of Botetourt. The Savings Bank regards this area as its "basic" lending area, but loans are also made in the adjoining counties of Bedford and Franklin.


     The Savings Bank's main office is located at 302 Second Street, S.W., in the City of Roanoke, Virginia. The Savings Bank has one branch office located in the City of Roanoke. The Savings Bank has another branch and a loan production office located in Roanoke County, as well as branch offices in Vinton and Salem, Virginia.

     The Roanoke Valley is equidistant from New York and Atlanta, 230 miles south of Washington, D.C. and 250 miles west of the Port of Hampton Roads, Virginia. The population in the Roanoke Valley area has remained relatively stable over the past thirty years and was 269,100 according to the 1990 U.S. Census. The Roanoke Valley area enjoys a diversified economy comprised of services, retail, manufacturing, government offices, finance, insurance, real estate, wholesale trade, transportation, public utilities, construction and agriculture.


     The outlying region of the Savings Bank's market area is rural in nature and may represent limited opportunities for lending and investment growth which could adversely affect the Savings Bank's ability to achieve asset growth. The Savings Bank is the only savings bank headquartered in the Roanoke Valley area. This area is also served by branch offices of regional commercial banks and various community banks and credit unions.

FNB

     Subsequent to December 31, 1995, the Board of Directors of First National Bank approved a reorganization whereby a bank holding company (FNB Corporation) was incorporated under the laws of the Commonwealth of Virginia. On June 11, 1996, the shareholders of the Bank approved a plan for the holding company to exchange one share of its stock for each share of stock of the Bank. A registration statement was filed with the SEC to register the stock of the holding company, and such registration statement was subsequently declared effective by the SEC. On July 11, 1996, the OCC approved the plan, and the exchange was subsequently consummated. As a result, the Bank became a wholly owned subsidiary of the holding company during the third quarter of 1996, and the holding company began filing periodic reports under the Securities Exchange Act of 1934. Prior to the consummation of the exchange, the Bank filed periodic reports with the OCC.


     First National Bank. First National Bank, which was organized in 1905, does a general banking business, serving the commercial, agricultural, and personal banking needs of its trade territory, commonly referred to as the New River Valley, which consists of Montgomery County, Virginia and portions of surrounding counties. The Bank engages in and offers a full range of banking services, including trust services; demand, savings, and time deposits used to fund the loan demand in its trade area; commercial, farm, consumer installment, mortgage, credit card, FHA and SBA guaranteed loans.

     Under national banking law, nontraditional activities of a bank must be operated through a corporate subsidiary of the bank. During 1992, FNB formed a wholly-owned subsidiary in order to expand its business operations. FNB Financial Services, Inc. is a member of the Virginia Title Center, L.L.C. and acts as an agent in the issuance of title insurance policies. Additionally, this subsidiary has been licensed by the Commonwealth of Virginia to offer annuity products through First National's Trust Department.


     The local economy is tied primarily to the area's three largest employers
- Virginia Polytechnic Institute and State University, with a student population in excess of 25,000; Radford University, with a student population in excess of 8,000; and the Radford Arsenal, a large munitions plant operated under contract to the U.S. Army by the Hercules Corporation. Other industries include a wide variety of manufacturing concerns and agriculture-related enterprises. The Bank's main office is located in Christiansburg, the County Seat, with offices strategically located to take advantage of its trade area's population mix. Of the Bank's twelve full service offices, nine are located in Montgomery County, one in the City of Radford, one in the Town of Dublin and one in Wythe County. One paying and receiving office is located in Montgomery County.


     Competition. FNB is the largest bank in the area, with approximately 60% of those deposits held by independent banks. It is estimated that FNB holds 36% of total deposits in its primary trade area including the offices of those state-wide and multi-state bank holding companies located in its trade area. Competition in the trade area consists of state-wide and multi-state bank holding companies, independent banks, and credit unions.


     Loan Commitments. The Bank's portfolio is not concentrated within any single industry or group of related industries, nor is there any material risk other than that which is expected in the normal course of business of a bank in this location. Bank policy establishes lending limits for each officer. Loan requests for amounts exceeding loan officer lending authority are referred to the officer loan committee which can approve loans up to 80% of the Bank's legal lending limit. Loan requests exceeding this limit are referred to the Executive Committee of the Board of Directors.

                       Description of FNB Capital Stock


     The information below outlines some provisions of FNB's articles of incorporation and bylaws and the Virginia Stock Corporation Act. The information is qualified in all respects by reference to the provisions of FNB's articles of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement, and the Virginia Business Corporation Act. See "Available Information."

Common Stock

     FNB's articles of incorporation authorized the issuance of up to ten million shares of common stock, par value $5.00 per share.

     Dividends. The holders of FNB common stock are entitled to share ratably in dividends when and if declared by the FNB Board from funds legally available therefor.


     Voting Rights. Each holder of FNB common stock has one vote for each share held on matters presented for consideration by the shareholders.

     Classification of Board of Directors. The FNB Board is divided into three classes, each serving three-year terms, so that approximately one-third of the directors of FNB are elected at each annual meeting of the shareholders of FNB. Classification of the FNB Board has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the FNB Board and thereby could impede a change in control of FNB.

     Preemptive Rights. The holders of FNB common stock have no preemptive rights to acquire any additional shares of FNB Common Stock.


     Issuance of Stock.  FNB's articles of incorporation authorize the FNB
Board to issue authorized shares of FNB common stock without shareholder approval. However, FNB's common stock is listed on the NASDAQ National Market System, which requires shareholder approval of the issuance of additional shares of FNB common stock under some circumstances.

     Liquidation Rights. In the event of liquidation, dissolution or winding-up of FNB, whether voluntary or involuntary, the holders of FNB common stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor).

     Control Acquisitions. The Federal Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given 60 days' prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act would, under the circumstances set forth in the presumption, constitute the acquisition of control.

     In addition, any "company" would be required to obtain the approval of the Federal Reserve Board under the BHC Act before acquiring 25% (5% in the case of an acquirer that is a bank holding company) or more of the outstanding shares of FNB common stock, or such lesser number of shares as constitute control over FNB.

State Anti-Takeover Statutes

     The Virginia Stock Corporation Act restricts transactions between a corporation and its affiliates and potential acquirors. The summary below is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions, and is qualified in its entirety by reference to the statutory provisions contained in the Virginia Stock Corporation Act. Because both SWVA and FNB are Virginia corporations, the provisions of the Virginia Stock Corporation Act described below apply to SWVA and FNB and will continue to apply to FNB after the merger.

     Affiliated Transactions. The Virginia Stock Corporation Act contains provisions governing "Affiliated Transactions," found at Sections 13.1-725 -
727.1 of the Virginia Stock Corporation Act. Affiliated Transactions include certain affiliations and share exchanges, certain material dispositions of corporate assets not in the ordinary course of business, any dissolution of a corporation proposed by or on behalf of an Interested Shareholder (as defined below), and reclassifications, including reverse stock splits, recapitalizations or affiliations of a corporation with its subsidiaries, or distributions or other transactions which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Stock Corporation Act, an "Interested Shareholder" is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.


     Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, any Affiliated Transaction must be approved by the affirmative vote of holders of two-thirds of the outstanding shares of the corporation entitled to vote, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the Disinterested Directors (as defined below). A "Disinterested Director" is defined in the Virginia Stock Corporation Act as a member of a corporation's board of directors who (1) was a member before the later of January 1, 1988 or the date on which a shareholder became an Interested Shareholder and (2) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the corporation's board of directors. At the expiration of the three year period after a shareholder becomes an Interested Shareholder, these provisions require approval of the Affiliated Transaction by the affirmative vote of the holders of two-thirds of the outstanding shares of the corporation entitled to vote, other than those beneficially owned by the Interested Shareholder.


     The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three year period has expired and require either that the transaction be approved by a majority of the corporation's Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the higher of: the highest per share price for their shares as was paid by the Interested Shareholder for his or its shares, or the fair market value of the shares. The fair price requirements also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder, unless approved by a majority of the Disinterested Directors.

     None of the foregoing limitations and special voting requirements applies to a transaction with an Interested Shareholder who has been an Interested Shareholder continuously since the effective date of the statute (January 26, 1988) or who became an Interested Shareholder by gift or inheritance from such a person or whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the Disinterested Directors of the corporation.

     These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the Virginia Stock Corporation Act provides that by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. Neither SWVA nor FNB has adopted such an amendment. Currently, no shareholder of SWVA owns or controls 10% or more of SWVA common stock, and there are no Interested Shareholders of SWVA or FNB as defined by the Virginia Stock Corporation Act.


     Control Share Acquisitions. The Virginia Control Share Acquisitions statute, found at Sections 13.1-728 - 728.8 of the Virginia Stock Corporation Act, also is designed to afford shareholders of a public company incorporated in Virginia protection against certain types of non-negotiated acquisitions in which a person, entity or group (Acquiring Person) seeks to gain voting control of that corporation. With certain enumerated exceptions, the statute applies to acquisitions of shares of a corporation which would result in an Acquiring Person's ownership of the corporation's shares entitled to vote in the election of directors falling within any one of the following ranges: 20% to 33-13%, 33-13% to 50% or 50% or more (a Control Share Acquisition). Shares that are the subject of a Control Share Acquisition (Control Shares) will not be entitled to voting rights unless the holders of a majority of the "Disinterested Shares" vote at an annual or special meeting of shareholders of the corporation to accord the Control Shares with voting rights. Disinterested shares do not include shares owned by the Acquiring Person or by officers and inside directors of the target company. Under certain circumstances, the statute permits an Acquiring Person to call a special shareholders' meeting for the purpose of considering granting voting rights to the holders of the Control Shares. As a condition to having this matter considered at either an annual or special meeting, the Acquiring Person must provide shareholders with detailed disclosures about his identity, the method and financing of the Control Share Acquisition and any plans to engage in certain transactions with, or to make fundamental changes to, the corporation, its management or business. Under certain circumstances, the statute grants dissenters' rights to shareholders who vote against granting voting rights to the Control Shares. The Virginia Control Share Acquisitions Statute also enables a corporation to make provisions for redemption of Control Shares with no voting rights. Among the acquisitions specifically excluded from the statute are acquisitions which are a part of certain negotiated transactions to which the corporation is a party and which, in the case of mergers or share exchanges, have been approved by the corporation's shareholders under other provisions of the Virginia Stock Corporation Act.

Listing of FNB Common Stock

     The FNB common stock is traded on the NASDAQ National Market System under the symbol "FNBP." FNB will obtain approval from NASDAQ for listing of additional shares of FNB common stock to be issued as a result of the merger.

                        Differences in the Rights of FNB
                       Shareholders and SWVA Shareholders

General


      FNB and SWVA are incorporated under the laws of Virginia and, accordingly, the rights of SWVA's shareholders and FNB's shareholders are governed by the laws of the Commonwealth of Virginia. In addition, as a result of the merger, SWVA shareholders automatically will become shareholders of FNB to the extent that they elect and receive stock consideration in the merger, and their rights as shareholders will be determined by the articles of incorporation and bylaws of FNB and the Virginia Stock Corporation Act, instead of by the articles of incorporation and bylaws of SWVA. The following summarizes the material differences in the rights of shareholders of FNB and SWVA. This summary is necessarily general, and is qualified in its entirety by reference to, the Virginia Stock Corporation Act and the articles of incorporation and bylaws of each corporation.

                               Authorized Capital

                       FNB                                                  SWVA
     Ten million (10,000,000) shares of common           Two million two hundred twenty-five thousand
stock, par value five dollars ($5.00) per           (2,225,000) shares of common stock, par value ten
share.  As of January 2, 2001, there were           cents ($0.10) per share, and two hundred
4,047,746 shares of common stock issued             seventy-five thousand (275,000) shares of preferred
and outstanding.                                    stock, par value ten cents ($0.10) per share.

               Amendment of Articles of Incorporation and Bylaws

FNB                                                                         SWVA
     Approval of an amendment to the articles        Approval of an amendment to the articles will be
requires a vote in favor by a majority of       governed by Virginia law, except for changes to:
shareholders, provided that the amendment       Articles 6.B. Bylaws; 6.C. Applicability of
has been approved and recommended by            Statutes; 7.C. Board of Directors,  Removal; 7.E.
two-thirds of the directors.  If the            Duties of Directors; Liability of Directors and
amendment was not so approved and               Officers; 8. Indemnification, Etc., of Officers,
recommended, an 80% vote of shareholders        Directors, Employees and Agents; 9.  Meeting of
is needed to amend.  The bylaws may be          Stockholders and Stockholders Proposals; 10.
amended by either the Board or                  Restriction on Voting the Corporation's Common
shareholders.                                   Stock and 11. Approval of Business Combinations,
                                                which all require a vote in favor by 80% of
                                                shareholders to amend.  The bylaws may be amended
                                                by either the Board or shareholders, provided, that
                                                in the case of an amendment by shareholders, a vote
                                                in favor by 67% of shareholders is required.

                  Mergers, Consolidations and Sale of Assets

FNB                                                                         SWVA
     Approval of a merger, consolidation and           Approval of a merger, consolidation and sale of
sale of assets requires a vote in favor by        assets requires a vote in favor by 80% of
a majority of shareholders, provided that         shareholders unless two-thirds of the directors,
the transaction has been approved and             who were directors prior to the time any person
recommended by two-thirds of the Directors        acquired beneficial ownership of ten percent or
of FNB.  If the transaction was not so            more of the outstanding voting stock of SWVA,
approved and recommended, an 80% vote of          approve the transaction.
shareholders is required to approve the
transaction.

                 Size and Classification of Board of Directors

FNB                                                                         SWVA
     The Board consists of not less than three           The initial Board had seven members.  The Board may
and no more than fifteen members. Directors         increase or decrease the Board provided there will
are divided into three classes. Each class          be no fewer than five nor more than fifteen members.
serves a three year term and the classes are        Directors are divided into three classes. Each class
as nearly equal in size as possible.                serves a three year term and the classes are as nearly
                                                    equal in size as possible.

                      Vacancies and Removal of Directors

FNB                                                                         SWVA
     A director may be removed for cause by a            A director may be removed for cause by a
two-thirds vote of shareholders. Vancancies         sixty-seven percent vote of shareholders.
are filled by the majority of the Board.            Vacancies are filled by the majority of the Board.

                    Director Liability and Indemnifications

FNB                                                                         SWVA
     Except for liability arising from willful            Except for liability arising from a breach of the
misconduct or a knowing violation of criminal       duty of loyalty, acts or omissions not in good faith
law, directors are indemnified to fullest           or involving intentional misconduct or knowing
extent permitted under the Virginia Stock           violation of law, unlawful payment of dividends
Corporation Act.                                    or for any transaction from which the director derived
                                                    an improper personal benefit, a director will not be
                                                    liable to SWVA or shareholders.  A director is only
                                                    indemnified if he is successful on the merits or he
                                                    acted in good faith.

                       Special Meetings of Shareholders

               FNB                               SWVA

     For both FNB and SWVA, a special meeting of shareholders may only be called by the Chairman of the Board, a majority of the Board of Directors, and those permitted by the Virginia Stock Corporation Act.

                     Shareholder Nominations and Proposals

               FNB                               SWVA

     For both FNB and SWVA, shareholders may nominate directors at any annual meeting. In order to do so, a shareholder must (1) be a shareholder entitled to vote for election of directors, (2) provide notice to the company not less than 14 days and no more than 50 (60 for SWVA) days prior to the meeting and (3) provide in the notice the nominee's name, address, occupation and number of shares held by the nominee.

                                  Regulation


     Set forth below is a brief description of some laws and regulations that relate to the regulation of FNB and SWVA. The description of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere herein, is qualified in its entirety by reference to applicable laws and regulations.

General

     FNB is a bank holding company within the meaning of the Bank Holding Company Act of 1956. SWVA is a unitary savings and loan holding company under the Home Owners' Loan Act. FNB is supervised by the Board of Governors of the Federal Reserve System and are required to file reports with the Federal Reserve and provide such additional information as the Federal Reserve may require.
SWVA is supervised by the Office of Thrift Supervision and is required to file reports with the OTS and provide such additional information as the OTS may require. First National Bank, the banking subsidiary of FNB is a national banking association and as such it is regulated by the Office of the Comptroller of the Currency. The OCC conducts regular examinations of national banks, reviewing such matters as the adequacy of loan loss reserves, quality of loans and investments, management practices, compliance with laws, and other aspects of their operations. In addition to these regular examinations, national banks must furnish the OCC with periodic reports containing a full, accurate statement of their affairs. Southwest Virginia Savings Bank, FSB is a federal savings bank regulated by the OTS. The OTS conducts regular examinations of federal savings banks, reviewing such matters as the adequacy of loan loss reserves, quality of loans and investments, management practices, compliance with laws, and other aspects of their operations. In addition to these regular examinations, federal savings banks must furnish the OTS with periodic reports containing a full, accurate statement of their affairs. Supervision, regulation and examination of national banks by the OCC and federal savings banks by the OTS are intended primarily for the protection of depositors rather than shareholders. The various laws and regulations administered by the regulatory agencies affect corporate practices, expansion of business, and provisions of services. Also, monetary and fiscal policies of the United States directly affect bank loans and deposits and thus may affect FNB's and SWVA's earnings. The future impact of these policies and of the continuing regulatory changes in the financial services industry cannot be predicted.

     The BHC Act further provides that the Federal Reserve may not approve any acquisition, merger or consolidation that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless it finds the anti-competitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy, which is discussed below.

     The BHC Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1995, which became effective on September 29, 1996, repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies. As a result, FNB and any other bank holding company located in Virginia may now acquire a bank located in any other state, and any bank holding company located outside Virginia may lawfully acquire any Virginia-based bank, regardless of state law to the contrary, in either case subject to some deposit-percentage limitations, aging requirements, and other restrictions. The Act also generally provides that, after June 1, 1998, national and state-chartered banks may branch interstate through acquisitions of banks in other states. By adopting legislation prior to that date, a state had the ability either to "opt in" and accelerate the date after which interstate branching is permissible or "opt out" and prohibit interstate branching altogether. The State of Virginia enacted "opt in" legislation that permitted interstate branching in Virginia on a reciprocal basis through June 1, 1998, and on an unlimited basis thereafter. Accordingly, the banking subsidiaries of FNB and SWVA are currently able to establish and operate branches in other states that have also enacted "opt in" legislation.

     Subject to certain amendments made by the recently enacted Gramm-Leach-Bliley Act of 1999 described below, the BHC Act generally prohibits FNB from engaging in activities other than banking or managing or controlling banks, savings banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices.

     For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing some data processing services, acting as agent or broker in selling credit life insurance and other types of insurance in connection with credit transactions, and performing some insurance underwriting activities all have been determined by the Federal Reserve to be permissible activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company and is inconsistent with sound banking principles.

     The Gramm-Leach-Bliley Act of 1999. The Gramm-Leach-Bliley Act of 1999 was enacted on November 12, 1999. The Act draws new lines between the types of activities that are permitted for banking organizations as financial in nature and those that are not permitted because they are commercial in nature. The Act imposes Community Reinvestment Act requirements on financial service organizations that seek to qualify for the expanded powers to engage in broader financial activities and affiliations with financial companies that the Act permits.

     The Act creates a new form of financial organization called a financial holding company that may own and control banks, insurance companies and securities firms. A financial holding company is authorized to engage in any activity that is financial in nature or incidental to an activity that is financial in nature or is a complementary activity. These activities include insurance, securities transactions, and traditional banking related activities. The Act establishes a consultative and cooperative procedure between the Federal Reserve Board and the Secretary of the Treasury for the designation of new activities that are financial in nature within the scope of the activities permitted by the Act for a financial holding company. A financial holding company must satisfy special criteria to qualify for the expanded financial powers authorized by the Act. Among those criteria are requirements that all of the depository institutions owned by the financial holding company be rated as well capitalized and well-managed and that all of its insured depository institutions have received a satisfactory rating for Community Reinvestment Act compliance during their last examination. A bank holding company that does not qualify as a financial holding company under the Act is generally limited in the types of activities in which it may engage to those that the Federal Reserve Board has recognized as permissible for bank holding companies prior to the date of enactment of the Act. These activities are described under the "General" heading found above. The Act also authorizes a state bank to have a financial subsidiary that engages as a principal in the same activities that are permitted for a financial subsidiary of a national bank if the state bank meets eligibility criteria and special conditions for maintaining the financial subsidiary.

     The Act repeals the prohibition in the Glass-Steagal Act on bank affiliations with companies that are engaged primarily in securities underwriting activities. The Act authorizes a financial holding company to engage in a wide range of securities activities, including underwriting, broker/dealer activities and investment company and investment advisory activities.

     Support of Subsidiary Banks. Under Federal Reserve and OTS policy, FNB and SWVA are expected to act as a source of financial strength for, and to commit resources to support their subsidiary banks. This support may be required at times when, absent such policy, FNB may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its banking subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of such banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     Restrictions on Repurchase of Stock. The BHC Act permits a bank holding company such as FNB to purchase shares of its capital stock in an amount up to 10% of its consolidated net worth within a twelve month period without prior approval from the Federal Reserve Board, provided, however, that purchases over 10% must receive prior Federal Reserve Board approval unless the bank holding company qualifies for an exception. The exception provides that a bank holding company is not required to obtain prior Federal Reserve Board approval for its repurchase if the following three conditions are met: (1) both before and immediately after the redemption, the bank holding company is well capitalized;
(2) the bank holding company is well managed; and (3) the bank holding company is not the subject of any unresolved supervisory issues. The Federal Reserve Board construes the first test as requiring the holding company to have a consolidated total risk based capital ratio of 10% or greater, a consolidated tier-1 risk based capital ratio of 6% or more, and the holding company must not be subject to any written regulatory agreement regarding capital. At the present time, FNB would qualify for the exemption described above, and would continue to do so after the proposed merger.

FDIC Regulations

     The Federal Deposit Insurance Corporation Act of 1991, which became law in December 1991, requires each federal banking agency to revise its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of non-traditional activities. In addition, pursuant to FDICIA, each federal banking agency has promulgated regulations, specifying the levels at which a financial institution would be considered "well capitalized", "adequately capitalized", "under capitalized", "significantly under capitalized", or "critically under capitalized", and to take certain mandatory and discretionary supervisory actions based on the capital level of the institution.

     Under the regulations implementing the prompt corrective action provisions, an institution shall be deemed to be (1) "well capitalized" if it has total risk-based capital of 10% or more, has a Tier I risk-based capital ratio of 6% or more, has a leverage capital ratio of 5% or more and is not subject to any order or final capital directive to meet and maintain a specific capital level for any capital measure, (2) "adequately capitalized" if it has a total risk-based capital ratio of 8% or more, a Tier I risk-based ratio of 4% or more and a leverage capital ratio of 4% or more (3% under certain circumstances) and does not meet the definition of "well capitalized", (3) "undercapitalized" if it has a total risk-based capital ratio that is less than 8%, a Tier I risk-based capital ratio that is less than 4% or a leverage capital ratio that is less than 4% (3% in certain circumstances), (4) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6%, a Tier I risk-based capital ratio that is less than 3% or a leverage capital ratio that is less than 3% and (5) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2%. In addition, under certain circumstances, a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized). Immediately upon becoming undercapitalized, or upon failing to submit or implement a capital plan as required, an institution shall become subject to various regulatory restrictions.

     FDICIA also contained the Truth in Savings Act, which requires disclosures to be made in connection with deposit accounts offered to consumers. The regulations have been adopted implementing the provisions of the Truth in Savings Act.

     In addition, significant provisions of FDICIA required federal banking regulators to draft standards in a number of other important areas to assure bank safety and soundness, including internal controls, information systems and internal audit systems, credit underwriting, asset growth, compensation, loan documentation and interest rate exposure. FDICIA also required the regulators to establish maximum ratios of classified assets to capital, and minimum earnings sufficient to absorb losses without impairing capital. The legislation also contained other provisions which restricted the activities of state-chartered banks, amended various consumer banking laws, limited the ability of "under capitalized" banks to borrow from the Federal Reserve's discount window, and required federal banking regulators to perform annual onsite bank examinations and set standards for real estate lending.

Regulatory Capital Requirements

     All depository institutions are required to maintain minimum levels of regulatory capital. The federal bank regulatory agencies have established substantially similar risked based and leverage capital standards for financial institutions that they regulate. These regulatory agencies also may impose capital requirements in excess of these standards on a case-by-case basis for various reasons, including financial condition or actual or anticipated growth. Under the risk-based capital requirements of these regulatory agencies, the bank subsidiaries of FNB and SWVA are each required to maintain a minimum ratio of total capital to risk-weighted assets of at least 8%. At least half of the total capital is required to be "Tier 1 capital," which consists principally of common and some qualifying preferred shareholders' equity, less certain intangibles and other adjustments. The remainder ("Tier 2 capital") consists of a limited amount of subordinated and other qualifying debt (including certain hybrid capital instruments) and a limited amount of the general loan loss allowance. Based upon the applicable regulations, First National Bank and Southwest Virginia Savings Bank, FSB are both "well capitalized."

     In addition, the federal regulatory agencies have established a minimum leverage capital ratio (Tier 1 capital to tangible assets). These guidelines provide for a minimum leverage capital ratio of 3% for banks and their respective holding companies that meet certain specified criteria, including that they have the highest regulatory examination rating and are not contemplating significant growth or expansion. All other institutions are expected to maintain a leverage ratio of at least 100 to 200 basis points above that minimum. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

Deposit Insurance

     The deposits of Southwest Virginia Savings Bank, FSB and First National Bank are currently insured to a maximum of $100,000 per depositor, subject to certain aggregation rules. The FDIC has implemented a risk-related assessment system for deposit insurance premiums. All depository institutions have been assigned to one of nine risk assessment classifications based on certain capital and supervisory measures.

Federal Reserve System

     The Federal Reserve Board requires all depository institutions to maintain reserves against their transaction accounts (primarily NOW and Super NOW checking accounts) and non-personal time deposits. Because required reserves must be maintained in the form of vault cash or a noninterest-bearing account at a Federal Reserve Bank, the effect of this reserve requirement is to reduce the earning assets of FNB's and SWVA's subsidiary banks.

Office of Thrift Supervision

     As a federally chartered, SAIF-insured savings association, Southwest Virginia Savings Bank, FSB (the "Savings Bank") is subject to extensive regulation by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Lending activities and other investments must comply with various federal statutory and regulatory requirements. The Savings Bank is also subject to certain reserve requirements promulgated by the Federal Reserve.

     The OTS, in conjunction with the FDIC, regularly examines the Savings Bank and prepares reports for the consideration of the Savings Bank's Board of Directors on any deficiencies that are found in the Savings Bank's operations. The Savings Bank's relationship with its depositors and borrowers is also regulated to a great extent by federal and state law, especially in such matters as the ownership of savings accounts and the form and content of the Savings Bank's mortgage documents.

     The Savings Bank must file reports with the OTS and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other savings institutions. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the SAIF and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulations, whether by the Office of Thrift Supervision, the FDIC, or the U.S. Congress could have a material impact on the Company, the Bank, and their operations.

     OTS capital regulations require savings institutions to meet three capital standards: (1) tangible capital equal to 1.5% of total adjusted assets, (2) a leverage ratio (core capital) equal to at least 3% of total adjusted assets, and
(3) a risk-based capital requirement equal to 8.0% of total risk-weighted assets.

     OTS regulations also require the Savings Bank to give the OTS 30 days advance notice of any proposed declaration of dividends to SWVA and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to SWVA. In addition, the Savings Bank may not declare or pay a cash dividend on its capital stock if the effect of the dividend would be to reduce the regulatory capital of the Savings Bank below the amount required for the liquidation account established in connection with the Merger.

     OTS regulations impose limitations upon all capital distributions by savings institutions, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger, and other distributions charged against capital. An institution that exceeds all capital requirements before and after a proposed capital distribution and has not been advised by the OTS that it is in need of more than the normal supervision can, after prior notice to the OTS, make capital distribution during a calendar year equal to its net income to date during the calendar year plus retained net income for the preceding two years. Any additional capital distributions require prior regulatory approval. In the event the Savings Bank's capital fell below its requirements or the OTS notified it that it was in need of more than normal supervision, the Savings Bank's ability to make capital distributions could be further restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice.

     Savings institutions must meet a QTL test or the definition of a domestic building and loan association under Section 7701 of the Internal Revenue Code. If the Savings Bank maintains an appropriate level of qualified thrift investments (primarily residential mortgages and related investments, including certain mortgage-related securities) and otherwise qualifies as a QTL or a domestic building and loan association, it will continue to enjoy full borrowing privileges from the FHLB of Atlanta. The required percentage of qualified thrift investments is 65% of assets while the Code requires investments of 60% of assets.

                     UNAUDITED PRO FORMA COMBINED CONDENSED

                              FINANCIAL STATEMENTS


     The following Unaudited Pro Forma Combined Condensed Balance Sheet combines the historical consolidated balance sheet of FNB and subsidiaries with the historical consolidated balance sheet of SWVA and subsidiaries, giving effect to the consummation of the merger as of September 30, 2000, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements. The following Unaudited Pro Forma Combined Condensed Statements of Income for the year ended December 31, 1999, and the nine months ended September 30, 2000, combine the historical Consolidated Statements of Income of FNB and subsidiaries and SWVA and subsidiaries, giving effect to the merger as if the merger had become effective on January 1, 1999, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Consolidated Financial Statements.


     The unaudited pro forma combined condensed financial statements included herein are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be obtained in the future. The unaudited pro forma combined condensed financial statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical financial statements and related notes thereto of FNB and subsidiaries and SWVA and subsidiaries, which are incorporated by reference in this proxy statement/prospectus. See "Incorporation of Certain Information by Reference."



     FNB uses a calendar year-end for financial reporting purposes, while SWVA uses a June 30 fiscal year-end. In order to enhance the comparability of this unaudited pro forma combined financial data, the historical SWVA financial information upon which this pro forma data is based was converted to a calendar year basis.


FNB CORPORATION(FNB)
Unaudited Pro Forma Combined Condensed Balance Sheet
As of September 30, 2000
(Dollars in thousands)


                                                                SWVA        SWVA                      CNB         CNB
                                                   FNB        Bankshares   Proforma                  Holdings    Proforma
                                                  Corp (FNB)    (SWVA)    Adjustments    FNB+SWVA     (CNB)     Adjustments
                                                  ----------    ------    -----------    --------     -----     -----------
Assets:
   Cash and due from banks                       $  10,664    $   1,917    $    --      $  12,581   $   3,311    $    --

   Interest-bearing deposits with banks               --            298         --            298        --           --
   Federal funds sold and securities purchased
      with resale agreements or similar
      arrangements                                   2,150         --           --          2,150        --           --
   Trading securities                                 --           --           --           --          --           --
   Securities available for sale                    60,946       21,489         (368) 8/   82,067      13,749         --
   Securities held to maturity                      30,244          815         --         31,059        --           --
   Loans and leases, net of unearned income        403,486       55,361          129 1/   458,976      32,120         (342) 1/
      Allowance for loan and lease losses            5,713          232         --          5,945         339         --
                                                 ---------    ---------    ---------    ---------   ---------    ---------
         Loans and leases, net                     397,773       55,129          129      453,031      31,781         (342)
                                                 ---------    ---------    ---------    ---------   ---------    ---------
   Premises and equipment, net                      13,498        1,664        1,262 1/    16,424       1,937          250 1/
   Other assets                                      7,527        2,514          327 2/    10,368         430        4,962 2/
                                                 ---------    ---------    ---------    ---------   ---------    ---------
      Total assets                               $ 522,802    $  83,826    $   1,350    $ 607,978   $  51,208    $   4,870
                                                 =========    =========    =========    =========   =========    =========


Liabilities and stockholders' equity:
   Deposits                                      $ 424,249    $  66,634    $    (583)   $ 490,300   $  44,541    $     411 1/
   Short-term borrowed funds                         7,671         --           --          7,671         314         --
   Long-term debt                                   36,131        9,450        1,594 9/    47,175         --         5,304 3/
   Accounts payable and other liabilities            3,729          888          687 10/    5,304         244         --
                                                 ---------    ---------    ---------    ---------   ---------    ---------
      Total liabilities                            471,780       76,972        1,698      550,450      45,099        5,715

Stockholders' equity:
   Preferred Stock                                    --           --           --           --          --           --
   Common Stock                                     20,370           42        1,771 11/   22,183       4,632       (3,268) 4/
   Additional paid-in-capital                       25,355        2,832        1,861 12/   30,048       2,804        1,096  5/
   Retained earnings                                 6,938        5,091       (5,091) 6/    6,938        (950)         950  6/
   Unearned ESOP shares and compensation            (1,458)        (381)         381 13/   (1,458)       --           --
   Treasury stock account                             --           --           --           --          --           --
   Net unrealized (depreciation) appreciation         (183)        (730)         730 7/      (183)       (377)         377  7/
      on securities available for sale
                                                 ---------    ---------    ---------    ---------   ---------    ---------
         Total stockholders' equity                 51,022        6,854         (348)      57,528       6,109         (845)
                                                 ---------    ---------    ---------    ---------   ---------    ---------
         Total liabilities and stockholders'
            equity                               $ 522,802       83,826    $   1,350    $ 607,978   $  51,208    $   4,870
                                                 =========    =========    =========    =========   =========    =========

                                                                            FTU
                                                 FNB+CNB      First       Proforma      FNB+CNB+
                                                   +SWVA      Union(FTU) Adjustments    SWVA+FTU
                                                   -----      ---------- -----------    --------
Assets:
   Cash and due from banks                       $  15,892    $  1,537    $    --      $  17,429
   Interest-bearing deposits with banks                298        --           --            298
   Federal funds sold and securities purchased
      with resale agreements or similar
      arrangements                                   2,150        --           --          2,150
   Trading securities                                 --          --           --           --
   Securities available for sale                    95,816      64,512       (5,313) 14/ 155,015
   Securities held to maturity                      31,059        --           --         31,059
   Loans and leases, net of unearned income        490,754      16,746           95  1/  507,595
      Allowance for loan and lease losses            6,284        --           --          6,284
                                                 ---------   ---------    ---------    ---------
         Loans and leases, net                     484,470      16,746      501,311
                                                 ---------   ---------    ---------    ---------
   Premises and equipment, net                       8,611       1,683        --          20,294
   Other assets                                     15,760        --          4,211 2/    19,971
                                                 ---------   ---------    ---------    ---------
      Total assets                               $ 664,056   $  84,478    $  (1,007)   $ 747,527
                                                 =========   =========    =========    =========


Liabilities and stockholders' equity:
   Deposits                                      $ 535,252   $  84,478    $  (1,007) 1/$ 618,723
   Short-term borrowed funds                         7,985        --           --          7,985
   Long-term debt                                   52,479        --           --         52,479
   Accounts payable and other liabilities            5,548        --           --          5,548
                                                 ---------   ---------    ---------    ---------
      Total liabilities                            601,264      84,478       (1,007)     684,735

Stockholders' equity:
   Preferred Stock                                    --          --
   Common Stock                                     23,547        --           --         23,547
   Additional paid-in-capital                       33,948        --           --         33,948
   Retained earnings                                 6,938        --           --          6,938
   Unearned ESOP shares and compensation            (1,458)       --           --         (1,458)
   Treasury stock account                             --          --
   Net unrealized (depreciation) appreciation         (183)       --           --           (183)
      on securities available for sale
                                                 ---------   ---------    ---------    ---------
         Total stockholders' equity                 62,792        --           --         62,792
                                                 ---------   ---------    ---------    ---------
         Total liabilities and stockholders'
            equity                               $ 664,056   $  84,478    $  (1,007)   $ 747,527
                                                 =========   =========    =========    =========


See accompanying notes to pro forma financial statements.

FNB Corporation
Notes to Unaudited Pro Forma Combined Condensed Balance Sheet
As of September 30, 2000
(Dollars in thousands)

N/A = not applicable
NM = not meaningful

1. Adjust to fair value under generally accepted accounting principles for purchase accounting.

2.  Record excess of cost over fair values of assets acquired (goodwill).

3. Debt assumed to be incurred to finance the cash payments to shareholders holding 50% of CNB shares and for 50% of CNB stock options, plus estimated merger costs of $100. Calculated as follows:
    CNB shares x 50% x per share merger consideration (926,399 x 50% x $10.60 = $4,910) plus CNB options x 50% x value (consideration of $10.60 minus average exercise price of $8.06 = $2.54): 231,833 x 50% x $2.54 = $294 plus
    Estimated merger related costs of $100.
    Total = $4,910 + $294 + $100 = $5,304.

4. Elimination of CNB common stock at par ($4,632) and replace with FNB common stock assumed to be issued in exchange for 50% of CNB shares. Calculated as follows: CNB shares x 50% stock x assumed exchange ratio based on $18 mid-point FNB stock price ($10.60 consideration / $18 = .5889) x $5 par value, or 926,399 x 50% x .5889 x $5 = $1,364 - $4,632 (CNB stock) =
    ($3,268)

5. Elimination of CNB's additional paid-in-capital ($2,804) and replace with incremental FNB additional paid-in-capital from assumed stock issuance plus estimated fair value of assumed FNB stock options to be issued in exchange for 50% of CNB options. Calculated as follows:

    CNB shares x 50% x exchange ratio based on $18 mid-point stock price minus $5 par ($13) plus $354 present value of new FNB stock options, or 926,399 x 50% x .5889 x $13 = $3,546 + $354 - $2,804 = $1,096.

    Note: The amounts recorded in common stock and paid-in-capital above in notes 4 and 5 above will vary depending on the exchange ratio; however, the total amount of the two will be the same because the consideration of $10.60 remains constant under any scenario.

6.  Elimination of SWVA's and CNB's retained earnings.

7. Elimination of SWVA's and CNB's net unrealized (depreciation) appreciation on securities available for sale. The securities were recorded at fair value in the allocation of the acquisition cost.

8. FNB acquired 20,451 shares of SWVA common stock on August 24, 2000 for $368. This investment would be eliminated on the date of merger.

9. Debt assumed to be incurred to finance the cash payments to shareholders holding 20% of SWVA shares, plus estimated merger costs of $100, less a $47 fair value adjustment related to existing borrowings from FHLB. Calculated as follows:
    SWVA shares x 20% x merger consideration (380,575 x 20% x $20.25 = $1,541) plus merger costs of $100, less $47 fair value adjustment
    $1,541 + $100 - $47 = $1,594.

10. Record deferred tax liability resulting from the fair value adjustments related to SWVA, at effective tax rate of 34%. Because the tax bases of the assets will not change, deferred taxes will be recorded for purchase adjustments except goodwill, in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. No deferred taxes are reflected for the CNB fair value adjustments because they are fully offset by a valuation reserve under SFAS 109.

11. Elimination of SWVA common stock at par ($42) and replace with FNB common stock assumed to be issued in exchange for 80% of SWVA shares. Calculated as follows:
    SWVA shares x 80% stock x exchange ratio based on $17 mid-point FNB stock price ($20.25 consideration / $17 = 1.191) x $5 par value, or 380,575 x 80% x 1.191 x $5 = $1,813 - $42 = $1,771.

12. Elimination of SWVA's additional paid-in-capital of $2,832 and replace with FNB's incremental additional paid-in-capital from assumed stock issuance plus $342 estimated fair value of assumed FNB stock options to be issued in exchange for 100% of SWVA options. Calculated as follows:
    SWVA shares x 80% x exchange ratio based on excess of $17 mid-point FNB stock price over $5 par ($12), or 380,575 x 80% x 1.191 x $12 = $4,351 + 342
    -$2,832 = $1,861.

    Note: the amounts recorded in common stock and paid-in-capital above in footnotes 11 and 12 will vary depending on the exchange ratio; however, the total amount of the two will be the same because the consideration of $20.25 per share remains constant under any scenario.

13. Elimination of SWVA's unearned ESOP and unearned compensation.

14. Represents the premium over book value of deposits to be acquired that is reflected in net proceeds from acquisition of the two First Union branches. The net proceeds is reflected on a pro forma basis as being used to purchase investment securities available for sale. The terms of the acquisition reflected in the accompanying pro forma financial statements include FNB purchasing premises and equipment, loans, and cash on hand related to the branches. Also reflected is the assumption by FNB of the deposits of the branches. The premium reflected in the transaction (i.e., a reduction of the net proceeds to FNB) is comprised of 8% of the deposits of the Pearisburg branch and 5% of the deposits of the Wytheville branch. The allocation of the net acquisition proceeds among assets (in parentheses) and liabilities assumed is as follows:

        (1,537)  Cash acquired
        (1,683)  Premises and equipment acquired at fair value
       (16,841)  Loans acquired at fair value
         83,471  Deposits assumed at fair value before considering premium
        (4,211)  Goodwill recognized
      ---------
        59,199   Net "purchase price" (i.e., proceeds to FNB invested in securities)
         5,313   Deposit premium reflected in above purchase price
      --------
       $64,512
      ========   Increase to investment securities reflected in accompanying pro forma balance sheet before consideration of deposit premium


FNB CORPORATION (FNB)
Unaudited Pro Forma Combined Condensed Statement of Income
Year Ended December 31, 1999
(Dollars in thousands)
                                                           SWVA         SWVA                                         CNB
                                             FNB         Bankshares   Proforma                     CNB             Proforma
                                           Corp (FNB)     (SWVA)     Adjustments   FNB+SWVA       Holdings(CNB)   Adjustments
                                           ----------     ------     -----------   --------       -------------   -----------
Interest income                            $ 37,563        5,778           (37)       43,304        3,647             (1)1/
Interest expense                             17,610        3,193           680  8/    21,483        1,831            (74)2/
                                           --------      -------        ------      --------     --------         ------
   Net Interest Income                       19,953        2,585          (717)       21,821        1,816             73
Provision for loan losses                     1,445           13                       1,458          173              -
Noninterest income                            3,729          492                       4,221          265              -
Noninterest expense                          13,964        2,513           100  9/    16,577        1,879            223 3/
                                           --------      -------        ------      --------     --------         ------
Income before income taxes                    8,273          551          (817)        8,007           29           (150)
Income taxes                                  1,946          171          (272) 10/    1,845          -             (132)4/
                                           --------      -------        ------      --------     --------         ------
Net Income                                 $  6,327          380          (545)        6,162           29            (18)
                                           ========      =======        ======      ========     ========         ======

Based on Stock Price Mid-Point ($18.00 for CNB/$17.00 For SWVA):
----------------------------------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share            3,982,147      411,099       362,666     4,344,813      926,399        272,773 5/
      Fully diluted earnings per share    3,982,147      411,099       375,664 12/ 4,357,811      948,676        289,130 6/


Per common share data:
   Basic earnings per common share          $  1.59        $0.92            NM       $  1.42        $0.03             NM
   Fully diluted earnings per common share  $  1.59        $0.92            NM       $  1.41        $0.03             NM


Based on Stock Price Ceiling ($19.50 for CNB/$18.70 For SWVA):
--------------------------------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share            3,982,147      411,099       329,696 11/ 4,311,843      926,399        251,790 5/
      Fully diluted earnings per share    3,982,147      411,099       341,513 12/ 4,323,660      948,676        266,889 6/


Per common share data:
   Basic earnings per common share          $  1.59        $0.92            NM       $  1.43        $0.03            NM
   Fully diluted earnings per common share  $  1.59        $0.92            NM       $  1.43        $0.03            NM


Based on Stock Price Floor ($16.50 for CNB/$15.30 For SWVA):
------------------------------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share            3,982,147      411,099       402,962 11/ 4,385,109      926,399       297,571 5/
      Fully diluted earnings per share    3,982,147      411,099       417,404 12/ 4,399,551      948,676       315,415 6/


Per common share data:
   Basic earnings per common share          $  1.59        $0.92            NM       $  1.41        $0.03            NM
   Fully diluted earnings per common share  $  1.59        $0.92            NM       $  1.40        $0.03            NM



                                                                            FTU
                                            FNB+CNB      First           Proforma     FNB+CNB+
                                            +SWVA        Union (FTU)   Adjustments    SWVA+FTU
                                            -----        -----------   -----------    --------
Interest income                             46,950        5,720 18/      (414) 13/      52,256
Interest expense                            23,240        3,662 18/        652 14/      27,554
                                           -------       ------        -------         -------
   Net Interest Income                      23,710        2,058         (1,066)         24,702
Provision for loan losses                    1,631           41              -           1,672
Noninterest income                           4,486          387              -           4,873
Noninterest expense                         18,679          687            421 15/      19,787
                                           -------       ------        -------         -------
Income before income taxes                   7,886        1,717         (1,487)          8,116
Income taxes                                 1,713          584           (506)16/       1,791
                                           -------       ------        -------         -------
Net Income                                   6,173        1,133           (981)          6,325
                                           =======       ======        =======         =======

Based on Stock Price Mid-Point ($18.00 for CNB/$17.00 For SWVA):
----------------------------------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share             4,617,586         N/A            N/A      4,617,586
      Fully diluted earnings per share     4,646,941         N/A            N/A      4,646,941


Per common share data:
   Basic earnings per common share          $  1.34          N/A            N/A        $  1.37
   Fully diluted earnings per common share  $  1.33          N/A            N/A        $  1.36


Based on Stock Price Ceiling ($19.50 for CNB/$18.70 For SWVA):
--------------------------------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share             4,563,633         N/A            N/A      4,563,633
      Fully diluted earnings per share     4,590,549         N/A            N/A      4,590,549


Per common share data:
   Basic earnings per common share         $  1.35          N/A            N/A        $  1.39
   Fully diluted earnings per common share $  1.34          N/A            N/A        $  1.38


Based on Stock Price Floor ($16.50 for CNB/$15.30 For SWVA):
------------------------------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share             4,682,679        N/A            N/A      4,682,679
      Fully diluted earnings per share     4,714,966        N/A            N/A      4,714,966


Per common share data:
   Basic earnings per common share         $  1.32          N/A            N/A        $  1.35
   Fully diluted earnings per common share $  1.31          N/A            N/A        $  1.34


See accompanying notes to pro forma financial statements.

FNB Corporation
Notes to Unaudited Pro Forma Combined Condensed Statement of Income Year Ending December 31, 1999
(Dollars in thousands)

1. Amortization of CNB's loan fair value adjustment. The amortization periods represent the average remaining expected life of the loans, and they vary from 1.3 years to 7 years depending on the type of loan.

2. Interest on the cost of borrowing amounts to fund cash payments to CNB shareholders in exchange for stock ($388) less amortization of fair value adjustment made relating to CNB's deposits ($462). The assumed annual interest rate on the borrowings is 7.3%. The fair value adjustment is amortized over the expected remaining average life of the related deposits of 1.15 years.

3. Amortization of excess of cost over fair value of assets acquired (goodwill) related to CNB ($217) plus amortization of premises and equipment fair value adjustment ($6). The goodwill is amortized over 20 years using the straight-line method. The premises and equipment adjustments are amortized on a straight-line basis over the 35 year estimated remaining life of the real estate to which it relates.

4. Tax effect of interest on borrowings referred to in Note 2 above ($388 x 34% tax rate = $132).

5. FNB shares to be issued in exchange for 50% of CNB shares outstanding (926,399). Following is the calculation assuming three scenarios regarding FNB's stock price ($18.00, $19.50, and $16.50):

    Mid-point: 926,399 x 50% x ($10.60/$18.00) = 272,773 incremental shares
    Ceiling: 926,399 x 50% x ($10.60/$19.50) = 251,790 incremental shares Floor:
    926,399 x 50% x ($10.60/ $16.50) = 297,571 incremental shares

6. FNB shares/stock options to be issued in exchange for 50% of CNB shares and stock options outstanding, assuming all such options were then exercised to the extent the effect would be dilutive for earnings per share. The methodology is:

    Basic shares to be issued (Note 5) plus options x 50% x value (consideration of $10.60 less average exercise price of $8.06 = $2.54) divided by FNB share price under all three scenarios.

    Mid-point: 272,773 + (231,833 x 50% x $2.54/ $18.00 = 16,357) = 289,130
    incremental shares for fully diluted purposes
    Ceiling: 251,790 + (231,833 x 50% x $2.54/$19.50 = 15,098) = 266,889
    incremental shares for fully diluted
    purposes
    Floor: 297,571 + (231,833 x 50% x $2.54/$16.50 = 17,844) = 315,415
    incremental shares for fully diluted purposes

7. Amortization of SWVA's loan fair value adjustment. The amortization period of 3.5 years represents the average remaining expected life of the loans.

8. Interest on the cost of borrowing amounts to fund cash payments to SWVA shareholders in exchange for stock ($123) at assumed interest rate of 7.3%. Also includes amortization of fair value adjustment made relating to SWVA's deposits ($530) and FHLB borrowings ($27). The fair value adjustments are amortized over the remaining average life of the related deposits of 13.2 months and the remaining contractual term of the FHLB borrowings of 20.4 months.

9. Amortization of excess of cost over fair value of assets acquired (goodwill) related to SWVA ($17) plus amortization of premises and equipment fair value adjustment ($83). The goodwill is amortized over 20 years using the straight- line method. The premises and equipment adjustments are amortized on a straight-line basis over the estimated remaining lives of the particular assets to which they relate, which vary depending on the age and condition of the asset.

10. Tax effect of interest on borrowings referred to in Note 8 above at 34% tax rate. Also includes deferred tax benefit related to reversal of portion of deferred taxes related to fair value adjustments.

11. FNB shares to be issued in exchange for 80% of SWVA shares outstanding, net of SWVA shares already owned by FNB (380,575). Following is the calculation assuming three scenarios regarding FNB's stock price ($17.00, $18.70, and $15.30):

    Mid-point: 380,575 x 80% x ($20.25/$17.00) = 362,666 incremental shares
    Ceiling: 380,575 x 80% x ($20.25/$18.70) = 329,696 incremental shares Floor:
    380,575 x 80% x ($20.25/$15.30) = 402,962 incremental shares

12. FNB shares/stock options to be issued in exchange for 80% of SWVA shares and 100% of SWVA stock options outstanding, assuming all such options were then exercised to the extent the effect would be dilutive for earnings per share. The methodology is:

    Basic shares to be issued (Note 11) plus options x value (consideration of $20.25 less average exercise price of $16.80 = $3.45) divided by FNB share price under all three scenarios.

    Mid-point: 362,666 + (64,049 x $3.45/$17.00 = 12,998) = 375,664 incremental shares for fully diluted purposes
    Ceiling: 329,696 + (64,049 x $3.45/$18.70 = 11,817) = 341,513 incremental shares for fully diluted purposes
    Floor: 402,962 + (64,049 x $3.45/$15.30 = 14,442) = 417,404 incremental shares for fully diluted purposes

13. Interest income effect ($364) of deposit premium reflected in acquisition of First Union branches. The premium has the effect of reducing the amount available to invest in securities, and as such the rate used to calculate the effect is the average yield on FNB's securities portfolio of 6.85%.

    This item also includes amortization of the loan fair value adjustment ($50) related to the First Union purchase over the average remaining expected life of the loans of 1.9 years.

14. Amortization of First Union deposit fair value adjustment over the expected remaining average life of each of the related categories of deposits. The weighted average life is 1.6 years.

15. Amortization of excess of cost over fair value of assets acquired (goodwill) related to First Union. The goodwill is amortized over 10 years using the straight-line method. This term represents management's estimate of the estimated average remaining life of the customer deposit base being acquired in accordance with SFAS No. 72.

16. Income tax benefit at a 34% tax rate is reflected on the net pre-tax adjustments. The tax benefit of goodwill amortization is included because the goodwill resulting from the First Union acquisition is expected to be deductible under the provisions of the Internal Revenue Code.

17. Historical interest income and expense amounts for the First Union branches were not available. Amounts of interest income and expense were estimated based on the amounts of loans being purchased and deposits being assumed, respectively, using historical average yield percentages for FNB modified to the extent necessary to reflect characteristics of the particular loan portfolios and deposits being purchased/assumed. Historical noninterest income and expenses for the branches were available and were used in these proformas. Income taxes were recorded using a 34% rate.

FNB CORPORATION (FNB)
Unaudited Pro Forma Combined Condensed Statement of Income
Nine Months Ended September 30, 2000
(Dollars in thousands)
                                                                SWVA            SWVA
                                            FNB              Bankshares       Proforma                                   CNB
                                          Corp (FNB)          (SWVA)         Adjustments           FNB+SWVA          Holdings (CNB)
                                          ----------         --------        -----------           --------          --------------
Interest income                         $   31,042             4,673              (28) 7/            35,687               2,808
Interest expense                            14,840             2,639              166  8/            17,645               1,416
                                           -------           -------          --------              -------             -------
   Net Interest Income                      16,202             2,034             (194)               18,042               1,392
Provision for loan losses                      877                21               -                    898                  89
Noninterest income                           2,600               320                                  2,920                 245
Noninterest expense                         11,084             2,070              (75) 9/            13,079               1,213
                                           -------           -------          --------              -------             -------
Income before income taxes                   6,841               263             (119)                6,985                 335
Income taxes                                 1,790                78              (36) 10/            1,832                 -
                                           -------           -------          --------              -------             -------
Net Income                              $    5,051               185              (83)                5,153                 335
                                           =======           =======          ========              =======             =======

Based on Stock Price Mid-Point ($18.00 for CNB/$17.00 For SWVA):
----------------------------------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share           3,999,724            402,313         362,666 11/         4,362,390             926,399
      Fully diluted earnings per share   3,999,779            402,313         375,664 12/         4,375,443             972,519


Per common share data:

   Basic earnings per common share      $     1.26          $   0.46               NM            $     1.18            $   0.36
   Fully diluted earnings per
     common share                       $     1.26          $   0.46               NM            $     1.18            $   0.34

Based on Stock Price Ceiling ($19.50 for CNB/$18.70 For SWVA):
--------------------------------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share           3,999,724           402,313          329,696 11/         4,329,420             926,399
      Fully diluted earnings per share   3,999,779           402,313          341,513 12/         4,341,292             972,519


Per common share data:

   Basic earnings per common share      $     1.26          $    0.46              NM            $     1.19            $   0.36
   Fully diluted earnings per
       common share                     $     1.26          $    0.46              NM            $     1.19            $   0.34


Based on Stock Price Floor ($16.50 for CNB/$15.30 For SWVA):
------------------------------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share           3,999,724           402,313          402,962 11/         4,402,686             926,399
      Fully diluted earnings per share   3,999,779           402,313          417,404 12/         4,417,183             972,519

Per common share data:
   Basic earnings per common share      $     1.26          $   0.46               NM            $     1.17            $   0.36
   Fully diluted earnings per
      common share                      $     1.26          $   0.46               NM            $     1.17            $   0.34


                                                CNB                                                         FTU
                                             Proforma                 FNB+CNB            First         Proforma           FNB+CNB+
                                            Adjustments               +SWVA           Union (FTU)     Adjustments         SWVA+FTU
                                            -----------             -----------       -----------     -----------         --------
Interest income                                   (8) 1/                38,487           4,290 18/        (311) 13/         42,466
Interest expense                                 221  2/                19,282           2,747 18/         309  14/         22,338
                                               -------                 -------         -------          -------            -------
   Net Interest Income                          (229)                   19,205           1,543            (620)             20,128
Provision for loan losses                          -                       987              31              -                1,018
Noninterest income                                 -                     3,165             290              -                3,455
Noninterest expense                              167 3/                 14,459             515             316  15/         15,290
                                               -------                 -------         -------          -------            -------
Income before income taxes                      (396)                    6,924           1,287            (936)              7,275
Income taxes                                     (99) 4/                 1,733             438            (318) 16/          1,853
                                               -------                 -------         -------          -------            -------
Net Income                                      (297)                    5,191             849            (618)              5,422
                                               =======                 =======         =======          =======            =======

Based on Stock Price Mid-Point ($18.00 for CNB/$17.00 For SWVA):
----------------------------------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share               272,773 5/              4,635,163             N/A             N/A           4,635,163
      Fully diluted earnings per share       289,130 6/              4,664,573             N/A             N/A           4,664,573


Per common share data:

   Basic earnings per common share                NM               $      1.12             N/A             N/A          $     1.17
   Fully diluted earnings per
     common share                                 NM               $      1.11             N/A             N/A          $     1.16

Based on Stock Price Ceiling ($19.50 for CNB/$18.70 For SWVA):
--------------------------------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share               251,790 5/              4,581,210             N/A             N/A           4,581,210
      Fully diluted earnings per share       266,889 6/              4,608,181             N/A             N/A           4,608,181


Per common share data:

   Basic earnings per common share                NM               $      1.13             N/A             N/A          $     1.18
   Fully diluted earnings per
       common share                               NM               $      1.13             N/A             N/A          $     1.18


Based on Stock Price Floor ($16.50 for CNB/$15.30 For SWVA):
------------------------------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share               297,571 5/              4,700,256             N/A             N/A           4,700,256
      Fully diluted earnings per share       315,415 6/              4,732,598             N/A             N/A           4,732,598

Per common share data:
   Basic earnings per common share                NM               $      1.10             N/A             N/A          $     1.15
   Fully diluted earnings per
      common share                                NM               $      1.10             N/A             N/A          $     1.15



See accompanying notes to pro forma financial statements.

FNB Corporation
Notes to Unaudited Pro Forma Combined Condensed Statement of Income Nine Months Ending September 30, 2000
(Dollars in thousands)


1. Amortization of CNB's loan fair value adjustments. The amortization periods represent the average remaining expected life of the loans, and they vary from 1.3 years to 7 years depending on the type of loan.

2. Interest on the cost of borrowing amounts to fund cash payments to CNB shareholders in exchange for stock ($291) less the amortization of the remaining portion of the fair value adjustment made relating to CNB's deposits ($70). The assumed annual interest rate on the borrowings is 7.3%.

3. Amortization of excess of cost over fair value of assets acquired (goodwill) related to CNB ($163) plus amortization of premises and equipment fair value adjustment ($4). The goodwill is amortized over 20 years using the straight-line method. The premises and equipment adjustments are amortized on a straight-line basis over the 35 year estimated remaining life of the real estate to which it relates.

4. Tax effect of interest on borrowings referred to in footnote 2 above ($291 x 34% tax rate = $99).

5. FNB shares to be issued in exchange for 50% of CNB shares outstanding (926,399). Following is the calculation assuming three scenarios regarding FNB's stock price ($18.00, $19.50, and $16.50):

    Mid-point: 926,399 x 50% x ($10.60/$18.00) = 272,773 incremental shares
    Ceiling: 926,399 x 50% x ($10.60/$19.50) = 251,790 incremental shares Floor:
    926,399 x 50% x ($10.60/ $16.50) = 297,571 incremental shares

6. FNB shares/stock options to be issued in exchange for 50% of CNB shares and stock options outstanding, assuming all such options were then exercised to the extent the effect would be dilutive for earnings per share. The methodology is:

    Basic shares to be issued (Note 5) plus options x 50% x value (consideration of $10.60 less average exercise price of $8.06 = $2.54) divided by FNB share price under all three scenarios.

    Mid-point: 272,773 + (231,833 x 50% x $2.54/ $18.00 = 16,357) = 289,130
    incremental shares for fully diluted purposes
    Ceiling: 251,790 + (231,833 x 50% x $2.54/$19.50 = 15,098) = 266,889
    incremental shares for fully diluted purposes
    Floor: 297,571 + (231,833 x 50% x $2.54/$16.50 = 17,844) = 315,415
    incremental shares for fully diluted purposes

7. Amortization of SWVA's loan fair value adjustment. The amortization period of 3.5 years represents the average remaining expected life of the loans.

8. Interest on the cost of borrowing amounts to fund cash payments to SWVA shareholders in exchange for stock ($92) at assumed interest rate of 7.3%. Also includes amortization of fair value adjustment made relating to FHLB borrowings ($21) and the remaining portion of the fair value adjustment for SWVA's deposits ($53). The fair value adjustments are amortized over the remaining average life of the related deposits of 13.2 months and the remaining contractual term of the FHLB borrowings of 20.4 months.

9. Amortization of excess of cost over fair value of assets acquired (goodwill) related to SWVA ($12) plus amortization of premises and equipment fair value adjustment ($63). The goodwill is amortized over 20 years using the straight- line method. The premises and equipment adjustments are amortized on a straight-line basis over the estimated remaining lives of the particular assets to which they relate, which vary depending on the age and condition of the asset. Also reflected here is a reduction of $150 of non-recurring merger related expenses. See Note 17 for details.

10. Tax effect of interest on borrowings referred to in Note 8 above at 34% tax rate. Also includes deferred tax benefit related to reversal of portion of deferred taxes related to fair value adjustments and the tax effect of the excluded merger related expenses ($98).

11. FNB shares to be issued in exchange for 80% of SWVA shares outstanding, net of SWVA shares already owned by FNB (380,575). Following is the calculation assuming three scenarios regarding FNB's stock price ($17.00, $18.70, and $15.30):

    Mid-point:  380,575 x 80% x ($20.25/$17.00) = 362,666 incremental shares
    Ceiling:      380,575 x 80% x ($20.25/$18.70) = 329,696 incremental shares
    Floor:         380,575 x 80% x ($20.25/$15.30) = 402,962 incremental shares

12. FNB shares/stock options to be issued in exchange for 80% of SWVA shares and 100% of SWVA stock options outstanding, assuming all such options were then exercised to the extent the effect would be dilutive for earnings per share. The methodology is:

    Basic shares to be issued (Note 11) plus options x value (consideration of $20.25 less average exercise price of $16.80 = $3.45) divided by FNB share price under all three scenarios.

    Mid-point:  362,666 + (64,049 x $3.45/$17.00 = 12,998) = 375,664 incremental shares for fully diluted purposes
    Ceiling:       329,696 + (64,049 x $3.45/$18.70 = 11,817) = 341,513
    incremental shares for fully diluted purposes
    Floor:          402,962 + (64,049 x $3.45/$15.30 = 14,442) = 417,404
    incremental shares for fully diluted purposes

13. Interest income effect ($273) of deposit premium reflected in acquisition of First Union branches. The premium has the effect of reducing the amount available to invest in securities, and as such the rate used to calculate the effect is the average yield on FNB's securities portfolio of 6.85%.

    This item also includes amortization of the loan fair value adjustment ($38) related to the First Union purchase over the average remaining expected life of the loans of 1.9 years.

14. Amortization of First Union deposit fair value adjustment over the expected remaining average life of each of the related categories of deposits. The weighted average life is 1.6 years.

15. Amortization of excess of cost over fair value of assets acquired (goodwill) related to First Union. The goodwill is amortized over 10 years using the straight-line method. This term represents management's estimate of the estimated average remaining life of the customer deposit base being acquired in accordance with SFAS No. 72.

16. Income tax benefit at a 34% tax rate is reflected on the net pre-tax adjustments. The tax benefit of goodwill amortization is included because the goodwill resulting from the First Union acquisition is expected to be deductible under the provisions of the Internal Revenue Code.

17. Note 9 refers to an adjustment to SWVA historical amounts for the nine months ended September 30, 2000 to remove $150 of nonrecurring costs ($98 after tax) directly related to the merger. These costs are comprised of fees paid to attorneys and financial advisors for services directly related to the proposed merger with FNB, including evaluation of the legal and financial details of the merger, the fairness opinion, and other related matters. CNB had not incurred significant merger related costs as of September 30, 2000. Most merger related costs for FNB had been capitalized under generally accepted accounting principles.

18. Historical interest income and expense amounts for the First Union branches were not available. Amounts of interest income and expense were estimated based on the amounts of loans being purchased and deposits being assumed, respectively, using historical average yield percentages for FNB modified to the extent necessary to reflect characteristics of the particular loan portfolios and deposits being purchased/assumed. Historical noninterest income and expenses for the branches were available and were used in these proformas. Income taxes were recorded using a 34% rate.

Comparative Per Share Data

    The following table sets forth certain historical, pro forma and pro forma equivalent per share financial information for the common stock of FNB and SWVA. The pro forma and pro forma equivalent per share information gives effect to the merger as if the merger had been effective on the dates presented in the case of the book value data, and as if the merger had become effective January 1, 1999, in the case of the net income and dividends declared data presented. The pro forma data in the tables assumes that the merger is accounted for using the purchase method of accounting. See "Accounting Treatment." The information presented herein is based on, and is qualified in its entirety by, the historical financial statements, including the notes thereto, of FNB and SWVA incorporated by reference herein, and should be read in conjunction therewith. See "Available Information," and "Incorporation of Certain Information by Reference." The pro forma and equivalent pro forma per share data in the following tables are presented for comparative purposes only and are not necessarily indicative of what the combined financial position or results of operations would have been had the merger been consummated during the periods or as of the date for which such pro forma tables are presented.

    The ultimate exchange ratio for the merger will be based upon the average per share market price of FNB common stock over a 30 day trading period shortly before the closing of the merger. The tables below reflect three potential per share market prices of FNB common stock: $17, $18.70, and $15.30.

     The data in the following tables reflect only the proposed merger of FNB with SWVA. An additional merger and a purchase of two branches are also planned which are not reflected in these amounts.

                           COMPARATIVE PER SHARE DATA

     ASSUMES FNB STOCK PRICE OF $17/SHARE

                                                                                                                           PER
                                                                        SWVA                                            EQUIVALENT
                                             FNB                     HISTORICAL                PRO FORMA                SWVA SHARE
                                          HISTORICAL                    (1)                     COMBINED                    (2)
                                        ------------               ------------               -----------               ------------
NET INCOME FOR THE YEAR ENDED
DECEMBER 31, 1999
    Basic                                  $ 1.59                     $ 0.92                   $ 1.42  (3)               $ 1.69
    Fully diluted                            1.59                       0.92                     1.41  (3)                 1.68

NET INCOME FOR THE NINE
 MONTHS ENDED SEPTEMBER 30, 2000
    Basic                                    1.26                       0.46                     1.18  (3)                 1.41
    Fully diluted                            1.26                       0.46                     1.18  (3)                 1.41

CASH DIVIDENDS DECLARED
 PER SHARE
    Year ended December 31, 1999:            0.63                       0.40                     0.63  (4)                 0.75
    Nine months ended September 30, 2000:    0.52                       0.40                     0.52  (4)                 0.62

BOOK VALUE PER SHARE
    As of December 31, 1999                 11.93                      16.34                       --                        --
    As of September 30, 2000                12.80                      16.91                    13.23  (5)                15.76

                           COMPARATIVE PER SHARE DATA

     ASSUMES FNB STOCK PRICE OF $18.70/SHARE

                                                                                                    PER
                                                              SWVA                               EQUIVALENT
                                               FNB         HISTORICAL           PRO FORMA        SWVA SHARE
                                           HISTORICAL         (1)               COMBINED            (2)
                                          ------------     ------------          -----------     ------------
NET INCOME FOR THE YEAR
 ENDED
DECEMBER 31, 1999
    Basic                                  $ 1.59            $ 0.92              $ 1.43  (3)       $ 1.55
    Fully diluted
                                             1.59              0.92                1.43  (3)         1.55

NET INCOME FOR THE NINE
 MONTHS ENDED SEPTEMBER 30, 2000
    Basic                                    1.26              0.46                1.18  (3)         1.28
    Fully diluted
                                             1.26              0.46                1.18  (3)         1.28

CASH DIVIDENDS DECLARED
 PER SHARE
    Year ended December 31, 1999:            0.63              0.40                0.63  (4)         0.68
    Nine months ended September 30, 2000:    0.52              0.40                0.52  (4)         0.56

BOOK VALUE PER SHARE
    As of December 31, 1999                 11.93             16.34                  --                --
    As of September 30, 2000                12.80             16.91               13.33  (5)        14.43

                           COMPARATIVE PER SHARE DATA

     ASSUMES FNB STOCK PRICE OF $15.30/SHARE


                                                                                                     PER
                                                              SWVA                                EQUIVALENT
                                              FNB           HISTORICAL           PRO FORMA        SWVA SHARE
                                           HISTORICAL         (1)                COMBINED            (2)
                                          ------------     ------------         -----------     ------------
NET INCOME FOR THE YEAR
 ENDED
DECEMBER 31, 1999
    Basic                                   $ 1.59           $ 0.92              $ 1.41   (3)      $ 1.87
    Fully diluted
                                              1.59             0.92                1.40   (3)        1.85

NET INCOME FOR THE NINE
 MONTHS ENDED SEPTEMBER 30, 2000
    Basic                                     1.26             0.46                1.17   (3)        1.55
    Fully diluted
                                              1.26             0.46                1.17   (3)        1.55

CASH DIVIDENDS DECLARED
 PER SHARE
    Year ended December 31, 1999:             0.63             0.40                0.63   (4)        0.83

    Nine months ended
     September 30, 2000:                      0.52             0.40                0.52   (4)        0.69

BOOK VALUE PER SHARE
    As of December 31, 1999                  11.93            16.34                  --                --
    As of September 30, 2000                 12.80            16.91               13.11   (5)       17.35


(1) FNB uses a calendar year-end for financial reporting purposes, while SWVA uses a June 30 fiscal year-end. In order to enhance the comparability of this per share data, the historical SWVA financial information was converted to a calendar year basis.

(2) Per equivalent SWVA share amounts are calculated by multiplying the pro forma combined amounts by the Exchange Ratio of 1.191 for the $17 per FNB share market price scenario, an Exchange Ratio of 1.083 for the $18.70 per FNB share market price scenario, and an Exchange Ratio of 1.324 for the $15.30 per FNB share market price scenario.

(3) The pro forma net income per share amounts are calculated by totaling the historical net income of FNB and SWVA (as adjusted per Note 1 above), adjusting the result to give effect to the merger as though it had occurred on January 1, 1999, and dividing it by pro forma average basic and fully diluted shares. To arrive at pro forma shares, FNB's historical average shares outstanding were added to the incremental shares that would be issued, assuming the Exchange Ratio applicable to the particular scenario, in exchange for 80% of the historical SWVA shares outstanding. The pro forma net income per share amounts do not take into consideration any operating efficiencies that may be realized as a result of the merger.

(4)  Pro forma cash dividends represents the FNB historical amounts.

(5) Pro forma book value per share amounts are calculated by dividing pro forma combined stockholders' equity by pro forma common shares outstanding at the end of the period. Pro forma stockholders' equity gives effect to the merger as though it had occurred on September 30, 2000. To arrive at pro forma shares outstanding, FNB's historical shares outstanding at September 30, 2000 were added to the incremental shares that would be issued assuming the merger occurred at September 30, 2000, assuming the Exchange Ratio applicable to the particular scenario, in exchange for 80% of the historical SWVA shares outstanding at that date. Pro forma shares outstanding used for book value calculations in the above table do not include unearned shares held by Employee Stock Ownership Plans sponsored by FNB and SWVA.



                                     Experts

      The consolidated financial statements of FNB as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, included in FNB's 1999 Annual Report on Form 10-K have been incorporated by reference herein in reliance upon the report of McLeod & Company, independent certified public accountants, which has been given upon the authority of that firm as experts in accounting and auditing. McLeod & Company's report is included in FNB's Annual Report on Form 10-K, which is incorporated by reference herein.

      The consolidated financial statements of SWVA as of June 30, 2000, and for each of the years in the three-year period ended June 30, 2000, incorporated by reference into SWVA's 2000 Annual Report on Form 10-KSB, have been incorporated by reference herein in reliance upon the report of Cherry Bekaert & Holland L.L.P., independent certified public accountants, which has been given upon the authority of that firm as experts in accounting and auditing. Cherry Bekaert & Holland's report is incorporated into SWVA's Annual Report on Form 10-KSB, which is incorporated by reference herein.


                          Validity of FNB Common Stock

      The validity of the shares of FNB common stock being offered hereby will be passed upon for FNB by Troutman Sanders Mays & Valentine LLP.


                             Shareholder Proposals

      If the merger is not consummated, SWVA expects to hold its next annual meeting of shareholders during October 2001. In the event that such a meeting is held, any proposals of shareholders intended to be presented at such meeting must be received at SWVA's principal executive offices at 302 Second Street, S.W., Roanoke, VA 24011-1597, Attn: Secretary, a reasonable time before SWVA begins to mail its proxy materials in order for such proposals to be included in SWVA's proxy statement and form of proxy related to such meeting. As required by
Section 12 of SWVA's bylaws for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of SWVA. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of SWVA not less than 10 days prior to the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on SWVA's books, of the shareholder proposing such business, (3) the class and number of shares of common stock of SWVA that are beneficially owned by the shareholder, and (4) any material interest of the shareholder in such business.


Available Information

     On your written or oral request, SWVA or FNB will provide you, without charge, with a copy of any of the documents incorporated by reference into this proxy statement/prospectus, not including exhibits to the information unless those exhibits are specifically incorporated by reference. You should make any request for documents by __________, _________, to ensure timely delivery of the documents.



Requests for documents relating to SWVA                Requests for documents relating to FNB or CNB
 should be directed to:                                 should be directed to:

Barbara C. Weddle                                      Peter A. Seitz
SWVA Bancshares, Inc.                                  FNB Corporation
302 Second Street, S.W.                                105 Arbor Drive
Roanoke, Virginia  24011-1597                          Christiansburg, Virginia  24068
(540) 983-1410                                         (540) 382-4951


     SWVA, FNB and CNB file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Copies of SWVA's, FNB's or CNB's reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the
SEC:

Judiciary Plaza                 Citicorp Center                 Seven World Trade Center
Room 1024                       500 West Madison Street         13th Floor
450 Fifth Street, N.W.          Suite 1400                      New York, New York  10048
Washington, D.C.  20549         Chicago, Illinois  60661

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that include reports, proxy statements and other information regarding SWVA and FNB. The address of the SEC Web site is http://www.sec.gov.

     FNB has filed a registration statement under the Securities Act with the SEC to register the FNB common stock to be issued to SWVA's shareholders in the merger. This proxy statement/prospectus is part of that registration statement. As allowed by SEC rules, this proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement, and constitutes a prospectus of FNB in addition to being a proxy statement of SWVA for the special meeting. You may inspect and copy the registration statement at any of the addresses listed above.

     All information contained herein with respect to FNB and its subsidiaries have been supplied by FNB, and all information with respect to SWVA and its subsidiaries has been supplied by SWVA.

     No person has been authorized to give any information or to make any representation other than those contained in this proxy statement/prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by FNB or SWVA. Neither the delivery of this proxy statement/prospectus nor any distribution of the securities to which this proxy statement/prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs of FNB, SWVA, or any of their respective subsidiaries since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the securities to which it relates or an offer to sell or a solicitation of an offer to purchase the securities offered by this proxy statement/prospectus in any jurisdiction in which such an offer or solicitation is not lawful.

               Incorporation of Certain Information by Reference

     This proxy statement/prospectus incorporates documents by reference that are not presented in or delivered with this document.

     The SEC allows FNB and SWVA to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information included in or incorporated by reference from subsequently filed documents into this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents listed below that FNB and SWVA have previously filed with the SEC. These documents contain important information about SWVA's business and finances.

     The following documents filed by FNB with the SEC: FNB's Annual Report on Form 10-K as of and for the year ended December 31, 1999; the portions of FNB's Proxy Statement for the Annual Meeting of shareholders held on May 9, 2000, that have been incorporated by reference in the 1999 FNB 10-K; FNB's Quarterly Reports on Form 10-Q for the three months ended March 31, 2000, the six months ended June 30, 2000, and the nine months ended September 30, 2000; the description of FNB common stock set forth in FNB's Registration Statement on Form S-4, Registration No. 333-02524, and any amendment or report filed for the purpose of updating any such description; and FNB's Current Reports on Form 8-K, dated April 21, 2000, July 11, 2000, August 7, 2000, and September 18, 2000.

     The following documents filed by SWVA with the SEC: SWVA's Annual Report on Form 10-KSB as of and for the year ended June 30, 2000, including SWVA's 2000 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-KSB; SWVA's Quarterly Report on Form 10-QSB for the three months ended September 30, 2000.

     The following document filed by CNB with the SEC: CNB's Current Report on Form 8-K dated December 21, 2000 and filed on December 29, 2000.

     We also incorporate by reference any additional documents that FNB or SWVA files with the SEC after the date of this proxy statement/prospectus and before the date of the annual meeting.

     This proxy statement/prospectus is dated _________, ____. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any other date, and neither the mailing of the proxy statement/prospectus to shareholders nor the issuance of FNB common stock in the merger shall create any implication to the contrary. Please note that FNB has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to FNB, and SWVA has supplied all information relating to SWVA.

     You should rely only on the information contained in this document or in documents to which we have referred you. We have not authorized anyone to provide you with different information.

                                                                      APPENDIX A



                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                              SWVA BANCSHARES, INC.

                                       AND

                                 FNB CORPORATION

                                   ----------

                                 August 7, 2000

                               TABLE OF CONTENTS


                                   ARTICLE 1
                         The Merger and Related Matters

         Page

1.1  Definitions.................................................. 2
1.2  The Merger................................................... 2
1.3  Name and Continuing Operations............................... 2
1.4  Management of FNB and the Banks.............................. 3
1.5  The Closing and Effective Date............................... 3


                              ARTICLE 2
                    Basis and Manner of Conversion

2.1  Conversion of SWVA Stock..................................... 3
2.2  Allocation................................................... 4
2.3  Election..................................................... 5
2.4  Allocation of Cash Election Shares........................... 5
2.5  Allocation of Stock Election Shares.......................... 6
2.6  No Allocation................................................ 6
2.7  Computations................................................. 6
2.8  Cancellation of Shares....................................... 6

                              ARTICLE 3
                          Manner of Exchange


3.1  Exchange Procedures.......................................... 7
3.2  Distributions with Respect to Unexchanged Shares............. 8
3.3  No Fractional Securities..................................... 8
3.4  Certain Adjustments.......................................... 8
3.5  Rights of Dissenting Shareholders............................ 9
                                   ARTICLE 4
                         Representations and Warranties
4.1  Representations and Warranties of SWVA....................... 9
     (a)    Organization, Standing and Power...................... 9
     (b)    Authority............................................. 9
     (c)    Capital Structure.....................................10

     (d)    Ownership Capital Structure and
     Organization of SVSB.........................................10
     (e)    Financial Statements..................................11
     (f)    Absence of Undisclosed Liabilities....................11
     (g)    Legal Proceedings; Compliance with Laws 12
     (h)    Regulatory Approvals..................................12
     (i)    Labor Relations.......................................12
     (j)    Tax Matters...........................................13
     (k)    Property..............................................13
     (l)    Reports...............................................13
     (m)    Employee Benefit Plans................................13
     (n)    Investment Securities.................................14
     (o)    Certain Contracts.....................................14
     (p)    Insurance.............................................15
     (q)    Loans, OREO and Allowance for Loan Losses 15
     (r)    Absence of Material Changes and Events................16
     (s)    Statements True and Correct...........................16
     (t)    Brokers and Finders...................................17
     (u)    Repurchase Agreements.................................17
     (v)    Trust Accounts........................................17
     (w)   Environmental Matters..................................17

4.2  Representations and Warranties of FNB........................18
     (a)    Organization, Standing and Power......................18
     (b)    Authority.............................................19
     (c)    Capital Structure.....................................19
     (d)    Ownership of the FNB Subsidiaries; Capital Structure
             of the FNB Subsidiaries; and Organization of the FNB
             Subsidiaries.........................................20
     (e)    Financial Statements..................................20
     (f)    Absence of Undisclosed Liabilities....................21
     (g)    Legal Proceedings; Compliance with Laws...............21
     (h)    Regulatory Approvals..................................22
     (i)    Labor Relations.......................................22
     (j)    Tax Matters...........................................22
     (k)    Property..............................................22
     (l)    Reports...............................................23
     (m)    Employee Benefit Plans................................23
     (n)    Investment Securities.................................24
     (o)    Certain Contracts.....................................24
     (p)    Insurance.............................................24
     (q)    Loans, OREO, and Allowance for Loan Losses............25
     (r)    Absence of Material Changes and Events................26

     (s)    Statements True and Correct...........................26
     (t)    Brokers and Finders...................................26
     (u)    Repurchase Agreements.................................26

     (v)    Administration of Trust Accounts......................27
     (w)    Environmental Matters.................................27

                                   ARTICLE 5
                      Conduct Prior to the Effective Date

5.1  Access to Records and Properties.............................28
5.2  Confidentiality..............................................29
5.3  Registration Statement, Proxy Statement and
     Shareholder Approval.........................................29
5.4  Operation of the Business of FNB and SWVA....................30
5.5  Dividends....................................................31
5.6  No Solicitation..............................................31
5.7  Regulatory Filings...........................................31
5.8  Public Announcements.........................................32
5.9  Notice of Breach.............................................32
5.10 Accounting Treatment.........................................32
5.11 Merger Consummation..........................................32
5.12 FNB Acquisition Transaction..................................32
5.13 Affiliate Agreements.........................................32

                                   ARTICLE 6
                             Additional Agreements

6.1  Conversion of Stock Options..................................32
6.2  Benefit Plans................................................33
6.3  Indemnification..............................................35

                                   ARTICLE 7
                            Conditions to the Merger


7.1  Conditions to Each Party's Obligations to Effect the Merger..35
     (a)    Shareholder Approval..................................35
     (b)    Regulatory Approvals..................................35
     (c)    Registration Statement................................35
     (d)    Tax Opinion...........................................35
     (e)    Opinions of Counsel...................................35
     (f)    Legal Proceedings.....................................35
     (g)    Amendment of SVSB ESOP................................35

7.2  Conditions to Obligations of FNB.............................36
     (a)    Representations and Warranties........................36
     (b)    Performance of Obligations............................37

7.3  Conditions to Obligations of SWVA............................37
     (a)    Representations and Warranties........................37
     (b)    Performance of Obligations............................37
     (c)    Investment Banking Letter.............................37

                                   ARTICLE 8
                                  Termination

8.1  Termination..................................................37
8.2  Effect of Termination........................................38
8.3  Non-Survival of Representations, Warranties and Covenants....39
8.4  Expenses.....................................................39


                                   ARTICLE 9
                               General Provisions

9.1  Entire Agreement.............................................40
9.2  Waiver and Amendment.........................................40
9.3  Descriptive Headings.........................................41
9.4  Governing Law................................................41
9.5  Notices......................................................41
9.6  Counterparts.................................................42
9.7  Severability.................................................42
9.8  Subsidiaries.................................................42

Exhibit 1.4 - Addendum to Employment Agreements

Exhibit A - Plan of Merger between SWVA Bancshares, Inc. and
            FNB Corporation

Exhibit B - Exchange Agent Agreement

Exhibit C - Affiliate Agreement

                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of August 7, 2000 by and between FNB Corporation, a Virginia corporation with its principal office located in Christiansburg, Virginia ("FNB"), and SWVA Bancshares, Inc., a Virginia corporation with its principal office located in Roanoke, Virginia ("SWVA").

                                  WITNESSETH:

          WHEREAS, FNB and SWVA (together, the "Companies") desire to affiliate, so that First National Bank ("First National") and Southwest Virginia Savings Bank, FSB ("SVSB") (together, the "Banks") will be under the common control of FNB; and

          WHEREAS, FNB and SWVA have agreed to the affiliation of their two companies through a merger under Virginia law, as a result of which SWVA would merge with and into FNB and the shareholders of SWVA would become shareholders of FNB, all as more specifically provided in this Agreement and the Plan of Merger in the form attached hereto as Exhibit A (the "Plan"); and

          WHEREAS, the Boards of Directors of the Companies each believe it is in the best interests of their respective corporations and their shareholders to affiliate as provided herein and that the respective shareholder values of FNB and SWVA can be maximized over time through this affiliation; and

          WHEREAS, the Boards of Directors of the Companies each believe that the transaction contemplated in this Agreement is in the best interests of the communities they serve and of their respective employees; and

          WHEREAS, the Boards of Directors of the Companies each believe that after the affiliation the holding company structure should provide management and technical assistance and support for recruitment, training and retention of skilled officers and employees to the Banks in order to enable the combined organization to operate more efficiently; and

          WHEREAS, the respective Boards of Directors of the Companies have resolved that the transactions described herein are in the best interests of the parties and their respective shareholders and have authorized and approved the execution and delivery of this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                                   ARTICLE 1
                         The Merger and Related Matters

          1.1 Definitions. Any term defined anywhere in this Agreement shall have the meaning ascribed to it for all purposes of this Agreement (unless expressly noted to the contrary). In addition:

               (a) the term "knowledge" when used with respect to a party shall mean the knowledge of any "Executive Officer" of such party, as such term is defined in Regulation O, (12 C.F.R. 215);

               (b) the term "Material Adverse Effect", when applied to a party, shall mean an event, occurrence or circumstance (including without limitation
(i) the making of any provisions for possible loan and lease losses, write-downs or other real estate and taxes and (ii) any breach of a representation or warranty by such party) which (a) has or is reasonably likely to have a material adverse effect on the financial position, results of operations or business of the party and its subsidiaries, taken as a whole, or (b) would materially impair the party's ability to perform its obligations under this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that solely for purposes of measuring whether an event, occurrence or circumstance has a material adverse effect on such party's results of operations, the term "results of operations" shall mean net interest income plus non-interest income (less securities gains) less gross expenses (excluding provisions for possible loan and lease losses, write-downs of other real estate and taxes); and provided further, that material adverse effect and material impairment shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies generally, and (iii) the Merger and related expenses associated with the transactions contemplated by this Agreement on the operating performance of the parties to this Agreement; and

               (c) the term "Previously Disclosed" by a party shall mean information set forth in a written disclosure letter that is delivered by that party to the other party prior to or contemporaneously with the execution of this Agreement and specifically designated as information "Previously Disclosed" pursuant to this Agreement.

          1.2 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Date as defined in Section 1.5 hereof, SWVA will be merged with and into FNB (the "Merger"). At the Effective Date, the Merger shall have the effect as provided in Section 13.1-721 of the Virginia Stock Corporation Act.

          1.3 Name and Continuing Operations. The respective names and banking offices of the Banks will not change as a result of the Merger. After the Effective Date, FNB shall continue to be headquartered in Christiansburg, Virginia.

          1.4 Management of FNB and the Banks. The directors, officers and employees of the Banks will not change as a result of the Merger except that Julian D. Hardy, Jr. shall be appointed to the Board of SVSB. On the Effective Date, the number of Directors of FNB shall be increased by two members by adding one member in Class I whose terms expire at the 2003 annual meeting of shareholders and by adding one member in Class III whose terms expire at the 2002 annual meeting of shareholders. B. L. Rakes shall be appointed to fill the vacancy created in Class I and Courtney Hoge shall be appointed to fill the vacancy created in Class III. At the next annual meeting of shareholders of FNB, management of FNB will recommend to shareholders that those gentlemen be elected as a member of Class I and Class III, respectively. In addition, on the Effective Date, FNB agrees to assume the employment agreements between SWVA and
D. W. Shilling and Barbara Weddle, and as of the Effective Time, FNB shall enter into an Addendum to the employment agreement for D. W. Shilling and Barbara Weddle, as attached hereto as Exhibit 1.4. In addition, as of the Effective Date, FNB shall enter into an agreement with B. L. Rakes in which FNB agrees to pay Mr. Rakes $17,000 in consideration for his agreement not to compete with FNB and its affiliates for a period of one year.

          1.5 The Closing and Effective Date. The closing of the transactions contemplated by this Agreement and the Plan of Merger shall take place at the offices of FNB in Christiansburg, Virginia or at such other place as may be mutually agreed upon by the parties. The Merger shall become effective on the date shown on the Certificate of Merger issued by the State Corporation Commission of Virginia effecting the Merger (the "Effective Date"). Unless otherwise agreed upon in writing by the chief executive officers of FNB and SWVA, subject to the conditions to the obligations of the parties to effect the Merger as set forth in Article 6, the parties shall use their best efforts to cause the Effective Date to occur on the first day of the month following the month in which the conditions set forth in Sections 7.1(a) and 7.1(b) are satisfied. All documents required by the terms of this Agreement to be delivered at or prior to consummation of the Merger will be exchanged by the parties at the closing of the Merger (the "Merger Closing"), which shall be held on or before the Effective Date. FNB and SWVA shall execute and deliver to the Virginia State Corporation Commission Articles of Merger containing a Plan of Merger in substantially the form of Exhibit A hereto.

                                   ARTICLE 2
                         Basis and Manner of Conversion

          2.1 Conversion of SWVA Stock. At the Effective Date, by virtue of the Merger, each share of the common stock, par value $0.10 per share, of SWVA ("SWVA Common Stock") issued and outstanding immediately prior to the Effective Date will be converted into either cash (the "Cash Consideration") or shares of common stock, par value $5.00 per share, of FNB ("FNB Common Stock"), the "Stock Consideration," which Stock Consideration together with the Cash Consideration (the "Merger Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected in accordance with Section 2.3.

          In the case that the Market Value of FNB Common Stock (as defined later in this Section 2.1) is equal to or greater than $15.30 per share and equal to or less than $18.70 per share, the Cash Consideration will be $20.25 per share and the Stock Consideration will equal shares of FNB Common Stock with a Market Value of $20.25. In the case that the Market Value of FNB Common Stock is greater than $18.70 and less than or equal to $20.00, the Stock Consideration will equal 1.083 shares of FNB Common Stock for each outstanding share of SWVA Common Stock, and the Cash Consideration will be $20.25. In the case that the Market Value of FNB Common Stock is less than $15.30 and equal to or greater than $14.00, the Stock Consideration will equal 1.324 shares of FNB Common Stock for each outstanding share of SWVA Common Stock, and the Cash Consideration will be $20.25.

          The Market Value of FNB Common Stock will be the average of the last reported sales prices per share of FNB Common Stock as reported on the NASDAQ Exchange Composite Transactions Tape (as reported in The Wall Street Journal, or, if not reported thereby, another authoritative source as chosen by FNB) for the thirty consecutive full trading days on such exchange (even if FNB Common Stock does not trade in each such day) ending at the close of trading on the tenth calendar day before the Effective Date (the "Market Value" and the "Measurement Period"). The ratio of shares of FNB's Common Stock that will be exchanged for each outstanding share of SWVA Common Stock shall be referred to herein as the "Exchange Ratio" and shall be rounded to the nearest thousandth decimal point.

     2.2 Allocation. Notwithstanding anything in this Agreement to the contrary, the aggregate amount of cash to be issued to shareholders of SWVA in the Merger shall be equal to $1,785,742 (the "Cash Amount"); provided that the Cash Amount may be changed by FNB to accommodate the exercise by FNB of its option to change the Cash Number and the Stock Number pursuant to the last sentence of this Section 2.2. As used in this Agreement, the Cash Number shall mean the aggregate number of shares of SWVA Common Stock to be converted into the right to receive the Cash Consideration in the Merger, which shall be equal to the Cash Amount divided by $20.25. The number of shares of SWVA Common Stock to be converted into the right to receive Stock Consideration (the "Stock Number") will be equal to (i) the number of shares of SWVA Common Stock issued and outstanding immediately prior to the Effective Date of the Merger less (ii) the sum of (A) the Cash Number and (B) the aggregate number of shares of SWVA Common Stock to be exchanged for cash pursuant to Section 3.3. FNB shall have the option to change the Cash Number and the Stock Number to more closely follow the actual elections of SWVA shareholders pursuant to this Article 2, so long as such modification to the Cash Number and the Stock Number does not prevent the condition set forth in Section 7.1(d) from being satisfied.

     2.3 Election. Subject to allocation in accordance with the provisions of this Article, each record holder of shares of SWVA Common Stock issued and outstanding immediately prior to the Election Deadline (as defined in Section 3.1(i)) will be entitled, in accordance with Section 3.1, (i) to elect to receive in respect of each such share held in such manner (A) Cash Consideration (a "Cash Election") or (B) Stock Consideration (a "Stock Election") thus, making an election for all Cash Consideration, all Stock Consideration, or a mixture thereof or (ii) to indicate that such record holder has no preference as to the receipt of Cash Consideration or Stock Consideration for all such shares held by such holder (a "Non-Election"). Shares of SWVA Common Stock in respect of which a Non-Election is made or as to which no election is made (collectively, "Non-Election Shares") shall be deemed by FNB to be shares in respect of which Cash Elections or Stock Elections have been made, as FNB shall determine. Holders of record of shares of SWVA Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election (as hereinafter defined), provided that each such Form of Election covers all the shares of SWVA Common Stock held by that Representative for a particular beneficial owner.

          2.4 Allocation of Cash Election Shares. In the event that the aggregate number of shares in respect of which Cash Elections have been made (the "Cash Election Shares") exceeds the Cash Number, all shares of SWVA Common Stock in respect of which Stock Elections have been made (the "Stock Election Shares") and all Non-Election Shares will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3), and Cash Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration in the following manner:

                    (i) the number of Cash Election Shares covered by each Form of Election (as defined in Section 3.1(i)) to be converted into Cash Consideration will be determined by multiplying the number of Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Cash Number and (B) the denominator of which is the aggregate number of Cash Election Shares rounded down to the nearest whole number; and

                    (ii) all Cash Election Shares not converted into Cash
               Consideration in accordance with Section 2.4(i) will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3).

Provided, however, that cash in lieu of fractional interests and cash to be paid in connection with rights of dissenting shareholders, as provided in Sections
3.3 and 3.5, respectively, shall not be included in any determination of whether this Section 2.4 shall be given effect.

          2.5 Allocation of Stock Election Shares. In the event that the aggregate number of Stock Election Shares exceeds the Stock Number, all Cash Election Shares and all Non-Election Shares (together, the " Cash Shares") will be converted into the right to receive Cash Consideration, and all Stock Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration in the following manner:

                    (i) the number of Stock Election Shares covered by each Form of Election to be converted into Cash Consideration will be determined by multiplying the number of Stock Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Cash Number less the number of Cash Shares and (B) the denominator of which is the aggregate number of Stock Election Shares, rounded down to the nearest whole number; and

                    (ii) all Stock Election Shares not converted into Cash
               Consideration in accordance with Section 2.5(i) will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3).

          2.6  No Allocation.  In the event that neither Section 2.4 nor Section
2.5 is applicable, all Cash Election Shares will be converted into the right to receive Cash Consideration, all Stock Election Shares will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3) and Non-Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3) as the Exchange Agent shall determine.

          2.7 Computations. The Exchange Agent (as defined in Section 3.1(i)) will make all computations to give effect to this Article 2.

          2.8 Cancellation of Shares. As of the Effective Date of the Merger, all such shares of SWVA Common Stock will no longer be outstanding and automatically be cancelled and retired and will cease to exist and each holder of a certificate formerly representing any such shares of SWVA Common Stock (a "SWVA Certificate") will cease to have any rights with respect thereto, except the right to receive Merger Consideration and any additional cash in lieu of fractional shares of FNB Common Stock to be issued or paid in consideration therefor upon surrender of such SWVA Certificate in accordance with Article 3, without interest, subject to rights of dissenting shareholders as provided under
Section 3.5.

                                   ARTICLE 3
                               Manner of Exchange

          3.1  Exchange Procedures.

               (i) Not more than 45 days nor fewer than 30 days prior to the Effective Date, First National, as the exchange agent ("Exchange Agent"), will mail a form of election (the "Form of Election") to each shareholder of record of SWVA as of a record date as close as practicable to the date of mailing and mutually agreed to by SWVA and FNB. The Exchange Agent shall enter into a written agreement with FNB and SWVA detailing its duties and responsibilities and shall furnish evidence of liability insurance for such activities in a form substantially similar to Exhibit B. In addition, the Exchange Agent will use its best efforts to make the Form of Election available to the persons who become shareholders of SWVA during the period between such record date and the Effective Date. Any election to receive Merger Consideration will have been properly made only if the Exchange Agent shall have received on the fifth business day immediately preceding the Effective Date (the "Election Deadline"), a Form of Election properly completed and accompanied by a SWVA Certificate ("Certificate(s)") for the shares to which such Form of Election relates, acceptable for transfer on the books of SWVA (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election may be revoked only by written notice received by the Exchange Agent prior to 5:00 p.m. on the Election Deadline. If an election is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which such election relates will be promptly returned to the person submitting the same to the Exchange Agent.

                    (ii) As soon as reasonably practicable after the Effective
               Date, the Exchange Agent will mail to each holder of record of a Certificate, whose shares of SWVA Common Stock were converted into the right to receive Merger Consideration and those who failed to return a properly completed Form of Election, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as the Exchange Agent may specify consistent with this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

                    (iii) With respect to properly made elections in accordance with Section 3.1(i), and upon surrender in accordance with
               Section 3.1(ii) of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of Article 2, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Shares that are not registered in the transfer records of SWVA, as the case may be, payment may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of such payment to a person other than the registered holder of such Certificate or establishes to the satisfaction of FNB that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.1, each Certificate will be deemed at any time after the Effective Date to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of Article 2. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of Article 2.

          3.2 Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to the shares of SWVA Common Stock with a record date after the Effective Date shall be paid to the holder of any unsurrendered Certificate with respect to the shares of SWVA Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 3.3. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole shares of SWVA Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of SWVA Common Stock to which such holder is entitled pursuant to Section 3.3, and (ii) the amount of dividends or other distributions, if any, with a record date after the Effective Date.

          3.3 No Fractional Securities. No FNB Certificates or scrip representing fractional shares of FNB Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of FNB Common Stock. A holder of Shares converted in the Merger who would otherwise have been entitled to a fractional share of FNB Common Stock shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the Market Value of FNB Common Stock.

          3.4 Certain Adjustments. If, after the date hereof and on or prior to the Closing Date, the outstanding shares of SWVA Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be adjusted accordingly to provide to the holders of SWVA Common Stock, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

          3.5 Rights of Dissenting Shareholders. Shareholders of SWVA who object to the Merger will be entitled to the rights and remedies set forth in sections 13.1-729 through 13.1-741 of the Virginia Stock Corporation Act.

                                   ARTICLE 4
                         Representation and Warranties

          4.1 Representations and Warranties of SWVA. SWVA represents and warrants to FNB as follows:

          (a) Organization, Standing and Power. (1) SWVA is a corporation duly organized, validly existing and in good standing under the laws of Virginia. It has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, and SWVA has the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and Plan of Merger. SWVA is duly registered as a unitary savings and loan holding company under the 12 U.S.C. (S) 1467a. SVSB is the only subsidiary of SWVA and is wholly-owned by it, and is a federal savings bank, duly organized, validly existing and in good standing under the laws of the United States, is in compliance in all material respects with all rules and regulations promulgated by any relevant regulatory authority, has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, is an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and its deposits are insured to the fullest extent allowed by law by the Federal Deposit Insurance Corporation.

               (2) Except as Previously Disclosed, neither SWVA nor SVSB (collectively with SWVA, the "SWVA Companies") owns any equity securities of any other corporation or entity.

          (b) Authority. (1) The execution and delivery of this Agreement and the Plan of Merger and the consummation of the Merger have been duly and validly authorized by all necessary corporate action on the part of SWVA, except the approval of shareholders. The Agreement has been approved by at least two-thirds of SWVA's Board of Directors and represents the legal, valid, and binding obligation of SWVA, enforceable against SWVA in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, merger, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

               (2) Neither the execution and delivery of the Agreement, the consummation of the transactions contemplated therein, nor the compliance by SWVA with any of the provisions thereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of SWVA, (ii) except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of the SWVA Companies pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease or other instrument or obligation, to which any of the SWVA Companies is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to in Section 4.7, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the SWVA Companies or any of their properties or assets.

          (c) Capital Structure. The authorized capital stock of SWVA consists of 2,225,000 shares of common stock, par value $0.10 per share ("SWVA Common Stock"), of which 423,612 shares (including 4,328 shares held by the Management Stock Bonus Plan of SVSB, which have not been awarded under such plan and for which a Cash Election shall be made) are issued and outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights, and not issued in violation of any agreement to which SWVA is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws outstanding options to purchase 64,049 shares of SWVA Common Stock; 275,000 shares of preferred stock, par value $0.10 per share ("SWVA Preferred Stock"), none of which shares are issued and outstanding. Except as Previously Disclosed, there are no outstanding understandings or commitments of any character pursuant to which SWVA and any of the SWVA Companies could be required or expected to issue shares of capital stock.

          (d) Ownership, Capital Structure, and Organization of SVSB. (1) SWVA does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization actively engaged in business except SVSB and a service corporation wholly-owned by SVSB, Southwest Virginia Service Corporation, Inc. The outstanding shares of capital stock of SVSB have been duly authorized and are validly issued, and are fully paid and nonassessable and all such shares are owned by SWVA free and clear of all liens, claims and encumbrances and were not issued in violation of any agreement or of any regulation or qualification provisions of federal or state securities laws. No rights are authorized, issued or outstanding with respect to the capital stock of SVSB and there are no agreements, understandings or commitments relating to the right of SWVA to vote or to dispose of said shares. None of the shares of capital stock of SVSB has been issued in violation of the preemptive rights of any person.

               (2) SVSB is a duly organized federal savings bank, validly existing and in good standing under applicable laws. SVSB (i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted except where the absence of such power or authority would not have a material adverse effect on the financial condition, results of operations or business of SWVA on a consolidated basis, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to do qualify would have a material adverse effect on the financial condition, results of operations or business of SWVA on a consolidated basis. SVSB has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where failure to obtain such authorization or license would not have a material adverse effect on its business.

          (e) Financial Statements. SWVA's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999, and all other documents filed or to be filed subsequent to June 30, 1999 under Sections 13(a), 13(c), 14 or 15(d) of the

Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed with the SEC (in each such case, the "SWVA Financial Statements") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the SWVA Financial Statements (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the SWVA Financial Statements (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to banks and savings and loan holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

          (f) Absence of Undisclosed Liabilities. At June 30, 1999, and at any subsequent date reflected in such Financial Statements, none of the SWVA Companies had any obligation or liability (contingent or otherwise) of any nature which were not reflected in the SWVA Financial Statements, except for those which in the aggregate are immaterial or have been Previously Disclosed.

          (g) Legal Proceedings; Compliance with Laws. Except as Previously Disclosed, there are no actions, suits or proceedings instituted or pending or, to the best knowledge of SWVA, threatened or probable of assertion against any of the SWVA Companies, or against any property, asset, interest or right of any of them, that are reasonably expected to have, either individually or in the aggregate, a material adverse effect on the financial condition of SWVA on a consolidated basis or that are reasonably expected to threaten or impede the consummation of the transactions contemplated by this Agreement. None of the SWVA Companies is a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of SWVA on a consolidated basis. Except as Previously Disclosed, as of the date of this Agreement, none of the SWVA Companies nor any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or mortgage lenders or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of the business of it or any of its subsidiaries or properties, or in any manner relates to the capital, liquidity, credit policies or management of it; and except as Previously Disclosed, none of the SWVA Companies has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. To the best knowledge of SWVA, the SWVA Companies have complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable to its business (including environmental laws, ordinances, requirements, regulations or orders).

          (h) Regulatory Approvals. SWVA knows of no reason why the regulatory approvals referred to in Section 7.1(b) should not be obtained without the imposition of any condition of the type referred to in Section 7.1(b). SVSB is in material compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder, and SVSB currently has a CRA rating of satisfactory or better. To the knowledge of SWVA, there is no fact or circumstance or set of facts or circumstances that would cause SVSB to fail to comply with such provisions or cause the rating of SVSB to fall below satisfactory.

          (i) Labor Relations. None of the SWVA Companies is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that is has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

          (j) Tax Matters. The SWVA Companies have filed all federal, state, and local tax returns and reports required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the SWVA Financial Statements or are being contested in good faith and have been Previously Disclosed. Except to the extent that liabilities therefor are specifically reflected in the SWVA Financial Statements, there are no federal, state or local tax liabilities of the SWVA Companies other than liabilities that have arisen since December 31, 1999, all of which have been properly accrued or otherwise provided for on the books and records of the SWVA Companies. Except as Previously Disclosed, no tax return or report of any of the SWVA Companies is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against any of the SWVA Companies by any taxing authority.

          (k) Property. Except as disclosed or reserved against in the SWVA Financial Statements, all of the SWVA Companies have good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the SWVA Financial Statements as being owned by the SWVA Companies as of the dates thereof. To the best knowledge of SWVA, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by the SWVA Companies are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, merger, moratorium and similar laws. The buildings, structures, and appurtenances owned, leased, or occupied by the SWVA Companies are, to the best knowledge of SWVA, in good operating condition, in a state of good maintenance and repair and (i) comply with applicable zoning and other municipal laws and regulations, and (ii) there are no defects therein.

          (l) Reports. Since January 1, 1998, the SWVA Companies have filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC, the Federal Reserve, the SCC, and any other governmental or regulatory authority or agency having jurisdiction over their operations.

          (m) Employee Benefit Plans. (1) SWVA will deliver for FNB's review, as soon as practicable, true and complete copies of all material pension, retirement, profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans, all cafeteria or flexible benefits plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans and any related trust or other funding instrument, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by SWVA or SVSB for the benefit of current or former employees, retirees or other beneficiaries eligible to participate (collectively, the "SWVA Benefit Plans"). Any of the SWVA Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "SWVA ERISA Plan." No SWVA Benefit Plan is or has been a "multiemployer plan," as defined in Section 3(37) of ERISA.

               (2) Except as Previously Disclosed, all SWVA Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code of 1986, as amended (the "IRC") and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to SWVA on a consolidated basis. In the case of any plan intended to be qualified under IRC Section 401, compliance with such qualification requirements shall mean the receipt of a current, favorable determination letter from the Internal Revenue Service based on laws changes effective through 1994 and operation of the plan in accordance with its terms or in accordance with any subsequently enacted law for which the remedial amendment period has not yet ended.

               (3) No SWVA ERISA Plan which is subject to the minimum funding standards of Section 302 of ERISA or IRC Section 412 has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan which is a "defined benefit plan," as that term is defined in Section 3(35) of ERISA, exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of

ERISA, when determined under actuarial factors that would apply if the plan was terminated in accordance with all applicable legal requirements.

          (n) Investment Securities. Except as Previously Disclosed and except for pledges to secure public and trust deposits and obligations under agreements pursuant to which any of the SWVA Companies has sold securities subject to an obligation to repurchase, none of the investment securities reflected in the SWVA Financial Statements is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time.

          (o) Certain Contracts. (1) Except as Previously Disclosed, neither SWVA nor any SWVA subsidiary is a party to, or is bound by, (i) any material agreement, arrangement or commitment, (ii) any agreement, indenture or other instrument relating to the borrowing of money by SWVA or SVSB or the guarantee by SWVA or SVSB of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between SWVA or SVSB and any director or officer of SWVA or SVSB, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between SWVA or SVSB and any 5% or more shareholder of SWVA; in each case other than agreements entered into in the ordinary course of the banking business of SWVA or SVSB consistent with past practice.

          (2) Neither SWVA or SVSB, nor to the knowledge of SWVA, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, nor has there occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from SWVA or SVSB in the ordinary course of its business.

          (p) Insurance. A complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the SWVA Companies has previously been furnished to FNB and all such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by SWVA. The SWVA Companies are not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. None of the SWVA Companies has received notice of cancellation or non-renewal of any such policy or binder. None of the SWVA Companies has knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. None of the SWVA Companies has received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

          (q) Loans, OREO, and Allowance for Loan Losses. (1) Except as Previously Disclosed, and except for matters which individually or in the aggregate, do not materially adversely affect the Merger or the financial condition of SWVA, to SWVA's best knowledge each loan reflected as an asset in the SWVA Financial Statements or the financial statements of SVSB (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit which are subject to regulation of the Federal Reserve which have been made by SWVA and SVSB comply therewith.

               (2) The classification on the books and records of SWVA and SVSB of loans and/or non-performing assets as nonaccrual, troubled debt restructuring, OREO or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting principles.

               (3) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the SWVA Financial Statements or are not material, title to the OREO is good and marketable, and there are no adverse claims or encumbrances on the OREO. All title, hazard and other insurance claims and mortgage guaranty claims with respect to the OREO have been timely filed and neither SWVA nor SVSB has been received any notice of denial of any such claim.

               (4) SWVA and SVSB are in possession of all of the OREO or, if any of the OREO remains occupied by the mortgagor, eviction or summary proceedings have been commenced or rental arrangements providing for market rental rates have been agreed upon and SWVA and/or SVSB are diligently pursuing such eviction of summary proceedings or such rental arrangements. Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of SWVA and SVSB, threatened concerning any OREO or any servicing activity or omission to provide a servicing activity with respect to any of the OREO.

               (5) Except as Previously Disclosed, all loans made by any of the SWVA Companies to facilitate the disposition of OREO are performing in accordance with their terms.

          (6) The allowance for possible loan losses shown on the SWVA Financial Statements was, and the allowance for possible loan losses shown on the financial statements of SWVA as of dates subsequent to the execution of this Agreement will be, in each case as of the dates thereof, adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) of the SWVA Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by SWVA.

          (r) Absence of Material Changes and Events. Since June 30, 1999, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business or SWVA, and SWVA has conducted its business only in the ordinary course consistent with past practice.

          (s) Statements True and Correct. None of the information supplied or to be supplied by SWVA for inclusion in the Registration Statement, the proxy statement/prospectus or any other document to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and, in the case of the Registration Statement, when it becomes effective and with respect to the proxy statement/prospectus, when first mailed to SWVA shareholders, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the proxy statement/prospectus or any supplement thereto, at the time of the SWVA Shareholders' Meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the SWVA Shareholders' Meeting. All documents that SWVA is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of federal and state securities law.

          (t) Brokers and Finders. Neither SWVA nor SVSB, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for RP Financial.

          (u) Repurchase Agreements. With respect to all agreements pursuant to which SWVA or SVSB has purchased securities subject to an agreement to resell, if any, SWVA or SVSB, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (v) Trust Accounts. SVSB does not provide trust services.

          (w) Environmental Matters. (1) Except as Previously Disclosed, to the best of SWVA's knowledge, neither SWVA nor SVSB owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Each of SWVA and SVSB is in substantial compliance with all Environmental Laws applicable to real or personal properties in which it has a direct fee ownership or, with respect to a direct interest as lessee, applicable to the leasehold premises or, to the best knowledge of SWVA and SVSB, the premises on which the leasehold is situated. Neither SWVA nor SVSB has received any Communication alleging that SWVA or SVSB is not in such compliance and, to the best knowledge of SWVA and SVSB, there are no present circumstances (including Environmental Laws that have been adopted but are not yet effective) that would prevent or interfere with the continuation of such compliance.

               (2) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on SWVA and SVSB of any liability arising under any Environmental Laws pending or, to the best knowledge of SWVA and SVSB, threatened against (A) SWVA or SVSB, (B) any person or entity whose liability for any Environmental Claim, SWVA or SVSB has or may have retained or assumed either contractually or by operation of law, or (C)any real or personal property which SWVA or SVSB owns or leases, or has been or is judged to have managed or to have supervised or participated in the management of, which liability might have a material adverse effect on the business, financial condition or results of operations of SWVA. SWVA and SVSB are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

               (3) To the best knowledge of SWVA and SVSB, there are no legal, administrative, arbitral or other proceedings, or Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on SWVA or SVSB of any liability arising under any Environmental Laws pending or threatened against any real or personal property in which SWVA or SVSB holds a security interest in connection with a loan or a loan participation which liability might have a material adverse effect on the business, financial condition or results of operations of SWVA. SWVA and SVSB are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

               (4) With respect to all real and personal property owned or leased by SWVA or SVSB, other than OREO, SWVA has made available to FNB copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. With respect to all OREO held by SWVA or SVSB and all real or personal property which SWVA or SVSB has been or is judged to have managed or to have supervised or participated in the management of, SWVA has made available to FNB the information relating to such OREO available to SWVA. SWVA and SVSB are in compliance in all material respects with all recommendations contained in any environmental audits, analyses and surveys relating to any of the properties, real or personal, described in this subsection (4).

               (5) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against SWVA or SVSB or against any person or entity whose liability for any Environmental Claim SWVA or SVSB has or may have retained or assumed either contractually or by operation of law.

      4.2 Representations and Warranties of FNB. FNB represents and warrants to SWVA as follows:

          (a) Organization, Standing and Power. (1) FNB is a corporation duly organized, validly existing and in good standing under the laws of Virginia. It has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, and FNB has the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and Plan of Merger. FNB is duly registered as a bank holding company under the Bank Holding Company Act of 1956. First National Bank, a wholly owned subsidiary of FNB, is a national banking association, duly organized, validly existing and in good standing under the laws of the United States, is in compliance in all material respects with all rules and regulations promulgated by any relevant regulatory authority, it has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, is an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder and its deposits are insured to the fullest extent allowed by law by the Bank Insurance Fund of the Federal Deposit Insurance Corporation.

               (2) FNB has Previously Disclosed its subsidiary corporations (and the subsidiaries thereof) (the "FNB Subsidiaries" and, collectively with FNB, the "FNB Companies"). Except as Previously Disclosed, none of the FNB Companies owns any equity securities of any other corporation or entity.

          (b) Authority. (1) The execution and delivery of this Agreement and the Plan of Merger and the consummation of the Merger have been duly and validly authorized by all necessary corporate action on the part of FNB, except the approval of shareholders. The Agreement represents the legal, valid, and binding obligation of FNB, enforceable against FNB in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, merger, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

               (2) Neither the execution and delivery of the Agreement, the consummation of the transactions contemplated therein, nor the compliance by FNB with any of the provisions thereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of FNB, (ii) except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of the FNB Companies pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease or other instrument or obligation, to which any of the FNB Companies is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to in Section 4.7, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the FNB Companies or any of their properties or assets.

          (c) Capital Structure. The authorized capital stock of FNB consists of: 10,000,000 shares of common stock, par value $5.00 per share ("FNB Common Stock), of which 4,084,172 shares are issued and outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights, and not issued in violation of any agreement to which FNB is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws. The shares of FNB Common Stock to be issued in exchange for shares of SWVA Common Stock upon consummation of the Merger will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.
Except as Previously Disclosed, there are no outstanding understandings or commitments of any character pursuant to which FNB and any of the FNB Companies could be required or expected to issue shares of capital stock.

          (d) Ownership of the FNB Subsidiaries; Capital Structure of FNB Subsidiaries; and Organization of the FNB Subsidiaries. (1) FNB does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization actively engaged in business except as Previously Disclosed. The outstanding shares of capital stock of each FNB Subsidiary have been duly authorized and are validly issued, and are fully paid and nonassessable and all such shares are owned by FNB or an FNB Subsidiary free and clear of all liens, claims and encumbrances and were not issued in violation of any agreement or of any regulation or qualification provisions of federal or state securities laws. No rights are authorized, issued or outstanding with respect to the capital stock of any FNB Subsidiary and there are no agreements, understandings or commitments relating to the right of FNB to vote or to dispose of said shares. None of the shares of capital stock of any FNB Subsidiary has been issued in violation of the preemptive rights of any person.

               (2) Each FNB Subsidiary is a duly organized corporation or association, validly existing and in good standing under applicable laws. Each FNB Subsidiary (i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted except where the absence of such power or authority would not have a material adverse effect on the financial condition, results of operations or business of FNB on a consolidated basis, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to do qualify would have a material adverse effect on the financial condition, results of operations or business of FNB on a consolidated basis. Each FNB Subsidiary has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where failure to obtain such authorization or license would not have a material adverse effect on the business of such FNB Subsidiary.

          (e) Financial Statements. FNB's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and all other documents filed or to be filed subsequent to December 31, 1999 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed with the SEC (in each such case, the "FNB Financial Statements") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the FNB Financial Statements (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the FNB Financial Statements (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to banks and bank holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

          (f) Absence of Undisclosed Liabilities. At December 31, 1999, and at any subsequent date reflected in such Financial Statements, none of the FNB Companies had any obligation or liability (contingent or otherwise) of any nature which were not reflected in the FNB Financial Statements, except for those which in the aggregate are immaterial or have been Previously Disclosed.

          (g) Legal Proceedings; Compliance with Laws. Except as Previously Disclosed, there are no actions, suits or proceedings instituted or pending or, to the best knowledge of FNB, threatened or probable of assertion against any of the FNB Companies, or against any property, asset, interest or right of any of them, that are reasonably expected to have, either individually or in the aggregate, a material adverse effect on the financial condition of FNB on a consolidated basis or that are reasonably expected to threaten or impede the consummation of the transactions contemplated by this Agreement. None of the FNB Companies is a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of FNB on a consolidated basis. Except as Previously Disclosed, as of the date of this Agreement, none of the FNB Companies nor any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or mortgage lenders or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of the business of it or any of its subsidiaries or properties, or in any manner relates to the capital, liquidity, credit policies or management of it; and except as Previously Disclosed, none of the FNB Companies has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. To the best knowledge of FNB, the FNB Companies have complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable to its business (including environmental laws, ordinances, requirements, regulations or orders).

          (h) Regulatory Approvals. FNB knows of no reason why the regulatory approvals referred to in Section 7.1(b) should not be obtained without the imposition of any condition of the type referred to in Section 7.1(b). First National is in material compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder, and First National currently has a CRA rating of satisfactory or better. To the knowledge of FNB, there is no fact or circumstance or set of facts or circumstances that would cause First National to fail to comply with such provisions or cause the rating of First National to fall below satisfactory.

          (i) Labor Relations. None of the FNB Companies is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that is has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

          (j) Tax Matters. The FNB Companies have filed all federal, state, and local tax returns and reports required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the FNB Financial Statements or are being contested in good faith and have been Previously Disclosed. Except to the extent that liabilities therefor are specifically reflected in the FNB Financial Statements, there are no federal, state or local tax liabilities of the FNB Companies other than liabilities that have arisen since December 31, 1999, all of which have been properly accrued or otherwise provided for on the books and records of the FNB Companies. Except as Previously Disclosed, no tax return or report of any of the FNB Companies is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against any of the FNB Companies by any taxing authority.

          (k) Property. Except as disclosed or reserved against in the FNB Financial Statements, all of the FNB Companies have good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the FNB Financial Statements as being owned by the FNB Companies as of the dates thereof. To the best knowledge of FNB, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by the FNB Companies are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, merger, moratorium and similar laws. The buildings, structures, and appurtenances owned, leased, or occupied by the FNB Companies are, to the best knowledge of FNB, in good operating condition, in a state of good maintenance and repair and
(i) comply with applicable zoning and other municipal laws and regulations, and
(ii) there are no latent defects therein.

          (l) Reports. Since January 1, 1998, the FNB Companies have filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC, the Federal Reserve, the SCC, and any other governmental or regulatory authority or agency having jurisdiction over their operations.

          (m) Employee Benefit Plans. (1) FNB will deliver for SWVA's review, as soon as practicable, true and complete copies of all material pension, retirement, profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans, all cafeteria or flexible benefits plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans and any related trust or other funding instrument, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by FNB or any FNB Subsidiary for the benefit of current or former employees, retirees or other beneficiaries eligible to participate (collectively, the "FNB Benefit Plans"). Any of the FNB Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FNB ERISA Plan." No FNB Benefit Plan is or has been a "multiemployer plan," as defined in Section 3(37) of ERISA.

          (2) Except as Previously Disclosed, all FNB Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code of 1986, as amended (the "IRC") and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to FNB on a consolidated basis. In the case of any plan intended to be qualified under IRC Section 401, compliance with such qualification requirements shall mean the receipt of a current, favorable determination letter from the Internal Revenue Service based on laws changes effective through 1994 and operation of the plan in accordance with its terms or in accordance with any subsequently enacted law for which the remedial amendment period has not yet ended.

          (3) No FNB ERISA Plan which is subject to the minimum funding standards of Section 302 of ERISA or IRC Section 412 has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan which is a "defined benefit plan," as that term is defined in Section 3(35) of ERISA, exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan was terminated in accordance with all applicable legal requirements.


          (n) Investment Securities. Except for pledges to secure public and trust deposits and obligations under agreements pursuant to which any of the FNB Companies has sold securities subject to an obligation to repurchase, none of the investment securities reflected in the FNB Financial Statements is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time.

          (o) Certain Contracts. (1) Except as Previously Disclosed, neither FNB nor any FNB subsidiary is a party to, or is bound by, (i) any material agreement, arrangement or commitment, (ii) any agreement, indenture or other instrument relating to the borrowing of money by FNB or any FNB Subsidiary or the guarantee by FNB or any FNB Subsidiary of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between FNB or any FNB Subsidiary and any director or officer of FNB or any FNB Subsidiary, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between FNB or any FNB Subsidiary and any 5% or more shareholder of FNB; in each case other than agreements entered into in the ordinary course of the banking business of FNB or a FNB Subsidiary consistent with past practice.

          (2) Neither FNB or any FNB Subsidiary, nor to the knowledge of FNB, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, nor has there occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from FNB or a FNB Subsidiary in the ordinary course of its business.

          (p) Insurance. A complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the FNB Companies has previously been furnished to SWVA and all such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by FNB. The FNB Companies are not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. None of the FNB Companies has received notice of cancellation or non-renewal of any such policy or binder. None of the FNB Companies has knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. None of the FNB Companies has received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

          (q) Loans, OREO, and Allowance for Loan Losses. (1) Except as Previously Disclosed, and except for matters which individually or in the aggregate, do not materially adversely affect the Merger or the financial condition of FNB, to FNB's best knowledge each loan reflected as an asset in the FNB Financial Statements or the financial statements of any FNB Subsidiary (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit which are subject to regulation of the Federal Reserve which have been made by FNB and the FNB Subsidiaries comply therewith.

               (2) The classification on the books and records of FNB and each FNB Subsidiary of loans and/or non-performing assets as nonaccrual, troubled debt restructuring, OREO or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting principles.

               (3) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the FNB Financial Statements or are not material, title to the OREO is good and marketable, and there are no adverse claims or encumbrances on the OREO. All title, hazard and other insurance claims and mortgage guaranty claims with respect to the OREO have been timely filed and neither FNB nor any FNB Subsidiary has been received any notice of denial of any such claim.

               (4) FNB and each FNB Subsidiary are in possession of all of the OREO or, if any of the OREO remains occupied by the mortgagor, eviction or summary proceedings have been commenced or rental arrangements providing for market rental rates have been agreed upon and FNB and/or each FNB Subsidiary are diligently pursuing such eviction of summary proceedings or such rental arrangements. Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of FNB and each FNB Subsidiary, threatened concerning any OREO or any servicing activity or omission to provide a servicing activity with respect to any of the OREO.

               (5) Except as Previously Disclosed, all loans made by any of the FNB Companies to facilitate the disposition of OREO are performing in accordance with their terms.

               (6) The allowance for possible loan losses shown on the FNB Financial Statements was, and the allowance for possible loan losses shown on the financial statements of FNB as of dates subsequent to the execution of this Agreement will be, in each case as of the dates thereof, adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) of the FNB Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by FNB.

          (r) Absence of Material Changes and Events. Since December 31, 1999, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business or FNB, and FNB has conducted its business only in the ordinary course consistent with past practice.

          (s) Statements True and Correct. None of the information supplied or to be supplied by FNB for inclusion in the Registration Statement, the proxy statement/prospectus or any other document to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and, in the case of the Registration Statement, when it becomes effective and with respect to the proxy statement/prospectus, when first mailed to SWVA shareholders, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the proxy statement/prospectus or any supplement thereto, at the time of the SWVA Shareholders' Meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the SWVA Shareholders' Meeting. All documents that FNB is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of federal and state securities law.

          (t) Brokers and Finders. Neither FNB nor any FNB Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for The Carson Medlin Company.

          (u) Repurchase Agreements. With respect to all agreements pursuant to which FNB or any FNB Subsidiary has purchased securities subject to an agreement to resell, if any, FNB or such FNB Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (v) Administration of Trust Accounts. FNB and FNB Subsidiaries have properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of FNB and FNB Subsidiaries, taken as a whole, all accounts for which they act as fiduciaries including but not limited to accounts for which they serve as trustees, agents, custodians, personal representatives, guardians, conservators or investment advisors, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither FNB nor a FNB Subsidiary, nor any director, officer or employee of FNB or a FNB Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of FNB, or a FNB Subsidiary, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

          (w) Environmental Matters. (1) Except as Previously Disclosed, to the best of FNB's knowledge, neither FNB nor any FNB Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Each of FNB and the FNB Subsidiaries is in substantial compliance with all Environmental Laws applicable to real or personal properties in which it has a direct fee ownership or, with respect to a direct interest as lessee, applicable to the leasehold premises or, to the best knowledge of FNB and the FNB Subsidiaries, the premises on which the leasehold is situated. Neither FNB nor any FNB Subsidiary has received any Communication alleging that FNB or such FNB Subsidiary is not in such compliance and, to the best knowledge of FNB and the FNB Subsidiaries, there are no present circumstances (including Environmental Laws that have been adopted but are not yet effective) that would prevent or interfere with the continuation of such compliance.

               (2) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on FNB and the FNB Subsidiaries of any liability arising under any Environmental Laws pending or, to the best knowledge of FNB and the FNB Subsidiaries, threatened against (A) FNB or any FNB Subsidiary, (B) any person or entity whose liability for any Environmental Claim, FNB or any FNB Subsidiary has or may have retained or assumed either contractually or by operation of law, or (C)any real or personal property which FNB or any FNB Subsidiary owns or leases, or has been or is judged to have managed or to have supervised or participated in the management of, which liability might have a material adverse effect on the business, financial condition or results of operations of FNB. FNB and the FNB Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

               (3) To the best knowledge of FNB and the FNB Subsidiaries, there are no legal, administrative, arbitral or other proceedings, or Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on FNB or any FNB Subsidiary of any liability arising under any Environmental Laws pending or threatened against any real or personal property in which FNB or any FNB Subsidiary holds a security interest in connection with a loan or a loan participation which liability might have a material adverse effect on the business, financial condition or results of operations of FNB. FNB and the FNB Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

               (4) With respect to all real and personal property owned or leased by FNB or any FNB Subsidiary, other than OREO, FNB has made available to SWVA copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. With respect to all OREO held by FNB or any FNB Subsidiary and all real or personal property which FNB or any FNB Subsidiary has been or is judged to have managed or to have supervised or participated in the management of, FNB has made available to SWVA the information relating to such OREO available to FNB. FNB and the FNB Subsidiaries are in compliance in all material respects with all recommendations contained in any environmental audits, analyses and surveys relating to any of the properties, real or personal, described in this subsection (4).

               (5) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against FNB or any FNB Subsidiary or against any person or entity whose liability for any Environmental Claim FNB or any FNB Subsidiary has or may have retained or assumed either contractually or by operation of law.

                                   ARTICLE 5
                      Conduct Prior to the Effective Date

          5.1 Access to Records and Properties. SWVA will keep FNB, and FNB will keep SWVA advised of all material developments relevant to their respective businesses prior to consummation of the Merger. Prior to the Effective Date, FNB, on the one hand, and SWVA on the other, agree to give to the other party reasonable access to all the premises and books and records (including tax returns filed and those in preparation) of it and its subsidiaries and to cause its officers to furnish the other with such financial and operating data and other information with respect to the business and properties as the other shall from time to time request for the purposes of verifying the warranties and representations set forth herein; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective business of the other.

          5.2 Confidentiality. Between the date of this Agreement and the Effective Date, FNB and SWVA each will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of the other party, any written, oral or other information obtained in confidence from the other party or a third party in connection with this Agreement or the transactions contemplated hereby unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Merger is not consummated, each party will return or destroy as much of such written information as may reasonably be requested.

          5.3 Registration Statement, Proxy Statement and Shareholder Approval. The Board of Directors of SWVA will duly call and will hold a meeting of its shareholders as soon as practicable for the purpose of approving the Merger (the "SWVA Shareholders' Meeting") and, subject to the fiduciary duties of the Board of Directors of SWVA (as determined after consultation with its counsel and as presented in writing), SWVA shall use its best efforts to solicit and obtain votes of the holders of its Common Stock in favor of the Merger and will comply with the provisions in its Articles of Incorporation and Bylaws relating to the call and holding of a meeting of shareholders for such purpose; and SWVA shall, at its own discretion, recess or adjourn the meeting if such recess or adjournment is deemed by SWVA to be necessary or desirable. FNB and SWVA agree to cooperate in the preparation of the Registration Statement to be filed by FNB with the SEC (the "Registration Statement") in connection with the issuance of FNB Common Stock in the Merger, including the proxy statement and other proxy material of SWVA constituting a part thereof (the "Proxy Statement"), and FNB will use its best efforts to have the Registration Statement declared effective as promptly as possible. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the SWVA Shareholders' Meeting, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by SWVA relating to the SWVA Companies and by FNB relating to the FNB Companies, (i) will comply in all material respects with the provisions of the Securities Act of 1933 and any other applicable statutory or regulatory requirements, including applicable state blue-sky and securities laws, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by such other party specifically for use in the Registration Statement.

          5.4 Operation of the Business of FNB and SWVA. From the date hereof to the Effective Date, FNB and SWVA will operate their respective businesses substantially as presently operated and only in the ordinary course, and, consistent with such operation, they will use their best efforts to preserve intact their relationships with persons having business dealings with them. Without limiting the generality of the foregoing, and except as provided in
Section 5.12, neither FNB nor SWVA will, without the prior written consent of the other, which consent shall not be unreasonably withheld:

          (a) Make any change in its authorized capital stock, or issue or sell any additional shares of, securities convertible into or exchangeable for, or options (excluding those options provided for in the 2000 FNB Corporation Incentive Stock Compensation Plan, but the number of such options to be issued shall not exceed 50,000), warrants or rights to purchase, its capital stock, nor shall it purchase, redeem or otherwise acquire any of its outstanding shares of capital stock, provided that FNB or SWVA may issue shares of common stock pursuant to options granted or issued prior to the date hereof and FNB may repurchase FNB Common Stock consistent with past practices;

                                                   (b) Voluntarily make any
changes in the composition of its officers, directors or other key management personnel;

          (c) Make any change in the compensation or title of any officer, director or key management employee or make any change in the compensation or title of any other employee, other than permitted by current employment policies in the ordinary course of business, any of which changes shall be reported promptly to the other party provided, however, that on or before the Effective Date, SWVA may extend the term of the employment agreements of D. W. Shilling and Barbara Weddle for terms not to exceed 36 months and 12 months from the Effective Date, respectively;

          (d) Enter into any bonus, incentive compensation, stock option, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit plan or any employment or consulting agreement (excluding calendar year bonuses and 2001 Sales Incentives consistent with past practice);

          (e) Incur any obligation or liability (whether absolute or contingent, excluding suits instituted against it), make any pledge, or encumber any of its assets, nor dispose of any of its assets in any other manner, except in the ordinary course of its business and for adequate value, or as otherwise specifically permitted in this Agreement, and excluding FHLB borrowings consistent with past practice;

          (f) Except as permitted by Section 5.4(a) hereof, issue or contract to issue any shares of its Common Stock, options for shares of its Common Stock, or securities exchangeable for or convertible into such shares;

          (g) Knowingly waive any right to substantial value;

          (h) Enter into material transactions otherwise than in the ordinary course of its business;

          (i) Alter, amend or repeal its Bylaws or Articles of Incorporation (excluding any amendment with respect to SVSB in order to add one director to SVSB's Board); or

          (j) Propose or take any other action which would make any representation or warranty in Section 4.1 or Section 4.2 hereof untrue.

          5.5 Dividends. FNB and SWVA may declare and pay only regular periodic cash dividends in the ordinary course of business and consistent with past practice from the date of this Agreement through the Effective Date. Any dividend increase by SWVA or FNB in excess of $.01 per share must be approved by the other.

          5.6 No Solicitation. Without the prior written consent of FNB, SWVA shall not, and shall cause its officers, directors, agents, advisors and affiliates not to, solicit or encourage inquires or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, an Acquisition Transaction (as hereinafter defined); provided, however, that nothing contained in this Section 5.6 shall prohibit the Board of Directors of SWVA from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, written bona fide proposal regarding an Acquisition Transaction if, and only to the extent that (A) the Board of Directors of SWVA concludes in good faith, after consultation with and consideration of the written advice of outside counsel, that the failure to furnish such information or enter into such discussions or negotiations would constitute a breach of its fiduciary duties to shareholders under applicable law, and (B) the Board of Directors of SWVA concludes in good faith that the proposal regarding the Acquisition Transaction contains an offer of consideration that is superior to the consideration set forth herein. SWVA shall immediately notify FNB orally and in writing of its receipt of any such proposal or inquiry, of the material terms and conditions thereof, and, if possible, of the identity of the person making such proposal or inquiry. For purposes of this Agreement, "Acquisition Transaction" means any merger, consolidation, share exchange, joint venture, business combination or similar transaction or any purchase of all or any material portion of the assets of an entity.

          5.7 Regulatory Filings. FNB and SWVA shall prepare jointly all regulatory filings required to consummate the transactions contemplated by the Agreement and the Plan of Merger and submit the filings for approval with the Federal Reserve Board and the SCC, and any other governing regulatory authority, as soon as practicable after the date hereof. FNB and SWVA shall use their best efforts to obtain approvals of such filings.

          5.8 Public Announcements. Each party will consult with the other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultations except as may be required by law.

          5.9 Notice of Breach. FNB and SWVA will give written notice to the other promptly upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made to the other party in this Agreement and will use its best efforts to prevent or promptly remedy the same.

          5.10 Accounting Treatment. FNB and SWVA acknowledge that the Merger shall be accounted for as a purchase under generally accepted accounting principles.

          5.11  Merger Consummation.   Subject  to the  terms and conditions of
this Agreement, each party shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do or cause to be done all things necessary, proper or desirable, or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date, consistent with Section 1.5 herein, and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end, and each of FNB and SWVA shall use, and shall cause each of their respective subsidiaries to use, its best efforts to obtain all consents (governmental or other) necessary or desirable for the consummation of the transactions contemplated by this Agreement.

          5.12 FNB Acquisition Transaction. Nothing contained in this Agreement shall prevent FNB from entering into an Acquisition Transaction with a third party so long as FNB and its successors comply with the terms of the Merger with SWVA.

          5.13 Affiliate Agreements. SWVA shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" of SWVA under Rule 145 of the Securities Act to deliver to FNB as soon as practicable, and prior to the mailing of the proxy statement/prospectus, executed letter agreements in the form of Exhibit C attached hereto providing that such person will comply with Rule 145 and will vote in favor of the Merger.

                                   ARTICLE 6
                             Additional Agreements

          6.1 Conversion of Stock Options. (a) On the Effective Date, all rights with respect to SWVA Common Stock pursuant to stock options ("SWVA Options") granted by SWVA under a SWVA stock option plan which are outstanding on the Effective Date, whether or not they are exercisable, shall be converted into and become rights with respect to FNB Common Stock, and FNB shall assume each SWVA Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From the Effective Date forward, (i) each SWVA Option assumed by FNB may be excised solely for shares of FNB Common Stock, (ii) the number of shares of FNB Common Stock subject to each SWVA Option shall be equal to the number of shares of SWVA Common Stock subject to such option immediately prior to the Effective Date multiplied by the Exchange Ratio and (iii) the per share exercise price under each such SWVA Option shall be adjusted by dividing the per share exercise price under each such option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each SWVA Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction after the Effective Date. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 425 of the Code, as to any stock option which is an "incentive stock option." Shares of FNB Common Stock issuable upon exercise of SWVA Options shall be covered by an effective registration statement on Form S-8, and FNB shall use its reasonable best efforts to file a registration statement on Form S-8 covering such shares as soon as possible after the Effective Date, but in no event, no later than 30 days after the Effective Date.

     6.2 Benefit Plans.

          (a) Effective with the consummation of the Merger, the Management Stock Bonus Plan of SVSB shall be terminated and all unawarded shares (and the Merger Consideration attributable thereto) shall be forfeited to SVSB. In addition, the SVSB ESOP (as defined in Section 6.2(c)) shall be continued and then merged as provided Section 6.2(c) below, the SVSB Defined Benefit Plan (as defined in Section 6.2(d)) shall be continued and then terminated as provided
Section 6.2(d) below, and participation in the FNB 401(k) plan shall be made available to SVSB employees as provided Section 6.2(e) below. Otherwise, after consummation of the Merger, at the option of FNB (which may be applied on a plan or program by plan or program basis) and subject to FNB's best efforts, employees of SWVA and SVSB shall be entitled to participate either (x) in one or more combined plans or programs of FNB and SWVA on substantially the same basis as similarly situated employees of FNB or First National (taking into account all applicable factors, including but not limited to position, employment classification, age, length of service, pay, part time or full time status, and the like, as well as changes made in such plans and programs in the future), or
(y) in plans and programs which, subject to changes required by applicable laws or by limitations imposed by insurance companies providing plan benefits, are comparable to (or a continuation of), and provide for participation on substantially the same basis, as SWVA's employee benefit plans and programs currently in effect. If and to the extent option (x) is effectuated:

          (1) (A) Coverage under FNB's plans and programs shall be available to each employee of SWVA and SVSB and his or her dependents without regard to any waiting period, evidence or requirement of insurability, actively at work requirement or preexisting condition exclusion or limitation (except to the extent and in the manner any such waiting period, evidence or requirement of insurability, actively at work requirement or exclusion or limitation applies to such employee or dependents immediately prior to the effectuation of option (x)) and (B) amounts paid or payable by employees for health care expenses for the portion of the annual benefit period prior to the date as of which option (x) becomes effective shall be credited in satisfaction of any deductible requirement and any out-of-pocket limit for the balance of the annual benefit period which includes such date.

          (2) FNB shall treat service with SWVA and SVSB before the consummation of the Merger as service with FNB for purposes of eligibility to begin participation and vesting (but not benefit accruals, except in the case of a continuation of any plan maintained by SWVA or SVSB) for purposes of all employee benefit and seniority based plans and programs, including but not limited to annual, sick and personal leave accruing following the consummation of the Merger.

Nothing contained in this Section is intended to provide any third party beneficiary rights in any current or former employee, or any spouse or dependent thereof, of SWVA, SVSB, FNB or any FNB Subsidiary, except as otherwise required by ERISA or other applicable law (determined without regard to third party beneficiary contract law).

          (b) Except to extent individually negotiated replacement contracts or settlement agreements are entered into, FNB shall honor all employment severance, consulting and other compensation contracts and agreements Previously Disclosed and executed in writing by SWVA on the one hand and any individual current or former director, officer or employee thereof on the other hand, copies of which have been previously delivered by SWVA to FNB.

          (c) As of the Effective Date, all SWVA and SVSB employees who are participants in the SVSB Employee Stock Ownership Plan (the "SVSB ESOP") shall be fully vested in their accrued benefits under the SVSB ESOP, and the SVSB ESOP shall be continued and shall be merged into the FNB Employee Stock Ownership Plan no later than two years after the Merger, with participation in the FNB Employee Stock Ownership Plan extended to eligible employees of SVSB as of the time of such plan merger. FNB shall treat service with SWVA and SVSB before the consummation of the Merger as service with FNB for purposes of eligibility to begin participation, vesting and future benefit accrual under its Employee Stock Ownership Plan.

          (d) As of the Effective Date, all SWVA and SVSB employees who are participants in the SWVA defined benefit plan maintained through the Financial Institutions Retirement Fund (the "SWVA Defined Benefit Plan") shall be fully vested in their accrued benefits under the SWVA Defined Benefit Plan, and all necessary steps shall be taken to cause the SWVA Defined Benefit Plan to be terminated no later than the end of its plan year in which the Merger occurs, in accordance with applicable law. If the SWVA Defined Benefit Plan is fully funded on termination, any funding surplus shall be used to increase accrued benefits on a basis which is nondiscriminatory under the IRC in a manner mutually agreeable to FNB, SWVA and SVSB.

          (e) Effective no later than the beginning of the first plan year of FNB's 401(k) plan commencing after the effective date of the termination of the SWVA Defined Benefit Plan, FNB shall make participation in its 401(k) plan available to the eligible employees of SWVB. FNB shall treat service with SWVA and SVSB before the consummation of the Merger as service with FNB for purposes of eligibility to begin participation, vesting and future benefit accrual under its 401(k) plan.

          6.3 Indemnification. Following the Effective Date, FNB shall indemnify and hold harmless any person who has rights to indemnification from SWVA, to the maximum extent permitted under Virginia law and in accordance with SWVA's Articles of Incorporation or Bylaws, as in effect on the date of this Agreement, to the extent legally permitted to do so, with respect to matters occurring on or prior to the Effective Date. FNB further agrees that any such person who has rights to indemnification pursuant to this Section 6.3 is expressly made a third party beneficiary of this Section 6.3 and may directly, in such person's personal capacity, enforce such rights through an action at law or in equity or through any other manner or means of redress allowable under Virginia law to the same extent as if such person were a party hereto. Without limiting the foregoing, in any case in which corporate approval may be required to effectuate any indemnification, FNB shall direct, at the election of the party to be indemnified, that the determination of permissibility of indemnification shall be made by independent counsel mutually agreed upon between FNB and the indemnified party. Upon written application, and in accordance with, and to the extent permitted by, Virginia law, FNB will advance reasonable expenses to any person who has rights to indemnification from SWVA. FNB shall use its reasonable best efforts to maintain SWVA's existing directors' and officers' liability policy, or some other policy, including FNB's existing policy, providing at least comparable coverage, covering persons who are currently covered by such insurance of SWVA for a period of six years after the Effective Date on terms no less favorable than those in effect on the date hereof.

                                   ARTICLE 7
                            Conditions to the Merger

          7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each of FNB and SWVA to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

          (a) Shareholder Approval. Shareholders of SWVA shall have approved all matters relating to this Agreement and the Merger required to be approved by such shareholders in accordance with Virginia law.

          (b) Regulatory Approvals. This Agreement and the Plan of Merger shall have been approved by the Federal Reserve, the SCC, the Office of Thrift Supervision and any other regulatory authority whose approval is required for consummation of the transactions contemplated hereby, and such approvals shall not have imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger in the reasonable opinion of the Board of Directors of FNB or SWVA.

          (c) Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

          (d) Tax Opinion. FNB and SWVA shall have received an opinion of Troutman Sanders Mays & Valentine LLP, or other counsel reasonably satisfactory to FNB and SWVA, to the effect that the Merger will constitute a merger within the meaning of Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of SWVA to the extent they receive FNB Common Stock solely in exchange for their SWVA Common Stock in the Merger.

          (e) Opinions of Counsel. SWVA shall have delivered to FNB and FNB shall have delivered to SWVA opinions of counsel, dated as of the Effective Date, as to such matters as they may each reasonably request with respect to the transactions contemplated by this Agreement and in a form reasonably acceptable to each of them.

          (f) Legal Proceedings. Neither FNB nor SWVA shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

          (g) Amendment of SVSB ESOP. Prior to Merger, SVSB shall have amended the SVSB ESOP (as defined in Section 6.2(c)) to eliminate the provision thereof (i.e., section 8.2(c)) requiring satisfaction of any acquisition loan, allocation to participants of the remaining value of collateral not used to satisfy any acquisition loan, and termination of such plan on the consummation of a transaction such as the Merger.

          7.2 Conditions to Obligations of FNB. The obligations of FNB to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties contained herein of SWVA shall be true and correct in all material respects as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Merger and the other transactions contemplated by this Agreement and FNB shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of SWVA dated the Effective Date, to such effect.

          (b) Performance of Obligations. SWVA shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and FNB shall have received a certificate signed by the Chief Executive Officer of SWVA to that effect.

          7.3 Conditions to Obligations of SWVA. The obligations of SWVA to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties contained herein of FNB shall be true and correct in all material respects as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Merger and the other transactions contemplated by this Agreement and SWVA shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of FNB dated the Effective Date, to such effect.

          (b) Performance of Obligations. FNB shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and SWVA shall have received a certificate signed by Chief Executive Officer of FNB to that effect.

          (c) Investment Banking Letter. SWVA shall have received a written opinion in form and substance satisfactory to SWVA from RP Financial addressed to SWVA and dated the date the proxy statement/prospectus is mailed to shareholders of SWVA, to the effect that the terms of the Merger, including the Exchange Ratio, are fair, from a financial point of view, to SWVA.

                                   ARTICLE 8
                                  Termination

          8.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement and the Plan of Merger by the shareholders of SWVA, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date:

            (a) By the mutual consent of the Board of Directors of each of FNB and SWVA;

            (b) By the respective Boards of Directors of FNB or SWVA if the conditions set forth in Section 7.1 have not been met or waived by FNB and SWVA;

            (c) By the Board of Directors of FNB if the conditions set forth in Section 7.2 have not been met or waived by FNB;

            (d) By the Board of Directors of SWVA if the conditions set forth in Section 7.3 have not been met or waived by SWVA;

            (e) By the respective Boards of Directors FNB or SWVA if the Merger is not consummated by June 1, 2001.

            (f) By the Board of Directors of SWVA, within five business days after the end of the Measurement Period (as defined in Section 2.1), if the Market Value (as defined in Section 2.1) is less than $14.00; provided, however, that if within five calendar days after receipt of notice of termination pursuant to this paragraph 8.1(f), FNB provides written notice to SWVA that it shall increase the Exchange Ratio to an amount (rounded to the nearest one-thousandth) so as to provide the same Stock Consideration that would be received were the Market Value equal to $14.00 per share, in which case no termination shall be deemed to have occurred pursuant to this Section 8.1(f) and this Agreement shall remain in full force and effect in accordance with its terms (except the Exchange Ratio shall have been so modified).

            (g) By the Board of Directors of FNB, within five business days after the end of the Measurement Period (as defined in Section 2.1), if the Market Value (as defined in Section 2.1) is greater than $20.00; provided, however, that if within five calendar days after receipt of notice of termination pursuant to this paragraph 8.1(g), SWVA provides written notice to FNB that it will agree to decrease the Exchange Ratio to an amount (rounded to the nearest one-thousandth) so as to provide the same Stock Consideration that would be received were the Market Value equal to $20.00 per share, in which case no termination shall be deemed to have occurred pursuant to this Section 8.1(g) and this Agreement shall remain in full force and effect in accordance with its terms (except the Exchange Ratio shall have been so modified); and further provided, however, that (i) if the Market Value (as defined in Section 2.1) is greater than $20.00, and (ii) FNB shall have, prior to the Effective Date of the Merger, publicly announced that it has agreed to a transaction in which control of FNB will be acquired by another entity in an Acquisition Transaction, the Board of Directors of FNB may not terminate the Merger pursuant to this Section 8.1(g) and the Exchange Ratio shall be 1.083.

          8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement and the Merger pursuant to Section 8.1, this Agreement shall become void and have no effect, except that (i) the last sentence of Section 5.2 and all of Sections 5.8 and 8.4 shall survive any such termination and abandonment and (ii) no party shall be relieved or released from any liability arising out of an intentional breach of any provision of this Agreement.

          8.3  Non-Survival of Representations, Warranties and Covenants.
Except for Sections 1.3, 1.4, Article 2, Article 3, 5.4(c), 6.2, 6.3 and 8.4 of this Agreement, none of the respective representations and warranties, obligations, covenants and agreements of the parties shall survive the Effective Date, provided that no such representations, warranties, obligations, covenants and agreements shall be deemed to be terminated or extinguished so as to deprive FNB or SWVA (or any director, officer, or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including without limitation any shareholder or former shareholder of either FNB or SWVA.

          8.4 Expenses. The parties provide for the payment of expenses as follows:

          (a) Except as provided below, each of the parties shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated herein, including fees and expenses of its own financial consultants, accountants and counsel, except that printing expenses shall be shared equally between FNB and SWVA.

          (b) In the event FNB terminates this Agreement based on the occurrence of a Termination Event (as defined below), SWVA shall pay to FNB a termination fee of Two Hundred Fifty Thousand Dollars ($250,000.00) in cash within five business days after written notice of such termination. For the purposes of this Agreement, a "Termination Event" shall mean any of the following events or transactions occurring after the date hereof:

               (i) SWVA, without having received FNB's prior written consent, shall have entered into an agreement with any person to (A) acquire, merger or consolidate, or enter into any similar transaction, with SWVA, (B) purchase, lease or otherwise acquire all or substantially all of the assets of SWVA, or (C) purchase or otherwise acquire directly from SWVA securities representing 10% or more of the voting power of SWVA;

               (ii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of SWVA Common Stock after the date hereof (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the regulations promulgated thereunder); or

               (iii) any person shall have made a bona fide proposal to SWVA by public announcement or written communication that is or becomes the subject of public disclosure to acquire SWVA by merger, shares exchange, consolidation, purchase of all or substantially all of its assets or any other similar transaction, and following such bona fide proposal the shareholders of SWVA vote not to approve the Agreement.

Notwithstanding the foregoing, SWVA shall not be obligated to pay to FNB the termination fee described in this Section 8.4(b) in the event that at or prior to such time as such fee becomes payable (i) FNB and SWVA validly terminate this Agreement pursuant to Section 8.1(a), (ii) FNB or SWVA validly terminates this Agreement pursuant to Sections 8.1(b) [other than as a result of such Termination Event], 8.1(c) [other than as a result of such Termination Event], 8.1(d) [other than as a result of such Termination Event] or 8.1(e) [other than as a result of such Termination Event]. Upon payment of the termination fee and any other amounts that may be due by SWVA to FNB hereunder, this Agreement shall terminated as provided in Section 8.2.

          (c) If this Agreement is terminated by FNB or SWVA because of a willful and material breach by the other of any representation, warranty, covenant, undertaking or restriction set forth herein, and provided that the terminating party shall not have been in breach (in any material respect) of any representation and warranty, covenant, undertaking or restriction contained herein, then the breaching party shall bear and pay all such reasonable and documented costs and expenses of the other party actually incurred, including fees and expenses of consultants, investment bankers, accountants, counsel, printers, and persons involved in the transactions contemplated by this Agreement, including the preparation of the Registration Statement and the Joint Proxy Statement.

          (d) Except for the payment of the termination fee which shall be paid as required by Section 8.4(b), final settlement with respect to the payment of other fees and expenses by the parties shall be made within thirty (30) days after the termination of this Agreement.

                                   ARTICLE 9
                               General Provisions

          9.1 Entire Agreement. This Agreement contains the entire agreement among FNB and SWVA with respect to the Merger and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

          9.2 Waiver and Amendment. Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof, and this Agreement may be amended or supplemented by written instructions duly executed by the parties hereto at any time, whether before or after the meetings of SWVA shareholders referred to in Section 7.1(a) hereof, except statutory requirements and requisite approvals of shareholders and regulatory authorities.

          9.3 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning and construction of any provisions of this Agreement.

          9.4 Governing Law. Except as required otherwise or otherwise indicated herein, this Agreement shall be construed and enforced according to the laws of the Commonwealth of Virginia.

          9.5 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied or sent by recognized overnight courier service or registered or certified mail, postage prepaid, addressed as follows:

          If to FNB:

          J. Daniel Hardy, Jr. , President
          FNB Corporation
          105 Arbor Drive
          P. O. Box 600
          Christiansburg, Virginia  24068
          (Tel.  540-382-6041)
          (Fax:  540-381-6768)

          Copies to:

          Peter A. Seitz, Esquire
          First National Bank
          P. O. Box 600
          Christiansburg, Virginia  24073
          (Tel.  540-382-4951)
          (Fax:  540-381-6768)

          Fred W. Palmore, III, Esquire
          Troutman Sanders Mays & Valentine LLP
          1111 East Main Street, 23rd Floor (23219)
          P. O. Box 1122
          Richmond, Virginia  23218-1122
          (Tel.  804-697-1396)
          (Fax:  804-697-1339)

          If to SWVA:

          D. W. Shilling, President
          SWVA Bancshares, Inc.
          302 Second Street, S.W.
          Roanoke, Virginia  24011-1597
          (Tel:  540-983-1405)
          (Fax:  540-344-9028)

          Copy to:

          Richard Fisch, Esq.
          Malizia, Spidi & Fisch, PC
          1301 K Street, N.W., Suite 700 East
          Washington, D.C.  20005
          (Tel.  202-434-4660)
          (Fax:  202-434-4661)

          9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same agreement.

          9.7 Severability. In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. Further, the parties agree that a court of competent jurisdiction may reform any provision of this Agreement held invalid or unenforceable so as to reflect the intended agreement of the parties hereto.

          9.8 Subsidiaries. All representations, warranties, and covenants herein, where pertinent, include and shall apply to the Subsidiaries of the party making such representations, warranties, and covenants.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be affixed hereto, all as of the dates first written above.

                             FNB Corporation



                             By: /s/ J. Daniel Hardy, Jr.
                             ----------------------------
                             J. Daniel Hardy, Jr.
                             President and Chief Executive Officer

ATTEST:



/s/ Peter A. Seitz
------------------
Secretary

                             SWVA Bancshares, Inc.



                             By: /s/ D. W. Shilling
                             ----------------------

                             President and Chief Executive Officer

ATTEST:



/s/ Barbara C. Weddle
---------------------
Secretary

                        CERTIFICATE OF THE DIRECTORS OF
                             SWVA BANCSHARES, INC.
                      SOUTHWEST VIRGINIA SAVINGS BANK, FSB


     Reference is made to the Agreement and Plan of Merger, dated as of July __, 2000 (the "Agreement"), among SWVA Bancshares, Inc. ("SWVA") and FNB Corporation. Capitalized terms used herein have the meanings given to them in the Agreement.

     Each of the following persons, being all of the directors of SWVA and Southwest Virginia Savings Bank, FSB, express their intention to vote or cause to be voted all shares of SWVA common stock which are held by such person, or over which such person exercises full voting control (other than shares with respect to which such person exercises control in a fiduciary capacity, as to which no agreement is made hereby), in favor of the Merger.





_______________________________         __________________________________


_______________________________         __________________________________



_______________________________         __________________________________



                    ______________________________

                        ADDENDUM TO EMPLOYMENT AGREEMENT


          WHEREAS, Southwest Virginia Savings Bank, FSB (the "Bank") and DW Shilling (the "Employee") have previously entered into an Employment Agreement, as amended (the "Agreement") dated May 19, 1999, and

     WHEREAS, Section 12 of this Agreement provides that amendments to this Agreement may be made in writing and signed by the parties, and

          WHEREAS, SWVA Bancshares, Inc. ("Company") and FNB Corporation ("FNB") have entered into an Agreement of Merger whereby the Company shall merge into FNB, with FNB as the survivor and new parent corporation of the Bank ("Merger"), and

     WHEREAS, FNB and the Bank seek to retain the employment of the Employee as the President and CEO of the Bank after the Merger,

     NOW THEREFORE, BE IT RESOLVED that this Addendum to the Agreement is hereby authorized and agreed to by FNB and the Bank, and that this Addendum to the Agreement shall be executed by FNB and the Bank prior to the Merger and be presented to the Employee for acceptance and execution immediately upon and coincident with the effective time of the Merger as follows:

     1. As of the effective time of the Merger, the term of the Agreement shall be amended at Section 2 of the Agreement to be for a period commencing on the date of the Merger and ending thirty-six (36) months thereafter.

     2. As of the effective time of the Merger, the Base Salary of the Employee as specified at Section 3(a) of the Agreement shall be $112,800 per annum.

     3. After the Merger, the Bank shall continue to maintain and operate the automobile presently owned by the Bank and utilized by the Employee for business use.

     4. That the Employee shall be entitled to participate in any supplemental executive retirement plan and any stock option plan maintained or implemented for senior management of FNB or its subsidiaries.

     5. That Employee hereby waives any rights or claims to voluntarily terminate employment pursuant to Section 9(b) of the Agreement as it relates to any changes in employee benefit plans of the Bank detailed at
     Section 9(b)(ii) of the Agreement resulting from the Merger. Such waiver shall not include a waiver of the right to terminate employment in the event that the Bank shall fail to maintain the Employee's Base Salary as detailed at Section 2. of this Addendum.

     6. FNB shall reimburse the Employee for the reasonable fees and expenses associated with maintaining a membership in a local country club in order to facilitate the conduct of Bank business in an effective manner.

This Addendum to the Agreement is hereby executed and agreed to by the parties as evidenced below:

Southwest Virginia Savings Bank, FSB
------------------------------------


By: ____________________

Its: ___________________

Date: __________________


          As Secretary to the Bank, I hereby certify that the foregoing Addendum was adopted and approved by a majority vote of a meeting of the Board of Directors of the Bank, held on __________________, 2000, a quorum being present, with DW Shilling absent from the discussion or the voting.


_____________________________________SEAL
Secretary


FNB Corporation
---------------


By:________________________

Its:_______________________

Date:______________________



___________________________
DW Shilling, Employee

Date:______________________

                        ADDENDUM TO EMPLOYMENT AGREEMENT


          WHEREAS, Southwest Virginia Savings Bank, FSB (the "Bank") and Barbara Weddle (the "Employee") have previously entered into an Employment Agreement, as amended (the "Agreement") dated May ___, 2000, and

     WHEREAS, Section 12 of this Agreement provides that amendments to this Agreement may be made in writing and signed by the parties, and

     WHEREAS, SWVA Bancshares, Inc. ("Company") and FNB Corporation ("FNB") have entered into an Agreement of Merger whereby the Company shall merge into FNB, with FNB as the survivor and new parent corporation of the Bank ("Merger"), and

     WHEREAS, FNB and the Bank seek to retain the employment of the Employee as the Senior Vice President of the Bank after the Merger,

     NOW THEREFORE, BE IT RESOLVED that this Addendum to the Agreement is hereby authorized and agreed to by FNB and the Bank, and that this Addendum to the Agreement shall be executed by FNB and the Bank prior to the Merger and be presented to the Employee for acceptance and execution immediately upon and coincident with the effective time of the Merger as follows:

     1. As of the effective time of the Merger, the term of the Agreement shall be amended at Section 2 of the Agreement to be for a period commencing on the date of the Merger and ending twelve (12) months thereafter.

     2. As of the effective time of the Merger, the Base Salary of the Employee as specified at Section 3(a) of the Agreement shall be $___________ per annum.

     3. That Employee hereby waives any rights or claims to voluntarily terminate employment pursuant to Section 9(b) of the Agreement as it relates to any changes in employee benefit plans of the Bank detailed at
     Section 9(b)(ii) of the Agreement resulting from the Merger. Such waiver shall not include a waiver of the right to terminate employment in the event that the Bank shall fail to maintain the Employee's Base Salary as detailed at Section 2. of this Addendum.

This Addendum to the Agreement is hereby executed and agreed to by the parties as evidenced below:

Southwest Virginia Savings Bank, FSB
------------------------------------


By:_________________________

Its:________________________

Date:_______________________


          As Secretary to the Bank, I hereby certify that the foregoing Addendum was adopted and approved by a majority vote of a meeting of the Board of Directors of the Bank, held on __________________, 2000, a quorum being present, with Barbara Weddle absent from the discussion or the voting.


____________________________ SEAL
Secretary


FNB Corporation
---------------


By:__________________________

Its:_________________________

Date:________________________



_____________________________
Barbara Weddle, Employee

Date:________________________

                                                   EXHIBIT A
                                                   to the
                                                   Agreement and Plan
                                                   of Merger




                                 PLAN OF MERGER
                                    BETWEEN
                             SWVA BANCSHARES, INC.
                                      AND
                                FNB CORPORATION

          Pursuant to this Plan of Merger ("Plan of Merger"), SWVA Bancshares, Inc. ("SWVA"), a Virginia corporation, shall merge with and into FNB Corporation ("FNB"), a Virginia corporation in a merger under Section 13.1-716 of the Virginia Stock Corporation Act.

                                   ARTICLE 1
                              Terms of the Merger

          1.1 The Merger. Subject to the terms and conditions of the Agreement and Plan of Merger, dated as of August ___, 2000 between FNB and SWVA (the "Merger Agreement"), at the Effective Date, SWVA shall merge with and into FNB , which shall be the surviving corporation. Each outstanding share of common stock of SWVA shall be converted into and exchanged for shares of the common stock of FNB and/or cash in accordance with Article 2 of this Plan of Merger pursuant to a merger under Section 13.1-716 of the Virginia Stock Corporation Act (the "Merger"). At the Effective Date, the Merger shall have the effect as provided in Section 13.1-721 of the Virginia Stock Corporation Act.

          1.2  Articles of Incorporation and Bylaws.   The Articles of
Incorporation of FNB shall be the Articles of Incorporation of the surviving corporation following the Effective Date until amended or repealed. The Bylaws of FNB shall be the Bylaws of the surviving corporation following the Effective Date until amended or repealed in accordance with the terms of such Bylaws.

          1.3  Management of Surviving Corporation.   On the Effective  Date,
the number of Directors of FNB shall be increased by two members by adding one member in Class I whose terms expire at the 2003 annual meeting of shareholders and by adding one member in Class III whose terms expire at the 2002 annual meeting of shareholders. B. L. Rakes shall be appointed to fill the vacancy created in Class I and Courtney Hoge shall be appointed to fill the vacancy created in Class III. At the next annual meeting of shareholders of FNB, management of FNB will recommend to shareholders that those gentlemen be elected as a member of Class I and Class III, respectively. In addition, on the Effective Date, FNB agrees to assume the employment agreements between SWVA and
D. W. Shilling and Barbara Weddle, and as of the Effective Time, FNB shall enter into an Addendum to the employment agreement for D. W. Shilling and Barbara Weddle, as attached as Exhibit 1.4 to the Merger Agreement. In addition, as of the Effective Date, FNB shall enter into an agreement with B. L. Rakes in which FNB agrees to pay Mr. Rakes $17,000 in consideration for his agreement not to compete with FNB and its affiliates for a period of one year.

                                   ARTICLE 2
                          Manner of Converting Shares

          2.1 Conversion of SWVA Stock and Stock Options. At the Effective Date, by virtue of the Merger, each share of the common stock, par value $0.10 per share, of SWVA ("SWVA Common Stock") issued and outstanding immediately prior to the Effective Date will be converted into either cash (the "Cash Consideration") or shares of common stock, par value $5.00 per share, of FNB ("FNB Common Stock"), the "Stock Consideration," which Stock Consideration together with the Cash Consideration (the "Merger Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected in accordance with Section 2.3.

          In the case that the Market Value of FNB Common Stock (as defined later in this Section 2.1) is equal to or greater than $15.30 per share and equal to or less than $18.70 per share, the Cash Consideration will be $20.25 per share and the Stock Consideration will equal shares of FNB Common Stock with a Market Value of $20.25. In the case that the Market Value of FNB Common Stock is greater than $18.70 and less than or equal to $20.00, the Stock Consideration will equal 1.083 shares of FNB Common Stock for each outstanding share of SWVA Common Stock, and the Cash Consideration will be $20.25. In the case that the Market Value of FNB Common Stock is less than $15.30 and equal to or greater than $14.00, the Stock Consideration will equal 1.324 shares of FNB Common Stock for each outstanding share of SWVA Common Stock, and the Cash Consideration will be $20.25.

          The Market Value of FNB Common Stock will be the average of the last reported sales prices per share of FNB Common Stock as reported on the NASDAQ Exchange Composite Transactions Tape (as reported in The Wall Street Journal,
                                                     -----------------------
or, if not reported thereby, another authoritative source as chosen by FNB) for the thirty consecutive full trading days on such exchange (even if FNB Common Stock does not trade in each such day) ending at the close of trading on the tenth calendar day before the Effective Date (the "Market Value" and the Measurement Period"). The ratio of shares of FNB's common stock that will be exchanged for each outstanding share of SWVA Common Stock shall be referred to herein as the "Exchange Ratio" and shall be rounded to the nearest thousandth decimal point.

     2.2 Allocation. Notwithstanding anything in this Plan of Merger to the contrary, the aggregate amount of cash to be issued to shareholders of SWVA in the Merger shall be equal to $1,785,742 (the "Cash Amount"); provided that the Cash Amount may be changed by FNB to accommodate the exercise by FNB of its option to change the Cash Number and the Stock Number pursuant to the last sentence of this Section 2.2. As used in the Merger Agreement, the Cash Number shall mean the aggregate number of shares of SWVA Common Stock to be converted into the right to receive the Cash Consideration in the Merger, which shall be equal to the Cash Amount divided by $20.25. The number of shares of SWVA Common Stock to be converted into the right to receive Stock Consideration (the "Stock Number") will be equal to (i) the number of shares of SWVA Common Stock issued and outstanding immediately prior to the Effective Date of the Merger less (ii) the sum of (A) the Cash Number and (B) the aggregate number of shares of SWVA Common Stock to be exchanged for cash pursuant to Section 3.3. FNB shall have the option to change the Cash Number and the Stock Number to more closely follow the actual elections of SWVA shareholders pursuant to this Article 2, so long as such modification to the Cash Number and the Stock Number does not prevent the condition set forth in Section 7.1(d) of the Merger Agreement from being satisfied.

     2.3 Election. Subject to allocation in accordance with the provisions of this Article, each record holder of shares of SWVA Common Stock issued and outstanding immediately prior to the Election Deadline (as defined in Section 3.1(i)) will be entitled, in accordance with Section 3.1, (i) to elect to receive in respect of each such share held in such manner (A) Cash Consideration (a "Cash Election") or (B) Stock Consideration (a "Stock Election") thus, making an election for all Cash Consideration, all Stock Consideration, or a mixture thereof or (ii) to indicate that such record holder has no preference as to the receipt of Cash Consideration or Stock Consideration for all such shares held by such holder (a "Non-Election"). Shares of SWVA Common Stock in respect of which a Non-Election is made or as to which no election is made (collectively, "Non-Election Shares") shall be deemed by FNB to be shares in respect of which Cash Elections or Stock Elections have been made, as FNB shall determine. Holders of record of shares of SWVA Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election (as hereinafter defined), provided that each such Form of Election covers all the shares of SWVA Common Stock held by that Representative for a particular beneficial owner.

          2.4 Allocation of Cash Election Shares. In the event that the aggregate number of shares in respect of which Cash Elections have been made (the "Cash Election Shares") exceeds the Cash Number, all shares of SWVA Common Stock in respect of which Stock Elections have been made (the "Stock Election Shares") and all Non-Election Shares will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3), and Cash Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration in the following manner:

               (i) the number of Cash Election Shares covered by each Form of Election (as defined in Section 3.1(i)) to be converted into Cash Consideration will be determined by multiplying the number of Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Cash Number and (B) the denominator of which is the aggregate number of Cash Election Shares rounded down to the nearest whole number; and

               (ii) all Cash Election Shares not converted into Cash Consideration in accordance with Section 2.4(i) will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3).

Provided, however, that cash in lieu of fractional interests and cash to be paid in connection with rights of dissenting shareholders, as provided in Sections
3.3 and 3.5, respectively, shall not be included in any determination of whether this Section 2.4 shall be given effect.

          2.5 Allocation of Stock Election Shares. In the event that the aggregate number of Stock Election Shares exceeds the Stock Number, all Cash Election Shares and all Non-Election Shares (together, the " Cash Shares") will be converted into the right to receive Cash Consideration, and all Stock Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration in the following manner:

          (i) the number of Stock Election Shares covered by each Form of Election to be converted into Cash Consideration will be determined by multiplying the number of Stock Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Cash Number less the number of Cash Shares and (B) the denominator of which is the aggregate number of Stock Election Shares, rounded down to the nearest whole number; and

          (ii) all Stock Election Shares not converted into Cash Consideration in accordance with Section 2.5(i) will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3).

          2.6  No Allocation.  In the event that neither Section 2.4 nor Section
2.5 is applicable, all Cash Election Shares will be converted into the right to receive Cash Consideration, all Stock Election Shares will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3) and Non-Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3) as the Exchange Agent shall determine.

          2.7 Computations. The Exchange Agent (as defined in Section 3.1(i)) will make all computations to give effect to this Article 2.

          2.8 Cancellation of Shares. As of the Effective Date of the Merger, all such shares of SWVA Common Stock will no longer be outstanding and automatically be cancelled and retired and will cease to exist and each holder of a certificate formerly representing any such shares of SWVA Common Stock (a "SWVA Certificate") will cease to have any rights with respect thereto, except the right to receive Merger Consideration and any additional cash in lieu of fractional shares of FNB Common Stock to be issued or paid in consideration therefor upon surrender of such SWVA Certificate in accordance with Article 3, without interest, subject to rights of dissenting shareholders as provided under
Section 3.5.

                                   ARTICLE 3
                               Manner of Exchange

      3.1 Exchange Procedures.

          (i) Not more than 45 days nor fewer than 30 days prior to the Effective Date, First National Bank, Christiansburg, Virginia, as the exchange agent ("Exchange Agent"), will mail a form of election (the "Form of Election") to each shareholder of record of SWVA as of a record date as close as practicable to the date of mailing and mutually agreed to by SWVA and FNB. The Exchange Agent shall enter into a written agreement with FNB and SWVA detailing its duties and responsibilities and shall furnish evidence of liability insurance for such activities in a form substantially similar to Exhibit C to the Merger Agreement. In addition, the Exchange Agent will use its best efforts to make the Form of Election available to the persons who become shareholders of SWVA during the period between such record date and the Effective Date. Any election to receive Merger Consideration will have been properly made only if the Exchange Agent shall have received on the fifth business day immediately preceding the Effective Date (the "Election Deadline"), a Form of Election properly completed and accompanied by a SWVA Certificate ("Certificate(s)") for the shares to which such Form of Election relates, acceptable for transfer on the books of SWVA (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election may be revoked only by written notice received by the Exchange Agent prior to 5:00 p.m. on the Election Deadline. If an election is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which such election relates will be promptly returned to the person submitting the same to the Exchange Agent.

               (ii) As soon as reasonably practicable after the Effective Date, the Exchange Agent will mail to each holder of record of a Certificate, whose shares of SWVA Common Stock were converted into the right to receive Merger Consideration and those who failed to return a properly completed Form of Election, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as the Exchange Agent may specify consistent with the Merger Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

               (iii) With respect to properly made elections in accordance with
          Section 3.1(i), and upon surrender in accordance with Section 3.1(ii) of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of Article 2, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Shares that are not registered in the transfer records of SWVA, as the case may be, payment may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of such payment to a person other than the registered holder of such Certificate or establishes to the satisfaction of FNB that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.1, each Certificate will be deemed at any time after the Effective Date to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of Article 2. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of Article 2.

          3.2 Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to the shares of SWVA Common Stock with a record date after the Effective Date shall be paid to the holder of any unsurrendered Certificate with respect to the shares of SWVA Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 3.3. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole shares of SWVA Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of SWVA Common Stock to which such holder is entitled pursuant to Section 3.3, and (ii) the amount of dividends or other distributions, if any, with a record date after the Effective Date.

          3.3 No Fractional Securities. No FNB Certificates or scrip representing fractional shares of FNB Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of FNB Common Stock. A holder of Shares converted in the Merger who would otherwise have been entitled to a fractional share of FNB Common Stock shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the Market Value of FNB Common Stock.

          3.4 Certain Adjustments. If, after the date hereof and on or prior to the Closing Date, the outstanding shares of SWVA Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be adjusted accordingly to provide to the holders of SWVA Common Stock, respectively, the same economic effect as contemplated by the Merger Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

          3.5 Rights of Dissenting Shareholders. Shareholders of SWVA who object to the Merger will be entitled to the rights and remedies set forth in sections 13.1-729 through 13.1-741 of the Virginia Stock Corporation Act.

                                   ARTICLE 4
                           Treatment of Stock Options

          4.1  Conversion of Stock Options.   (a) On the Effective Date, all
rights with respect to SWVA Common Stock pursuant to stock options ("SWVA Options") granted by SWVA under a SWVA stock option plan which are outstanding on the Effective Date, whether or not they are exercisable, shall be converted into and become rights with respect to FNB Common Stock, and FNB shall assume each SWVA Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From the Effective Date forward, (i) each SWVA Option assumed by FNB may be excised solely for shares of FNB Common Stock, (ii) the number of shares of FNB Common Stock subject to each SWVA Option shall be equal to the number of shares of SWVA Common Stock subject to such option immediately prior to the Effective Date multiplied by the Exchange Ratio and (iii) the per share exercise price under each such SWVA Option shall be adjusted by dividing the per share exercise price under each such option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each SWVA Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction after the Effective Date. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 425 of the Code, as to any stock option which is an "incentive stock option." Shares of FNB Common Stock issuable upon exercise of SWVA Options shall be covered by an effective registration statement on Form S-8, and FNB shall use its reasonable best efforts to file a registration statement on Form S-8 covering such shares as soon as possible after the Effective Date, but in no event, no later than 30 days after the Effective Date.

                                   ARTICLE 5
                                  Termination

          5.1  Termination.   This Plan of Merger may be amended or terminated
prior to the Effective Time as provided in the Merger Agreement, subject to the provisions of the Virginia Stock Corporation Act.

                                                                       EXHIBIT B

                            EXCHANGE AGENT AGREEMENT

     This EXCHANGE AGENT AGREEMENT entered into this _____ day of __________, 2000, by and among FNB CORPORATION, a Virginia corporation ("FNB"), SWVA BANCSHARES, INC., a Virginia corporation ("SWVA"), and FIRST NATIONAL BANK, a national banking association with trust powers (the "Exchange Agent"), provides:

     FNB and SWVA have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, SWVA will be merged with and into FNB on the terms and conditions described therein. Capitalized terms used in this Agreement and not otherwise defined shall have the meaning provided in the Merger Agreement.

     Section 3.1 of the Merger Agreement provides that FNB and SWVA will enter into a written agreement with the Exchange Agent detailing the duties and responsibilities of the Exchange Agent.

     NOW, THEREFORE, in consideration of the premises, and the covenants and agreements contained herein, the parties hereby agree as follows:

     1. Service as Exchange Agent. The Exchange Agent agrees to serve as exchange agent in connection with the Merger and agrees to perform the duties and responsibilities provided for the Exchange Agent in the Merger Agreement. Specifically, the Exchange Agent agrees to make all computations to give effect to Article 2 of the Merger Agreement and to perform the exchange functions provided in Article 3 of the Merger Agreement.

     2. Representations. The Exchange Agent represents to SWVA and FNB that it has liability insurance for the activities in which it will engage pursuant to the terms hereof and that it has supplied evidence of such insurance to SWVA and FNB.

     3. Indemnity. Each of FNB and SWVA agree to indemnify and hold the Exchange Agent harmless with respect to all claims, demands and causes of action related to the performance of its duties as Exchange Agent under the Merger Agreement except for matters arising from its own gross negligence or willful misconduct in connection with the performance of such duties.

     4. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supercedes all prior arrangements and understandings with respect thereto.

     5. Governing Law. This Agreement shall be construed and enforced according to the laws of the Commonwealth of Virginia.

     6. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficiently delivered, personally or telecopied, or sent by recognized overnight courier service, or registered or certified mail, postage prepaid, addressed as follows:


     ____________________
     ____________________
     ____________________

     7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but such counterparts together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the date first above written.

                              FNB CORPORATION


                              By_____________________
                              Its____________________

                              SWVA BANCSHARES

                              By_____________________
                              Its____________________

                              FIRST NATIONAL BANK


                              By_____________________
                              Its____________________

                                                                       EXHIBIT C

                              AFFILIATE AGREEMENT


          THIS AFFILIATE AGREEMENT (the "Agreement") dated as of
_______________, 2000, between FNB CORPORATION, a Virginia corporation ("FNB") and each of the individuals listed on Schedule A attached hereto (collectively, the "Stockholders").

          WHEREAS, FNB and SWVA BANCSHARES, INC. ("SWVA") have entered into an Agreement and Plan of Merger, dated as of ______________, 2000, and a related Plan of Merger (collectively, the "Affiliate Agreement") pursuant to which, among other things, Southwest Virginia Savings Bank, FSB will become a wholly-owned banking subsidiary of FNB (the "Affiliation");

          WHEREAS, each of the Stockholders is the beneficial and registered owner of, and has or shares the right to vote and dispose of, the number of shares of common stock, par value $0.10 per share, of SWVA ("SWVA Common Stock") set forth opposite such Stockholder's name on Schedule A hereto (the "Shares") and has rights by option or otherwise to acquire additional shares of SWVA Common Stock also set forth opposite such Stockholder's name on Schedule A hereto;

          WHEREAS, the Shares amount to an aggregate of ________________ shares of SWVA Common Stock, which constitute as of this date approximately __________% of the issued and outstanding shares of SWVA Common Stock; and

          WHEREAS, as a condition and inducement to entering into the Affiliation Agreement, FNB has requested that the Stockholders agree, and the Stockholders have agreed, to support the Affiliation.

          NOW, THEREFORE, to induce FNB to enter into the Affiliation Agreement and in consideration of mutual covenants, representations, warranties, and agreements set forth herein and in the Affiliation Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Agreement to Vote. At such time as SWVA conducts a meeting of its stockholders, including any adjournments thereof, to approve the Affiliation Agreement, each Stockholder agrees to vote or cause to be voted all of such Stockholder's Shares in favor of the Affiliation Agreement, unless FNB is in material default with respect to any covenant, representation, warranty or agreement with respect to it contained in the Affiliation Agreement or the Affiliation Agreement provides otherwise.

          2. Agreement to Cooperative. In addition to the specific matters provided for elsewhere herein, each Stockholder shall take all action reasonably requested by FNB and SWVA to facilitate the consummation of the Affiliation and the transactions contemplated by the Affiliation Agreement.

          3. Securities Act of 1933. Each Stockholder agrees not to sell, transfer or otherwise dispose of the shares of common stock, par value $5.00 per share, of FNB ("FNB Common Stock") such Stockholder will receive in connection with the Affiliation, unless such sale, transfer or disposition is in compliance with Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          4. Covenants of Stockholders. Each of the Stockholders, severally and not jointly, covenants as follows:

          (a) Restrictions on Transfer. During the term of this Agreement and except as agreed to by FNB, such Stockholder shall not pledge, hypothecate, grant a security interest in, sell, transfer or otherwise dispose of or encumber any of the Shares owned by him or her and will not enter into any agreement, arrangement or understanding (other than a proxy for the purpose of voting his or her shares in accordance with Section 1 hereof) which would during that term
(i) restrict, (ii) establish a right of first refusal to, or (iii) otherwise relate to the transfer or voting of the Shares owned by such Stockholder.

          (b) Other Acquisition Proposals. Such Stockholder agrees that until the earlier of (i) the consummation of the Affiliation or (ii) the termination of the Affiliation Agreement in accordance with its terms, the Stockholder will not, directly or indirectly:

               (x) vote any Shares, or cause or permit any of the Shares to be voted, in favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving SWVA that would have the effect of any person, other than FNB, acquiring control over SWVA or any substantial portion of the assets of SWVA, except as otherwise provided in the Affiliation Agreement. As used herein, the term "control" means (1) the ability to direct the voting of 10% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or (2) the ability to direct the management and policies of a person whether through ownership of securities, through any contract, arrangement or understanding or otherwise.

               (y) sell or otherwise transfer any of the Shares or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer or similar proposal made by any person other than FNB or an affiliate of FNB, (ii) to any person known by such Stockholder to be seeking to obtain control of SWVA or any substantial portion of the assets of SWVA or to any other person (other than FNB or an affiliate of FNB) under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control or
     (iii) for the principal purpose of avoiding the obligations of such Stockholder under this Agreement.

          (c) Additional Shares.  The provisions of Section 1 and Subparagraph
(a) above shall apply to all Shares currently owned and hereafter acquired by each of the Stockholders, except for shares held in a fiduciary capacity.

        5. Capacity Only as a Stockholder. It is understood and agreed that this Agreement relates solely to the capacity of such Stockholder as a stockholder or other beneficial owner of the Shares and is not in any way intended to affect the exercise by such Stockholder of his or her responsibilities as a director or officer of SWVA. It is further understood and agreed that the term "Shares" shall not include any securities beneficially owned by the Stockholder as a trustee or fiduciary, and that this Agreement is not in any way intended to affect the exercise by the Stockholder of his or her fiduciary responsibility in respect of any such securities.

          6. Termination. This Agreement shall terminate upon the termination of the Affiliation Agreement. In the event of the termination of this Agreement, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of each Stockholder, or SWVA, or FNB or their respective officers or directors, except that nothing in this Section 6 shall relieve any party hereto from any liability for breach of this Agreement prior to such termination.

          7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the applicable party hereto in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity and that each party waives the posting of any bond or security in connection with any proceeding related thereto.

          8. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

          9. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to the conflict of law principles thereof.

          10. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors and assigns, except that neither party may transfer or assign any of its respective rights or obligations hereunder without the prior written consent of the other party or, if by FNB, in accordance with the Affiliation Agreement.

          11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, FNB and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                              FNB CORPORATION



                              By:________________________


                                  STOCKHOLDERS
                                  ------------

___________________________     _________________________________


___________________________     _________________________________


___________________________     _________________________________


___________________________     _________________________________


___________________________     _________________________________

 RP Financial, L.C.
------------------------------
 Financial Services Industry Consultants

                                                                      APPENDIX B

                                         _____________ __, 2001

Board of Directors
SWVA Bancshares, Inc.
302 Second Street, S.W.
Roanoke, Virginia  24011

Members of the Board:

     You have requested RP Financial, LC. ("RP Financial") to provide you with its opinion as to the fairness from a financial point of view to the stockholders of SWVA Bancshares, Inc., Roanoke, Virginia ("SWVA"), the holding company for Southwest Virginia Savings Bank, FSB ("Southwest Virginia"), of the Agreement and Plan of Merger (the "Agreement"), by and between FNB Corporation, Christiansburg, Virginia ("FNB"), a Virginia banking corporation, and SWVA. Unless otherwise defined, all capitalized terms incorporated herein have the meanings ascribed to them in the Agreement, which is incorporated herein by reference.

Summary Description of Consideration
------------------------------------

At the Effective Time, SWVA shall be merged into FNB. Concurrently, each share of the common stock, par value $0.10 per share, of SWVA ("SWVA Common Stock"), issued and outstanding immediately prior to the Effective Date (except for dissenters' shares) will be converted into either cash (the "Cash Consideration") or shares of common stock, par value $5.00 per share, of FNB ("FNB Common Stock"), the "Stock Consideration". In the case that the Market Value of FNB Common Stock is equal to or greater than $15.30 per share and equal to or less than $18.70 per share, the Cash Consideration will be $20.25 per share and the Stock Consideration will equal shares of FNB Common Stock with a Market Value of $20.25. In the case that the Market Value of FNB Common Stock is greater than $18.70 and less than or equal to $20.00, the Stock Consideration will equal 1.083 shares of FNB Common Stock for each outstanding share of SWVA Common Stock, and the Cash Consideration will be $20.25. In the case that the Market Value of FNB Common Stock is less than $15.30 and equal to or greater than $14.00, the Stock Consideration will equal 1.324 shares of FNB Common Stock for each outstanding share of SWVA Common Stock, and the Cash Consideration will be $20.25.

--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center                                         Telephone: (703) 528-1700
1700 Moore Street, Suite 2210                            Fax No.: (703) 528-1788
Arlington, VA 22209                                 E-Mail: mail@fpfinancial.com

The Market Value of FNB Common Stock will be the average of the last reported sales prices per share of FNB Common Stock as reported on the NASDAQ Exchange Composite Transactions Tape (as reported in The Wall Street Journal, or, if not reported thereby, another authoritative source as chosen by FNB) for the thirty consecutive full trading days on such exchange (even if FNB Common Stock does not trade in each such day) ending at the close of trading on the tenth calendar day before the Effective Date. The ratio of shares of FNB's Common Stock that will be exchanged for each outstanding share of SWVA Common Stock shall be referred to herein as the "Exchange Ratio" and shall be rounded to the nearest thousandth decimal point. As of the date hereof, SWVA had 423,612 shares of common stock issued and outstanding, and 64,049 granted stock options outstanding.

RP Financial Background and Experience
--------------------------------------

     RP Financial, as part of its financial institution valuation and consulting practice, is regularly engaged in the valuation of financial institution securities in connection with mergers and acquisitions of commercial banks and thrift institutions, initial and secondary offerings, mutual-to-stock conversions of thrift institutions, and business valuations for other corporate purposes for financial institutions. As specialists in the securities of financial institutions, RP Financial has experience in, and knowledge of, the Virginia and Southeast U.S. markets for thrift and bank securities and financial institutions operating in Virginia.

Materials Reviewed
------------------

     In rendering this fairness opinion, RP Financial reviewed the following material: (1) the Agreement, dated August 7, 2000, including exhibits; (2) financial and other information for SWVA, all with regard to balance and off-balance sheet composition, profitability, interest rates, volumes, maturities, trends, credit risk, interest rate risk, liquidity risk and operations: (a) audited and unaudited financial statements for the fiscal years ended June 30, 1995 through 2000, (b) stockholder, regulatory and internal financial and other reports through June 30, 2000, (c) the conversion prospectus, dated August 12, 1994, (d) the proxy statements for the last three years, and (e) SWVA's management and Board comments regarding past and current business, operations, financial condition, and future prospects; and (3) financial and other information for FNB including: (a) unaudited and audited financial statements for the fiscal years ended December 31, 1996 through 1999, (b) stockholder, regulatory, internal financial and/or other reports through June 30, 2000, (c) proxy statements for the last three years, (d) publicly-available information pertaining to the pending acquisition of CNB Holdings, Inc., holding company for Community National Bank, Pulaski, Virginia and (e) FNB's management comments regarding past and current business, operations, financial condition, and future prospects.

     RP Financial reviewed financial, operational, market area and stock price and trading characteristics for SWVA and FNB (on a historical and pro forma basis) relative to publicly-traded savings institutions and commercial banking institutions, respectively, with comparable resources, financial condition, earnings, operations and markets. RP Financial also considered the economic and demographic characteristics in the local market area, and the potential impact of the regulatory, legislative and economic environments on operations for SWVA and FNB and the public perception of the savings institution and commercial banking industries. RP Financial also considered: (1) the financial terms, financial and operating condition and market area of other recently completed acquisitions of comparable savings institutions both regionally and nationally;
(2) discounted cash flow analyses for SWVA incorporating future prospects; (3) expressions of interest by third parties seeking a business combination with SWVA; (4) the pro forma impact on FNB of the acquisitions of CNB Holdings, Inc. and SWVA, which are expected to be accounted for as purchases; and (5) the market for FNB's common stock.

     In rendering its opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning SWVA and FNB furnished by the respective institutions to RP Financial for review, as well as publicly-available information regarding other financial institutions and economic and demographic data. SWVA and FNB did not restrict RP Financial as to the material it was permitted to review. RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of SWVA or FNB.

     RP Financial expresses no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the merger as set forth in the Agreement to be consummated. In rendering its opinion, RP Financial assumed that, in the course of obtaining the necessary regulatory and governmental approvals for the proposed Merger, no restriction will be imposed on FNB that would have a material adverse effect on the ability of the Merger to be consummated as set forth in the Agreement.

Opinion
-------

     It is understood that this letter is directed to the Board of Directors of SWVA in its consideration of the Agreement, and does not constitute a recommendation to any stockholder of SWVA as to any action that such stockholder should take in connection with the Agreement, or otherwise.

     It is understood that this opinion is based on market conditions and other circumstances existing on the date hereof.


     It is understood that this opinion may be included in its entirety in any communication by SWVA or its Board of Directors to the stockholders of SWVA and that stockholders may rely on the opinion. It is also understood that this opinion may be included in its entirety in any regulatory filing by SWVA or FNB, and that RP Financial consents to the summary of the opinion in the proxy materials of SWVA, and any amendments thereto. Except as described above, this opinion may not be summarized, excerpted from or otherwise publicly referred to without RP Financial's prior written consent.

     Based upon and subject to the foregoing, and other such matters considered relevant, it is RP Financial's opinion that, as of the date hereof, the Merger Consideration to be received by SWVA's stockholders, as described in the Agreement, is fair to such stockholders from a financial point of view.

                                         Respectfully submitted,
                                         RP FINANCIAL, LC.

                                                                      Appendix C


                          ARTICLE 15 - CODE OF VIRGINIA

                                   ARTICLE 15.

                               DISSENTERS' RIGHTS


         ss.13.1-729.  Definitions.--In this article:

         "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

         "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 13.1-730 and who exercises that right when and in the manner required by ss.13.1-732 through ss.13.1-739.

         "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

                                CODE OF VIRGINIA
ss 13.1-730


         "Shareholder" means the record shareholder or the beneficial shareholder. (1985, C. 522; 1992,C. 575.)

         Law Review.--For article, "Dissenting Stockholders' Rights in Virginia:
Exclusivity of the Cash-Out Remedy and Determination of 'Fair Value,'" see 12 U. Rich. L. Rev. 505 (1978). For article, "The New Virginia Stock Corporation Act:
A Primer," see 20 U. Rich. L. Rev. 67 (1985). For article, "Virginia's Affiliated Transactions' Statute: Indulging Form Over Substance in Second Generation Takeover Legislation," see 21 U. Rich. L. Rev. 489 (1987).

         Editor's note.--The cases below were decided under prior law.

         "Fair value" defined.--The term "fair value" of the stock of a stockholder who dissents from a sale means the intrinsic worth of teh dissenter's stock, which is to be arrived at after an appraisal of all the elements of value. Lucas v. Pembroke Water Co., 205 Va. 84, 135 S.E.2d 147
(1964).

         Elements of "fair value."--Among the elements to be considered in arriving at the "fair value" or "fair cash value" of a dissenter's stock are its market value, net asset value, investment value, and earning capacity. Lucas v. Pembroke Water Co., 205 Va. 84, 135 S.E.2d 147 (1964).

         The book value, or net asset value, of the stock is only one of the factors to be considered. Mere book value alone is not determinative. Lucas v. Pembroke Water Co., 205 Va. 84, 135 S.E.2d 147 (1964).

         Excessive salary payments to officers and directors of a corporation are assets of the corporation to be considered along with other assets in fixing the value of the stock. Lucas v. Pembroke Water Co., 205 Va. 84, 135 S.E.2d 147
(1964).

         "Fair cash value" means actual value.--Actual value of the shares of a stockholder dissenting to a consolidation or merger of a corporation is practically synonymous with "fair cash value" as those words were used in repealed ss 13-47. Adams v. United States Distrib. Corp., 184 Va. 134, 34 S.E.2d 244 (1945), cert. denied, 327 U.S. 788, 66 S. Ct. 807, 90 L. Ed. 1014 (1946).

         The term "fair cash value" means the intrinsic worth of the dissenter's stock, which is to be arrived at after an appraisal of all the elements of value. Adams v. United States Distrib. Corp., 184 Va. 134, 34 S.E.2d 244 (1945), cert. denied, 327 U.S. 788, 66 S. Ct. 807, 90 L. Ed. 1014 (1946).

         And not contractual value.--Dissenters may not recover the "contractual value" of their shares, the par value plus accrued cumulative dividends, as distinguished from the "fair cash value" or the "actual value." Adams v. United States Distrib. Corp., 184 Va. 134, 34 S.E.2d 244 (1945), cert. denied, 327 U.S. 788, 66 S. Ct. 807, 90 L. Ed. 1014 (1946).

         Determination of fair value of dissenters' stock upon conflicting evidence is for the trial court. Lucas v. Pembroke Water Co., 205 Va. 84, 135 S.E.2d 147 (1964).

         Amount of allowance of interest is left to discretion of trial court. Lucas v. Pembroke Water Co., 205 Va. 84, 135 S.E.2d 147 (1964).

         ss.13.1-730. Right to Dissent.--A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         1. Consummation of a plan of merger to which the corporation is a party
(i) if shareholder approval is required for the merger by ss.13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under ss.13.1-719;

         2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

         4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors
ss.13.1-730                     CORPORATIONS                         ss.13.1-730

provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or on the National Association of Securities Dealers Automated Securities System (NASDAQ) or (ii) held by at least 2,000 record shareholders, unless in either case:

         1. The articles of incorporation of the corporation issuing such shares provide otherwise;

         2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

                a. Cash;

                b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

                  c. A combination of cash and shares or membership interests as set forth in subdivisions 2a and 2b of this subsection; or

         3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined in ss.13.1-725.

         D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

         1. The proposed corporate action is abandoned or rescinded;

         2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

         3. His demand for payment is withdrawn with the written consent of the corporation.

         E. Notwithstanding any other provision of this article, no shareholder of a corporation located in a county having a county manager form of government and which is exempt from income taxation under ss.501 (c) or ss.528 of the Internal Revenue Code and no part of whose income inures or may inure to the benefit of any private shareholder or individual shall be entitled to dissent and obtain payment for his shares under this article. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984,
c. 613; 1985, c. 522; 1986, c. 540; 1988, c. 442; 1990, c. 229; 1992, c. 575;
1996, c. 246; 1999, c. 288.)

         The 1999 amendment added subsection E.

         Law Review.--For article discussing shareholder approval of mergers, see 56 Va. L. Rev. 755 (1970). For survey of Virginia law on business associations for the year 1971-1972, see 58 Va. L. Rev. 1172 (1972). For survey of Virginia administrative law for the year 1974-1975, see 61 Va. L. Rev. 1632
(1975). For survey of Virginia law on business associations for the year 1974-1975, see 61 Va. L. Rev. 1650 (1975).

ss.13.1-731                    CODE OF VIRGINIA                      ss.13.1-732

For article, "Virginia's Affiliated Transactions' Statute: Indulging Form Over Substance in Second Generation Takeover Legislation," see 21 U. Rich. L. Rev. 489 (1987).

         Editor's note.--The cases below were decided under prior law.

         Purpose of statutes.--The design of the statutes relating to the rights of a dissenting stockholder is to assure him that he will be fully compensated for the value of that of which he has been deprived by the merger, and no more. Adams v. United States Distrib. Corp., 184 Va. 134, 34 S.E.2d 244 (1945), cert. denied, 327 U.S. 788, 66 S. Ct. 807, 90 L. Ed. 1014 (1946).

         Stockholder has election as to dissent.--Every stockholder of a merging corporation has an election either to dissent and secure in the prescribed manner the fair cash value of his stock or, if he fails to dissent, to be bound by the terms of the merger. Adams v. United States Distrib. Corp., 184 Va. 134, 34 S.E.2d 244 (1945), cert. denied, 327 U.S. 788, 66 S. Ct. 807, 90 L. Ed. 1014
(1946); Pittston Co. v. O'Hara, 191 Va. 886, 63 S.E.2d 34, appeal dismissed, 342 U.S. 803, 72 S. Ct. 38, 96 L. Ed. 608 (1951).

         Exclusiveness of statutory remedy.--Unless a corporate merger be tainted with fraud or illegality, the dissenting stockholder must pursue the remedy prescribed by statute. Adams v. United States Distrib. Corp., 184 Va. 134, 34 S.E.2d 244 (1945), cert. denied, 327 U.S. 788, 66 S. Ct. 807, 90 L. Ed.
1014 (1946), wherein the court expressly refused to agree with Weiss v. Atkins, 52 F. Supp. 418 (S.D.N.Y. 1943), rev'd, 149 F.2d 193 (2nd Cir. 1945), and
pointed out that Winfree v. Riverside Cotton Mills, 113 Va. 717, 75 S.E. 309
(1912), holding contra, was no longer applicable. See McGhee v. General Fin. Corp., 84 F. Supp. 24 (W.D. Va. 1949), holding that the remedy is available only in state courts.

         The provisions of former law in regard to the valuation of the interest of dissatisfied members or stockholders in case of the merger of their corporation with another, were held to apply only in those cases in which the corporations seeking to merge had proceeded in all respects by authority of law. The provisions, therefore, were not exclusive of the right of dissatisfied members to contest the validity of an order of merger by the State Corporation Commission claimed to be destructive of their rights and interests, and utterly without warrant of law. Jones v. Rhea, 130 Va. 345, 107 S.E. 814 (1921).

         It was held that the existence of a summary remedy of appraisal and payment under former ss 13-85 did not make the remedy at law adequate in such a manner as to defeat equity jurisdiction, and the existence of such remedy did not otherwise foreclose the plenary jurisdiction of a court of equity to grant an injunction in advance of action or to grant a money award on equitable principles after action. Craddock-Terry Co. v. Powell, 181 Va. 417, 25 S.E.2d 363 (1943); Pittston Co. v. O'Hara, 191 Va. 886, 63 S.E.2d 34, appeal dismissed, 342 U.S. 803, 72 S. Ct. 38, 96 L. Ed. 608 (1951).

         Purchaser of stock is legally put upon notice that in event of merger his remedy will be provided by the statute. McGhee v. General Fin. Corp., 84 F. Supp. 24 (W.D. Va. 1949).

         ss.13.1-731. Dissent by Nominees and Beneficial Owners.--A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500;
1984, c. 613; 1985, c. 522.)

         ss.13.1-732. Notice of Dissenters' Rights.--A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or
ss.13.1-733                        CORPORATIONS                      ss.13.1-735

may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         B. If corporate action creating dissenters' rights under ss.13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss.13.1-734.(1985, c. 522.)

         ss.13.1-733. Notice of Intent to Demand Payment.--A. If proposed corporate action creating dissenters' rights under ss.13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

         B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c.
425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

         ss.13.1-734. Dissenters' Notice.--A. If proposed corporate action creating dissenters' rights under ss.13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of ss.13.1-733.

         B.     The dissenters' notice shall:

         1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

         2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

         4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

         5. Be accompanied by a copy of this article. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984,
c. 613; 1985, c. 522.)

         ss.13.1-735. Duty to Demand Payment.--A. A shareholder sent a dissenters' notice described in ss.13.1-734 shall demand payment, certify that he acquired beneficial-ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to paragraph 3 of subsection B of ss. 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

         B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

         C. A shareholder who does not demand payment and deposits his share certificates where required each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500;
1984, c. 613; 1985, c. 522.)

ss.13.1-736                     CODE OF VIRGINIA                     ss.13.1-739

         ss.13.1-736. Share Restrictions.--A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.

         B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968,
c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

         ss.13.1-737. Payment.--A. Except as provided in ss.13.1-738, within thirty days after receipt of a payment demand made pursuant to ss.13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

         B.     The payment shall be accompanied by:

         1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

         3. A statement of the dissenters' right to demand payment under ss.13.1-739; and

         4. A copy of this article. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78;
1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c.
522.)

         ss.13.1-738. After-Acquired Shares.--A. A corporation may elect to withhold payment required by ss. 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

         B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount of each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss.13.1-739. (1985, c. 522.)

         ss.13.1-739. Procedure if Shareholder Dissatisfied with Payment or Offer.--A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate (less any payment under ss. 13.1-737), or reject the corporation's offer under ss. 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under ss.13.1-737 or offered under ss. 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

ss.13.1-740                       CORPORATIONS                       ss.13.1-741

         B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c.
733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

         ss.13.1-740. Court Action.--A. If a demand for payment under ss.13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth were the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

         E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         F. Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under ss.13.1-738. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c.
500; 1984, c. 613; 1985, c. 522.)

         ss.13.1-741. Court Costs and Counsel Fees.--A. The court in an appraisal proceeding commenced under ss.13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under ss.13.1-739.

         B. The court may also assess the reasonable fees and expenses of experts,
ss.13.1-742                      CODE OF VIRGINIA                    ss.13.1-742

excluding those of counsel, for the respective parties, in amounts the court finds equitable:

         1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ss. 13.1-732 through ss. 13.1-739; or

         2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

         C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         D. In a proceeding commenced under subsection A of ss. 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425;
1975, c. 500; 1984, c. 613; 1985, c. 522.)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

          Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he improperly received personal benefit. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

          The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages in excess of one dollar to the full extent permitted by Virginia law.

Item 21.  Exhibits and Financial Statement Schedules

(a)  Exhibits:

                                         The following exhibits are filed on
behalf of the Registrant as part of this Registration Statement:

     Exhibit No.    Document
     -----------    --------
     2.1            Agreement and Plan of Merger between CNB Holdings, Inc. and FNB
                    Corporation, dated as of July 10, 2000, filed as Appendix A to the proxy statement/prospectus included in the
                    Registrant's Registration Statement on Form S-4, dated
                    September 13, 2000.

     2.2            Agreement and Plan of Merger between SWVA Bancshares, Inc. and FNB
                    Corporation, dated as August 7, 2000, filed as Appendix A to the proxy statement/prospectus included in this Registration
                    Statement.

     3.1            Articles of Incorporation of FNB Corporation, incorporated herein by reference to Exhibit 3.1 of the Registrant's Form 10-K,
                    dated as of December 31, 1996.

     3.2            Bylaws of Virginia FNB Corporation, incorporated herein by reference to Exhibit 3.2 of the Registrant's Form 10-K, dated as of
                    December 31, 1997.

     3.3            Articles of Amendment to the Articles of Incorporation, incorporated herein by reference to Exhibit 3.3 of Registrant's
                    Registration Statement on Form S-4, dated September 13,
                    2000.

     5              Legal opinion of Troutman Sanders Mays & Valentine LLP

     8              Tax opinion of Troutman Sanders Mays &Valentine LLP

     10.A           Consulting and Noncompetition Agreement With Put Option dated January
                    15, 1999, between Samuel H. Tollison and Registrant, filed with the Commission as Exhibit (10) D on Form 10-K for the year ended December 31, 1998, is incorporated herein by
                    reference.

     10.B           First Amendment to Consulting and Noncompetition Agreement dated
                    December 23, 1999, between Samuel H. Tollison and
                    Registrant, filed with the Commission as Exhibit (10) B on
                    Form 10-K for the year ended December 31, 1999, is
                    incorporated herein by reference.

     10.C           Employment Agreement dated September 11, 1997 between Julian D.
                    Hardy, Jr., First National Bank, and Registrant, filed with the Commission as Exhibit (10)B on Form 10-Q for the quarter ended September 30, 1997, is incorporated herein by
                    reference.

     10.D           Change in control agreements with seven senior officers of First
                    National Bank and one senior officer of Registrant.  All
                    agreements have identical terms and, as such, only a sample copy of the agreements was filed with the Commission as
                    Exhibit (10)C on Form 10-Q for the quarter ended September
                    30, 1997, and is incorporated herein by reference.  The
                    officers covered by the agreements are as follows:

                    (1)  Daniel A. Becker, Senior Vice President, Chief
                         Financial Officer, dated April 1, 1999
                    (2)  Keith J. Houghton, Senior Vice President, Manager
                         Commercial Banking, dated April 1, 1999
                    (3)  Darlene S. Lancaster, Senior Vice President, Manager,
                         Mortgage Loan Department, dated August 25, 1997
                    (4)  R. Bruce Munro, Senior Vice President, Chief Credit
                         Administration Officer, dated August 25, 1997
                    (5)  Woody B. Nester, Senior Vice President, Cashier, dated
                         August 25, 1997
                    (6)  Peter A. Seitz, Executive Vice President, dated August
                         25, 1997
                    (7) Perry D. Taylor, Senior Vice President, Comptroller, dated August 25, 1997
                    (8)  Litz H. Van Dyke, Executive Vice President, dated
                         August 25, 1997
                    (9) Kay O. McCoy, Senior Vice President, manager of retail banking, dated April 7, 2000

                    The agreements with Mr. Seitz and Mr. Van Dyke were terminated under the terms of the Employment Agreement referred to in Exhibit (10) E below.

     10.E           Employment agreement dated March 23, 1999 with two executive officers of First National Bank.  Both agreements have identical
                    terms and, as such, only a sample copy of the agreement was filed with the Commission as Exhibit (10) E on Form 10-Q for the quarter ended March 31, 1999, and is incorporated herein by reference.  The officers covered by this agreement are:

                    (1)  Peter A. Seitz, Executive Vice President
                    (2)  Litz H. Van Dyke, Executive Vice President

     21             Subsidiaries of the Registrant.

     23.1           Consent of Troutman Sanders Mays & Valentine LLP (included in
                    Exhibit 5).

     23.2           Consent of McLeod & Company.

     23.3           Consent of Cherry Bekaert & Holland L.L.P.

     23.4           Consent of RP Financial, LC.

     24             Powers of attorney (included on signature page).

     99.1           Form of Proxy of SWVA Bancshares, Inc.

     99.2           Election Form and Instructions

(b)                 Financial Statement Schedules

                         Not applicable.

(c)                 Reports, Opinions or Appraisals.

          The opinion of RP Financial, LC. has been filed as Appendix B to the proxy statement/prospectus included in this Registration Statement.


Item 22.  Undertakings

(a)  Undertakings Required by Item 512 of Regulation S-K.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party which is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Christiansburg, Virginia, on January 25, 2001.

                                 FNB CORPORATION


                              By:/s/ J. Daniel Hardy, Jr.
                                 ------------------------
                                 J. Daniel Hardy, Jr.
                                 President and Chief Executive Officer


                               POWER OF ATTORNEY

          Each of the undersigned hereby appoints J. Daniel Hardy, Jr. and Peter
A. Seitz as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                                  Date
     ---------                -----                                  ----

/s/ J. Daniel Hardy, Jr.      President and Chief Executive Officer  1/25/01
------------------------      (Principal Executive Officer)
J. Daniel Hardy, Jr.


/s/ Daniel A. Becker          Chief Financial Officer                1/25/01
--------------------          (Principal Accounting Officer and
Daniel A. Becker              Principal Financial Officer)



/s/ Kendall O. Clay           Director                               1/25/01
-------------------
Kendall O. Clay


/s/ Daniel D. Hamrick         Director                               1/25/01
---------------------
Daniel D. Hamrick


/s/ Joan H. Munford           Director                               1/25/01
-------------------
Joan H. Munford



/s/ Douglas Covington         Director                              1/25/01
---------------------
Douglas Covington


/s/ James L. Hutton           Director                              1/25/01
-------------------
James L. Hutton


/s/ Steven D. Irvin           Director                              1/25/01
-------------------
Steven D. Irvin


/s/ Charles W. Steger         Director                              1/25/01
---------------------
Charles W. Steger


/s/ John T. Wyatt             Director                              1/25/01
-----------------
John T. Wyatt


                                 EXHIBIT INDEX


Exhibit No.         Document
----------          --------
     2.1            Agreement and Plan of Merger between CNB Holdings, Inc. and FNB
                    Corporation, dated as of July 10, 2000, filed as Appendix A to the proxy statement/prospectus included in the
                    Registrant's Registration Statement on Form S-4, dated
                    September 13, 2000.

     2.2            Agreement and Plan of Merger between SWVA Bancshares, Inc. and FNB
                    Corporation, dated as August 7, 2000, filed as Appendix A to the proxy statement/prospectus included in this Registration
                    Statement.

     3.1            Articles of Incorporation of FNB Corporation, incorporated herein by reference to Exhibit 3.1 of the Registrant's Form 10-K,
                    dated as of December 31, 1996.

     3.2            Bylaws of Virginia FNB Corporation, incorporated herein by reference to Exhibit 3.2 of the Registrant's Form 10-K, dated as of
                    December 31, 1997.

     3.3            Articles of Amendment to the Articles of Incorporation, incorporated herein by reference to Exhibit 3.3 of Registrant's
                    Registration Statement on Form S-4, dated September 13,
                    2000.

     5              Legal opinion of Troutman Sanders Mays & Valentine LLP

     8              Tax opinion of Troutman Sanders Mays &Valentine LLP

     10.A           Consulting and Noncompetition Agreement With Put Option dated January
                    15, 1999, between Samuel H. Tollison and Registrant, filed with the Commission as Exhibit (10) D on Form 10-K for the year ended December 31, 1998, is incorporated herein by
                    reference.

     10.B           First Amendment to Consulting and Noncompetition Agreement dated
                    December 23, 1999, between Samuel H. Tollison and
                    Registrant, filed with the Commission as Exhibit (10) B on
                    Form 10-K for the year ended December 31, 1999, is
                    incorporated herein by reference.

     10.C           Employment Agreement dated September 11, 1997 between Julian D.
                    Hardy, Jr., First National Bank, and Registrant, filed with the Commission as Exhibit (10)B on Form 10-Q for the quarter ended September 30, 1997, is incorporated herein by
                    reference.

     10.D           Change in control agreements with seven senior officers of First
                    National Bank and one senior officer of Registrant.  All
                    agreements have identical terms and, as such, only a sample copy of the agreements was filed with the Commission as
                    Exhibit (10)C on Form 10-Q for the quarter ended September
                    30, 1997, and is incorporated herein by reference.  The
                    officers covered by the agreements are as follows:


                    (1)  Daniel A. Becker, Senior Vice President, Chief
                         Financial Officer, dated April 1, 1999
                    (2)  Keith J. Houghton, Senior Vice President, Manager
                         Commercial Banking, dated April 1, 1999
                    (3)  Darlene S. Lancaster, Senior Vice President, Manager,
                         Mortgage Loan Department, dated August 25, 1997
                    (4)  R. Bruce Munro, Senior Vice President, Chief Credit
                         Administration Officer, dated August 25, 1997
                    (5)  Woody B. Nester, Senior Vice President, Cashier, dated
                         August 25, 1997
                    (6)  Peter A. Seitz, Executive Vice President, dated August
                         25, 1997
                    (7) Perry D. Taylor, Senior Vice President, Comptroller, dated August 25, 1997
                    (8)  Litz H. Van Dyke, Executive Vice President, dated
                         August 25, 1997
                    (9) Kay O. McCoy, Senior Vice President, manager of retail banking, dated April 7, 2000

                    The agreements with Mr. Seitz and Mr. Van Dyke were terminated under the terms of the Employment Agreement referred to in Exhibit (10) E below.

     10.E           Employment agreement dated March 23, 1999 with two executive officers of First National Bank.  Both agreements have identical
                    terms and, as such, only a sample copy of the agreement was filed with the Commission as Exhibit (10) E on Form 10-Q for the quarter ended March 31, 1999, and is incorporated herein by reference.  The officers covered by this agreement are:

                    (1)  Peter A. Seitz, Executive Vice President
                    (2)  Litz H. Van Dyke, Executive Vice President

     21             Subsidiaries of the Registrant.

     23.1           Consent of Troutman Sanders Mays & Valentine LLP (included in
                    Exhibit 5).

     23.2           Consent of McLeod & Company.

     23.3           Consent of Cherry Bekaert & Holland L.L.P.

     23.4           Consent of RP Financial, LC.

     24             Powers of attorney (included on signature page).

     99.1           Form of Proxy of SWVA Bancshares, Inc.

     99.2           Election Form and Instructions


                                      II-8